                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                      among

                               TBM HOLDINGS, INC.
                             a Florida corporation,

                             TBM ACQUISITION I, INC.
                             a Delaware corporation,

                            LONG REACH HOLDINGS, INC.
                             a Delaware corporation,

                                       and

                  THE SHAREHOLDERS OF LONG REACH HOLDINGS, INC.



                                February 4, 2000

                                TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE 1 THE MERGER............................................................................................1
        1.1 The Merger..........................................................................................1
        1.2 Effective Time......................................................................................1
        1.3 Effect of Merger....................................................................................2
        1.4 Certificate of Incorporation; Bylaws................................................................2
        1.5 Directors and Officers..............................................................................2
        1.6 Definitions.........................................................................................2

ARTICLE 2 MERGER CONSIDERATION; CONVERSION OF SHARES IN THE MERGER..............................................8
        2.1 Terms of Merger.....................................................................................8
        2.2 Payment of Merger Consideration....................................................................10
        2.3 Closing............................................................................................11
        2.4 Closing of Seller Transfer Books...................................................................12
        2.5 Transfer Taxes.....................................................................................12

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SELLER, THE MAJORITY STAKEHOLDERS AND THE SUBSIDIARY...........12
        3.1 Organization; Powers; Approvals....................................................................12
        3.2 Authorization of Transaction; Noncontravention.....................................................13
        3.3 Capitalization; Shares.............................................................................13
        3.4 Financial Statements...............................................................................14
        3.5 Litigation.........................................................................................14
        3.6 Tax Returns........................................................................................15
        3.7 No Defaults........................................................................................16
        3.8 Properties.........................................................................................16
        3.9 Real Property......................................................................................16
        3.10 Leases............................................................................................17
        3.11 Governmental Approvals............................................................................17
        3.12 Intellectual Property.............................................................................17
        3.13 ERISA.............................................................................................19
        3.14 Insurance.........................................................................................20
        3.15 Labor Matters.....................................................................................20
        3.16 Employment Arrangements...........................................................................21
        3.17 Accounts Receivable...............................................................................21
        3.18 Brokers' Compensation.............................................................................21
        3.19 Contracts.........................................................................................21
        3.20 Bank Accounts.....................................................................................23
        3.21 No Material Misstatements.........................................................................23
        3.22 Product Liability; Warranties.....................................................................23
        3.23 Absence of Undisclosed Changes....................................................................23
        3.24 Affiliate Transactions............................................................................24
        3.25 Absence of Claims by Shareholders.................................................................24
        3.26 Bankruptcy........................................................................................25
        3.27 Other Agreements..................................................................................25
        3.28 Information Technology; Year 2000 Compliance......................................................25
        3.29 Environmental.....................................................................................25
        3.30 Guaranties........................................................................................26

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.......................................................26
        4.1 Ownership of Shares................................................................................26
        4.2 Power and Authority................................................................................27
        4.3 No Violation.......................................................................................27

        4.4 Litigation.........................................................................................27
        4.5 Brokers' Compensation..............................................................................27
        4.6 Affiliate Transactions.............................................................................27
        4.7 Adequacy of Merger Consideration...................................................................27

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE COMPANY.........................................28
        5.1 Organization, Standing and Power...................................................................28
        5.2 Authority of the Company and the Parent; No Violation..............................................28
        5.3 Brokers or Finders.................................................................................29
        5.4 Capitalization of Company and Parent; Issuance of Parent Common Stock..............................29
        5.5 Financial Statements...............................................................................29
        5.7 No Material Misstatements..........................................................................30
        5.8 Condition of the Business..........................................................................30
        5.9 Ownership and Sufficiency of Purchased Assets......................................................30
        5.10 Company...........................................................................................30
        5.11 SEC Filings.......................................................................................30
        5.12 No Employment Agreements or Material Contracts....................................................30
        5.13 Officer, Director and Employee Claims.............................................................30
        5.14 Options and Warrants..............................................................................31
        5.15 Trading...........................................................................................31
        5.16 Loan Obligations..................................................................................31
        5.17 Compliance with Laws..............................................................................31
        5.18 Material Information..............................................................................31

ARTICLE 6 ADDITIONAL COVENANTS AND AGREEMENTS..................................................................31
        6.1 Access to Information..............................................................................31
        6.2 Conduct of Business by the Seller..................................................................32
        6.3 Regulatory Matters.................................................................................34
        6.4 Further Assurances.................................................................................34
        6.5 Transaction Proposals..............................................................................34
        6.6 Notice of Certain Events...........................................................................35
        6.7 Tax Covenants......................................................................................35
        6.8 Financial Statements...............................................................................36
        6.9 Parent Common Stock................................................................................36
        6.10 Post-Closing Obligations of the Parent and the Company............................................36

ARTICLE 7 CONDITIONS...........................................................................................37
        7.1 Conditions Precedent to Obligations of the Company and the Parent..................................37
        7.2 Conditions Precedent to Obligations of the Seller and the Stakeholders.............................40

ARTICLE 8 TERMINATION..........................................................................................42
        8.1 Termination........................................................................................42
        8.2 Effect of Termination or Failure to Consummate Merger..............................................43
        8.3 Expenses...........................................................................................43
        8.4 Specific Performance...............................................................................43

ARTICLE 9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; OFFSETS.................................44
        9.1 Survival of Representations, Warranties and Covenants..............................................44
        9.2 Indemnification....................................................................................44
        9.3 Procedure for Payment for Third-Party Claims.......................................................46
        9.4 Non-Third Party Claims.............................................................................46

ARTICLE 10 GENERAL.............................................................................................47
        10.1 Notices...........................................................................................47

        10.2 Extension; Waiver.................................................................................48
        10.3 Choice of Law; Consent to Jurisdiction............................................................48
        10.4 Amendment; Entire Agreement.......................................................................48
        10.5 Counterparts; Headings............................................................................48
        10.6 Publicity.........................................................................................49
        10.7 Severability......................................................................................49
        10.8 No Third Party Beneficiaries; Assignment..........................................................49
        10.9 Confidentiality...................................................................................49
        10.10 Tax Implications.................................................................................50
        10.11 Interpretation...................................................................................51
        10.12 Dispute Resolution...............................................................................51
        10.13 Legal Fees.......................................................................................51

            Exhibits
            --------
            A           Form of Subordinated Note
            B           Form of Guaranty
            C           Form of Employment Agreement of Michael Buchanan
            D           Form of Lease Agreement
            E           Terms of Escrow Agreement


            Schedules
            ---------

            Seller Schedules
            1.5         Officers of Surviving Corporation
            1.6         October 1999 Balance Sheet
            2.2         Shareholders; Pro Rata Percentages; Merger Consideration Payable to each Shareholder
            3.1         Directors and Officers of the Seller
            3.2         Consents
            3.3         Capitalization; Shares
            3.4         Financial Statements
            3.5         Litigation
            3.6         Taxes
            3.8         Properties
            3.9         Real Property
            3.10        Leases
            3.11        Governmental Approvals
            3.12        Intellectual Property
            3.13        ERISA
            3.14        Insurance
            3.15        Labor Matters
            3.16        Employment Arrangements
            3.17        Accounts Receivable
            3.19        Material Contracts
            3.20        Bank Accounts
            3.22        Product Liabilities; Warranties
            3.23        Absence of Undisclosed Changes
            3.24        Affiliate Transactions


   3.27          Other Agreements
   3.28          Information Technology; Year 2000 Compliance
   3.29          Environmental
   6.2           Conduct of Business by the Seller

   Shareholder Schedules

   4.1           Voting Agreements
   4.3           No Violation
   4.6           Shareholder Affiliate Transactions

   Company and Parent Schedules

   5.6           Litigation
   5.9           Parent's Assets
   5.14          Options and Warrants

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

            AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 4, 2000, among TBM HOLDINGS, INC., a Florida corporation (the "Parent"), TBM ACQUISITION I, INC., a Delaware corporation (the "Company"), LONG REACH HOLDINGS, INC., a Delaware corporation (the "Seller"), the Majority Stakeholders (as defined below) and the other shareholders of Seller signatory hereto (collectively, the "Shareholders").

            WHEREAS, the parties hereto entered into the Agreement and Plan of Merger dated as of January 12, 2000 ("Original Merger Agreement");

            WHEREAS, the Company has completed its due diligence review of Seller and parties desire to amend and restate in its entirety the Original Merger Agreement pursuant to the provisions of this Agreement;

            WHEREAS, the Boards of Directors of the Parent, the Company and the Seller deem it advisable and in the best interests of their respective shareholders that Seller shall merge with and into the Company (the "Merger") in accordance with the Delaware General Corporation Law ("DGCL"), as the result of which the Company will be the surviving corporate entity, with the Merger to be upon the terms and subject to the conditions set forth herein; and

            WHEREAS, capitalized terms used herein shall have the meanings given to them or referred to in Section 1.6 hereof.

            NOW THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, the Parent, the Company, the Seller and the Shareholders agree as follows:

                                    ARTICLE 1

                                   THE MERGER

            1.1 THE MERGER. At the Effective Time and in accordance with the terms and conditions of this Agreement, (i) the Seller shall be merged with and into the Company and the separate corporate existence of the Seller shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger, and (iii) the Company shall continue its corporate existence under the laws of the State of Delaware with all its rights, privileges, powers, franchises, assets, liabilities and obligations unaffected by the Merger. The Company after the Merger is sometimes referred to herein as the "Surviving Corporation", and references to the Company after the Effective Time shall also be deemed to be references to the Surviving Corporation.

            1.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of the conditions set forth in Article 7, the Company and the Seller (collectively, the "Constituent Corporations") shall cause the Merger to be consummated by the filing with the Secretary of State of Delaware of a certificate of merger ("Certificate of Merger") in accordance with the DGCL. The Merger shall become effective in accordance with the DGCL upon the filing of the Certificate of Merger with the Secretary of State of Delaware (the "Effective Time").

            1.3         EFFECT OF MERGER.

                        (a) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Constituent Corporations so merged shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation.

                        (b) As of the Effective Time, each share of the Seller's capital stock that is issued and outstanding immediately prior to the Effective Time (other than any dissenting shares under applicable state law) shall, by virtue of the Merger and without any action on the part of the Company, the Seller or the Shareholders, be canceled and extinguished and the Senior Preferred Stakeholders (as hereinafter defined) may have the right to receive the Contingent Subordinated Notes referred to in Section 2.1(a)(iv), as provided in such Section 2.1(a)(iv) to the extent the conditions set forth therein have been met.

                        (c) As of the Effective Time, all options, warrants, rights convertible into capital stock, or similar rights to acquire capital stock of the Seller shall be canceled and of no further force and effect.

            1.4 CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective Time, (a) the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (b) the Bylaws of the Company as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

            1.5 DIRECTORS AND OFFICERS. The directors of the Parent immediately prior to the Effective Time and the individuals identified on
Schedule 1.5 hereto to be officers of the Surviving Corporation, from and after the Effective Time, shall be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed in accordance with the Bylaws of the Surviving Corporation.

            1.6 DEFINITIONS. In addition to capitalized terms otherwise defined herein, as used in this Agreement, the following capitalized terms shall have the meanings provided in this Section 1.6:

            "Affiliate" shall mean, with respect to any Person, at the time in question, any shareholder, officer or director of such Person, any Affiliate of any shareholder, officer or director of such Person, or any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person. For purposes of the preceding definition, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

            "Applicable Law" shall mean a statute, law, treaty, rule, code, ordinance, regulation, permit, license, certificate, Governmental Approval, order, judgment, decree, injunction, writ, or other binding determination or like action of any Governmental Authority, including all Environmental, Health or Safety Requirements of Law, as in effect from time to time.

            "Applicable Target Closing Date" shall mean (i) February 15, 2000 if Bank One, Texas, N.A. remains the senior lender immediately after the Closing or
(ii) March 1, 2000 otherwise, in each case as the same is extended pursuant to
Section 8.1(d).

            "Assumed Amount", in relation to the Existing Subordinated Notes, shall mean $3,000,000.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

            "Certificate" means a stock certificate evidencing ownership of shares of Common Stock and Preferred Stock of the Seller, immediately prior to the Effective Time.

            "Certificate of Merger" shall have the meaning set forth in
Section 1.2.

            "Claim" shall mean any claim, pledge, contract, title, retention agreement, right, option, lien, encumbrance, agreement, charge, tax, loss or liability of every kind and nature.

            "Claim Notice" shall have the meaning set forth in Section 9.3(a).

            "Closing" or "Closing Date" means the date of satisfaction of all of the conditions set forth in Article 7.

            "Common Stock" means Common Stock, $0.0001 par value, of the Seller.

            "Company" means TBM Acquisition I, Inc., a Delaware corporation.

            "Constituent Corporations" shall have the meaning set forth in
Section 1.2.

            "Contaminant" shall mean any waste, pollutant, hazardous or toxic substance, hazardous or toxic waste, petroleum or petroleum derived substance or waste, any radioactive material, including but not limited to, any source, special nuclear or byproduct material as defined at 42 U.S.C. Section 2011 et seq., as amended or hereafter amended, asbestos in friable condition, polychlorinated biphenyls, or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in federal, state, local or foreign laws or regulations (including, without limitation, under any Environmental, Health or Safety Requirements of Law).

            "Contingent Payment Date" shall mean a date that is no later than twenty (20) business days after the first to occur of (i) the date the Senior Preferred Stakeholders accept in writing the Company's calculation of Net Sales as set forth in Section 2.1(a)(iv), (ii) the date that is thirty days after the Company notifies the Senior Preferred Stakeholders of its calculation of Net Sales in accordance with Section 2.1(a)(iv) if the Senior Preferred Stakeholders fail to accept or reject in writing such calculation within such time period, or (iii) the final resolution of any dispute concerning the calculation of Net Sales in accordance with Section 2.1(a)(iv).

            "Contingent Subordinated Notes" shall mean the subordinated notes, if any, issued pursuant to Section 2.1(a)(iv).

            "Contracts" shall mean all contracts, agreements, guaranties, indentures, bonds, options, leases, security agreements, easements, collective bargaining agreements, licenses, contractual commitments or binding agreements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into or binding upon the Seller or to which the property or assets of the Seller may be subject.

            "Cut-Off Date" shall mean the earlier of the Closing Date and Applicable Target Closing Date.

            "DGCL" shall have the meaning set forth in Section 1.2.

            "Due Diligence Investigations" shall mean reports, inspections, audits, due diligence or other investigations conducted by the Parent, the Company or the Seller or on each of their behalf in connection with the Merger contemplated hereby.

            "Effective Time" shall have the meaning set forth in Section 1.2.

            "Environmental, Health or Safety Requirements of Law" shall mean any Federal, state, local or foreign law, ordinance, rule, regulation, permit, license, order, decree or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, human health and/or safety, including but not limited to the Clean Air Act, the Clean Water Act, Resource Conservation Recovery Act, CERCLA, any so-called "Superfund" or "Superlien" law, the River and Harbor Act, Walter Pollution Control Act, Safe Drinking Water Act, Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act and the Occupational Safety and Health Act.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of IRC Section 414(b)) as the Seller, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of IRC Section 414(c)) with the Seller, or (iii) member of the same affiliated service group (within the meaning of IRC Section 414(m)) as the Seller, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

            "Escrow Agent" means Hudson United Bank.

            "Excluded Share" means any share of Common Stock or Preferred Stock of Seller that immediately prior to the Closing Date is held by the Seller in its treasury.

            "Existing Subordinated Noteholders" means the holders of the Existing Subordinated Notes.

            "Existing Subordinated Notes" means the Seller's existing subordinated notes identified on Schedule 2.2 hereto, which, after the Closing, shall have the terms described in Section 2.1(b) and be in the form set forth in Exhibit A.

            "Existing Subordinated Note Prepayment Amount" shall mean the portion of the $1,500,000 cash payment referred to in Section 2.1(a)(i) which is applied toward the prepayment in part of the Existing Subordinated Notes, as contemplated by Section 2.1(a)(i).

            "Expiration Date" shall have the meaning set forth in Section 9.1.

            "Financial Statements" shall have the meaning set forth in
Section 3.4.

            "GAAP" means United States generally accepted accounting principles consistently applied.

            "Governmental Approval" shall mean any material authorization, certificate, consent, approval, waiver, exception, variance, franchise, permission, permit, exception, filing, publication, declaration, notice, license, right or other form of required permission from, of or with any Governmental Authority.

            "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranty" means the unconditional guaranty of the Existing Subordinated Notes and, if issued, the Contingent Subordinated Notes by Parent in favor of Golub Associates Incorporated, as agent (or any successor as such agent) for the Subordinated Noteholders for the benefit of the Subordinated Noteholders substantially in the form of Exhibit B attached hereto.

            "Intellectual Property" shall mean any patent, copyright, trademark, trade name, service mark, logo, Internet domain name or industrial design, any registrations thereof and pending applications therefor (to the extent applicable), any other intellectual property right (including, without limitation, any invention, know-how, trade secret, formula, algorithm, process, confidential or proprietary report or information, customer list or membership list, any computer program, software, source code, object code, database or data right, and any system, user, programmer, maintenance, installation or other form of documentation or other material related thereto), any license or other contract relating to any of the foregoing, and any goodwill associated with any business owning, holding or using any of the foregoing.

            "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statutes or rules and regulations.

            "IRS" means the Internal Revenue Service or any successor agency.

            "Lien" shall mean any mortgage, pledge, deed of trust, assignment, lien, charge, encumbrance, security interest of any kind, lease, conditional sales contract, reversionary interest, right of first refusal, easement or other adverse claim or right, or any agreement to grant or furnish any of the foregoing.

            "Losses" means all actual claims, demands, liabilities, obligations, losses, fines, costs, proceedings, suits, actions, causes of action, judgments, awards, deficiencies, assessments, damages (whether or not resulting from third party claims, governmental actions or otherwise), including, without limitation, out-of-pocket expenses and reasonable attorneys' fees and expenses; provided, however, that the amount of any Loss shall be limited to the excess of the amount thereof over any recoveries from the insurance maintained or required to be maintained in accordance with Section 6.10.

            "Majority Stakeholders" means LEG Partners, L.P., LEG Partners II, L.P. and LEG Partners SBIC, L.P., in their capacities as holders of a majority in interest of the pre-Closing subordinated debt and common equity of the Seller on a fully-diluted basis.

            "Material Adverse Effect" means any condition, event, change, or occurrence which is or would reasonably be expected to be materially adverse to either (i) the business, operations, results of operations, condition (financial or otherwise) or prospects of the Seller, the Company or the Parent, as applicable, or (ii) the ability of the parties hereto to perform their respective obligations hereunder or consummate the transactions contemplated hereby.

            "Material Contract" shall have the meaning given to such term in
Section 3.20.

            "Merger" shall have the meaning set forth in the first "Whereas" clause.

            "Merger Consideration" shall have the meaning set forth in
Section 2.1(a).

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by the Company or an ERISA Affiliate.

            "Net Sales" means the Company's net sales for the calendar year 2000 determined in accordance with GAAP.

            "Net Worth" shall mean total assets minus total liabilities, including all debt (and excluding from total liabilities all preferred stock) determined in a manner consistent with the October 31, 1999 balance sheet prepared by Seller and delivered to the Parent in which the Seller's net worth was $4,342,000, which balance sheet is attached as Schedule 1.6.

            "Parent" means TBM Holdings, Inc., a Florida corporation.

            "Parent Common Stock" means shares of Common Stock, par value $.001, of TBM Holdings, Inc. evidenced by stock certificate(s) bearing a restrictive legend.

            "Person" means any individual, corporation, association, limited liability company, partnership, joint venture, trust, unincorporated organization, Governmental Authority or other entity.

            "Plan" shall have the meaning given in ERISA Section 3(3) (other than a Multiemployer Plan) in respect of which the Seller or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

            "Preferred Stock" means all series of Preferred Stock, $0.0001 par value, of the Seller.

            "Property" or "Properties" shall mean any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by the Seller.

            "Real Property Agreements" shall have the meaning set forth in
Section 3.9.

            "Reduction Matters" shall mean the following items which resulted in an downward adjustment to the Merger Consideration from the Original Agreement to this Agreement: (a) inadequate reserves for obsolete inventory, (b) inadequate reserves for allowance for doubtful accounts to cover current bad debt experience, (c) inadequate reserves for product warranty claims for current warranty experience, (d) inadequate reserves for the O'Neal Steel purchase, (e) lack of salary and vacation accrual, (f) inadequate reserves for medical claims incurred but not received, (g) misstatement of inventory in an amount equal to $91,000, and (h) inadequate accruals for real estate taxes.

            "Release" shall have the same meaning as set forth in 42 U.S.C.
Section 9601(22).

            "Response Action" shall have the same meaning as set forth in 42 U.S.C. Section 9601(25).

            "Seller" means Long Reach Holdings, Inc., a Delaware corporation.

            "Senior Debt" means the debt of the Seller owed to Bank One, Texas, N.A. that is secured by all of the Seller's assets and any other debt of the Seller that ranks pari passu with such Bank One debt.

            "Senior Debt Rate" means the prevailing rate of interest on the senior debt of the Company.

            "Senior Preferred Stakeholders" shall mean (i) the holders of the Seller's Series D Preferred Stock, and (ii) the holders of the Seller's B Warrants, for such purpose treating such B Warrants as exchanged for Preferred Warrants and treating such Preferred Warrants as exercised (on a cashless exercise basis) for the Seller's Series E Preferred Stock, all as contemplated by Section 9(b) of Omnibus Amendment No. 2 to Financing Documents dated as of April 20, 1999 among the Seller and the holders of the Notes and Warrants referred to therein.

            "Shareholders" means the holders of record of capital stock of the Seller either as of the date hereof or prior to or as of the Closing Date as set forth on Schedule 2.2.

            "Stakeholder" means (i) any Shareholder, warrant holder, option holder, or any other equity holder of the Seller, and (ii) the Existing Subordinated Noteholders.

            "Stakeholder 2.2 Claims" shall have the meaning set forth in
Section 9.2(c).

            "Stock Purchase and Reorganization Agreement" means that certain Stock Purchase and Reorganization Agreement, dated June 15, 1999, by and among the Parent (f/k/a Specialty Retail Group, Inc.), Seymour Zises, TBM Consulting Group, Inc. and Colt Services, Inc.

            "Subordinated Notes" shall mean the Existing Subordinated Notes and the Contingent Subordinated Notes.

            "Subordinated Noteholders" means the holders from time to time of the Subordinated Notes.

            "Subsidiary" means Long Reach Brudi Pacific Pty Ltd., an Australian corporation.

            "Surviving Corporation" shall have the meaning set forth in
Section 1.1.

            "Tax Return" shall mean any return, declaration, claim for refund, information return, report or statement in relation to Taxes, including any schedule or attachment thereto or amendment thereof.

            "Taxes" shall mean any and all Federal, state, local or foreign taxes, charges, fees, levies, other assessments in the nature of taxes, interest or penalties, including, without limitation, those measured by or referred to as income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, ad valorem, profits, employment, severance, stamp, premium, value added, windfall profits, customs duties or similar fees, transfer and recordings taxes, fees and charges.

            "Transaction Proposals" means any discussions or proposals however obtained or delivered regarding any acquisition or purchase of a significant portion of the assets of the Seller or assets of the Seller which reflect a line of business, except for discrete assets, not reflecting a line of business, that have a value in the aggregate of less than $100,000, or any equity or security interest in, the Seller, or any tender or exchange offer, merger, consolidation, reorganization, recapitalization, joint venture, liquidation, spin-off, dissolution or similar transaction involving, directly or indirectly, the Seller. Notwithstanding the foregoing, discussions the Seller or the Majority Stakeholders may have with the Majority Stakeholders or any of their Affiliates or other potential investors in Seller regarding any additional, extended or new financing, shall not constitute a Transaction Proposal.

                                    ARTICLE 2

                              MERGER CONSIDERATION;
                       CONVERSION OF SHARES IN THE MERGER

            2.1         TERMS OF MERGER.  Subject to the terms hereof:

            (a) Ipso facto and without any action on the part of the holder of any capital stock of the Seller, the Stakeholders in the aggregate will receive the property set forth in clauses (i) through (iv) below (hereinafter clauses (i) through (iv) referred to as the "Merger
Consideration"):

                        (i) At the Effective Time, One Million Five Hundred Thousand Dollars ($1,500,000.00), which shall be delivered at the Closing to the Existing Subordinated Noteholders or others as provided in Schedule 2.2(a) by wire transfer of immediately available funds to the domestic bank accounts designated by them in writing at least three (3) business days prior to the Closing Date. To the extent paid to the Existing Subordinated Noteholders, such payment shall be applied towards prepayment in part of the Existing Subordinated Notes;

                        (ii) At the Effective Time, the Company shall assume the Assumed Amount of the Existing Subordinated Notes, which notes shall be modified as provided in Section 2.1(b);

                        (iii) At the Effective Time, the Existing Subordinated Noteholders shall receive 500,000 shares of Parent Common Stock, valued at $6.00 per share, in exchange for pre-Closing Existing Subordinated Notes in the amount of Three Million Dollars ($3,000,000) and the Existing Subordinated Noteholders shall provide to Parent such investment representations, subscription and related documents as are reasonably required by Parent. Any such stock shall enjoy the same rights accorded Parent Common Stock issued in the June 15, 1999 private placement, including registration rights;

                        (iv) If the Net Sales of the Company are at least $40,000,000, the Company shall deliver, on the Contingent Payment Date, to the Senior Preferred Stakeholders and D.M. Buchanan, in accordance with Schedule 2.2(b), Contingent Subordinated Notes in an aggregate amount equal to $2,000,000. If the Net Sales of the Company are more than $36,000,000 but less than $40,000,000, the Company shall deliver, on the Contingent Payment Date, to the Senior Preferred Stakeholders and D.M. Buchanan, in accordance with
            Schedule 2.2(b), Contingent Subordinated Notes in an aggregate amount determined by multiplying $2,000,000 by a fraction, the numerator of which is the Net Sales of the Company minus 36,000,000 and the denominator of which is $4,000,000. If the Net Sales of the Company are $36,000,000 or less, no Contingent Subordinated Notes will be issued. Any Contingent Subordinated Notes issued hereunder shall have the terms set forth in Section 2.1(b). The calculation of Net Sales shall be made by the Company or the Company's auditors in accordance with GAAP on a reasonably prompt basis. The Company shall provide the Senior Preferred Stakeholders with a certificate showing how these calculations were made, and shall provide Senior Preferred Stakeholders with all supporting documentation. If the Senior Preferred Stakeholders have any objection to the calculation, they will deliver to the Company a detailed statement describing those objections within thirty (30) days after receiving it. The Company and the Senior Preferred Stakeholders will use reasonable efforts to resolve any such objections themselves. If they do not resolve the objections within thirty (30) days after receipt of the objections, they will select an accounting firm mutually acceptable to them to resolve any remaining objections. The decision of such accounting firm will be set forth in writing and will be conclusive and binding upon the parties. The Company will revise the calculations as appropriate to reflect the resolution of any objections thereto pursuant to this section. The cost of such accounting firm will be borne by the Senior Preferred Stakeholders.

                        (v) Notwithstanding anything contained herein to the contrary, in no event shall the Company issue consideration to the Stakeholders that exceeds (A) One Million Five Hundred Thousand Dollars ($1,500,000), plus (B) Existing Subordinated Notes with a face amount of Three Million Dollars ($3,000,000), plus (C) 500,000 shares of Parent Common Stock valued at $6.00 a share, plus (D) to the extent earned, the aggregate amount of the Contingent Subordinated Notes.

                        (b) At the Closing, the Company shall assume the Assumed Amount of the Existing Subordinated Notes, which notes shall be modified as provided in the form attached hereto as Exhibit A. Any Contingent Subordinated Notes issued shall also be in the form of Exhibit A. The Existing Subordinated Notes, and if issued, the Contingent Subordinated Notes, shall mature sixty (60) months following the Closing Date and be unconditionally guaranteed by Parent pursuant to the Guaranty in the form attached hereto as Exhibit B. No interest shall accrue on the Subordinated Notes through December 31, 2000. The interest rate on the principal balance of the Subordinated Notes and, if issued, the Contingent Subordinated Notes beginning on January 1, 2001 shall be 6% per annum for a period continuing for 48 months after the Closing. Interest shall accrue and will be added to principal on the Subordinated Notes and, if issued, the Contingent Subordinate Notes for the period from January 1, 2001 through a period ending 24 months after Closing. Beginning month 25, interest shall be paid monthly on the Existing Subordinated Notes and, if issued, the Contingent Subordinated Notes. In months 49 through maturity, the interest rate on the Existing Subordinated Notes and the Contingent Subordinated Notes shall be adjusted to a rate per annum equal to the Senior Debt Rate plus two percent. Principal and all accrued and unpaid interest on the Subordinated Notes shall be due in full sixty (60) months from Closing. In the event that at any time during months 37 - 48 from Closing, the Company or Parent has the ability to refinance all or a portion of the Subordinated Notes, without compromising its business plan or objectives, the Company or Parent will, in its sole discretion exercised in good faith, use reasonable efforts to do so. The provisions of Section 6.10 below shall be incorporated into the Existing Subordinated Notes and the Contingent Subordinated Notes.

                        (c) Immediately prior to Closing, Company shall amend or refinance Seller's existing Senior Bank Debt with Bank One.

                        (d) The Certificates shall, after the Effective Time, represent only the right to receive from the Company the portion of the Merger Consideration, if any, applicable to such shares as set forth on Schedule 2.2(b), subject to the terms hereof. Until presented and surrendered to the Parent in accordance with the terms hereof, each Certificate shall be deemed for all purposes to evidence ownership of the applicable portion of the Merger Consideration for such shares. Except as otherwise provided for herein, no interest shall accrue or be payable with respect to the Merger Consideration. The Existing Subordinated Notes will be assumed and modified as provided herein, and evidenced by replacement note certificates in the form set forth on Exhibit
A. The existing note certificates with respect to the pre-Closing Existing Subordinated Notes must be surrendered to the Company.

                        (e) Each Excluded Share shall be canceled and retired, and no securities shall be issuable and no cash paid with respect thereto.

                        (f) Immediately following the Merger, Parent will be the sole shareholder of the Surviving Corporation.

            2.2         PAYMENT OF MERGER CONSIDERATION.

                        (a) The Company shall deliver, against the delivery of the Certificate or Certificates and of the existing note certificate representing the pre-Closing Existing Subordinated Notes:

                                    (i) at the Closing, to the Existing
                        Subordinated Noteholders or others as provided in
                        Schedule 2.2(a), the cash portion of the Merger Consideration to be paid pursuant to Section 2.1(a)(i);

                                    (ii) at the Closing, to each Existing
                        Subordinated Noteholder a replacement note certificate for the Existing Subordinated Notes in an amount set forth on Schedule 2.2(b);

                                    (iii) at the Closing, to the Existing
                        Subordinated Noteholders, an aggregate of 500,000 shares of Parent Common Stock in accordance with Section 2.1(iii); and

                                    (iv) on the Contingent Payment Date, to each
                        Senior Preferred Stakeholder and D.M. Buchanan, a note certificate for the Contingent Subordinated Notes, if the conditions set forth in Section 2.1(iv) have been met, in an amount set forth on Schedule 2.2(b).

The Company and the Parent may rely on Schedules 2.2(a) and (b) hereto with respect to the number of shares held by each Shareholder, the amount of the cash Merger Consideration to be paid to each Existing Subordinated Noteholder, and the amount of each Subordinated Note and each Contingent Subordinated Note (if issued) to be issued to each Existing Subordinated Noteholder, Senior Preferred Stakeholder and D.M. Buchanan.

                        (b) If payment is to be made with respect to shares of Common Stock or Preferred Stock of the Seller or with respect to a note held by an Existing Subordinated Noteholder to a Person other than the registered holder of the Certificate or note surrendered, it shall be a condition of such payment that (i) the Certificate or note so surrendered shall be properly endorsed or otherwise in proper form for transfer, and (ii) the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate or the note surrendered or establish to the reasonable satisfaction of the Company that such Tax has been paid or is not applicable.

                        (c) In the event any Certificate representing Common Stock or Preferred Stock of the Seller or any Subordinated Note shall have been lost, stolen, or destroyed, the Company shall deliver in exchange for such lost, stolen, or destroyed Certificate or note, upon the making of an affidavit of that fact by the holder thereof, such payment as may be required pursuant hereto; provided, however, that the Company may, in its discretion and as a condition precedent to any such payment, require the owner of such lost, stolen, or destroyed Certificate or note to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Company, or any other party with respect to the Certificate or note alleged to have been lost, stolen, or destroyed.

            2.3 CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Levett Rockwood P.C., 33 Riverside Avenue, Westport, CT 06881 at 10:00 a.m. on the third business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article 7 hereof shall be fulfilled or waived in accordance with this Agreement or at such other place and/or time and/or on such other date as the Seller and the Company may agree.

            2.4 CLOSING OF SELLER TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Seller shall be closed and no transfer of shares of capital stock of the Seller shall thereafter be made. If, after the Effective Time, certificates formerly representing shares of Common Stock or Preferred Stock of the Seller are presented to the Company or the Parent, they shall be canceled and, if subject to exchange, exchanged for the portion of the Merger Consideration, if any, into which such shares are convertible, as set forth in Schedule 2.2.

            2.5 TRANSFER TAXES. The Stakeholders shall bear and pay any applicable sales, transfer, stamp, documentary and other similar Taxes that are due or payable as a result of the transactions contemplated by this Agreement.

                                    ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF THE SELLER, THE MAJORITY
                        STAKEHOLDERS AND THE SUBSIDIARY

            A           Each of the Seller, the Majority Stakeholders and the
Subsidiary, jointly and severally, represents and warrants to and covenants and agrees with the Company and the Parent that as of the date hereof and at all times through the Closing Date:

            3.1         ORGANIZATION; POWERS; APPROVALS.

                        (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

                        (b) The Seller has the requisite corporate power and authority to own, lease and operate its Property and to carry on its business as it is presently being conducted. The Seller has heretofore made available to the Company (i) a complete and correct copy of its Certificate of Incorporation and ByLaws, each as amended to date, and (ii) the minute books of the Seller. The Seller is not in violation of any provision of its Certificate of Incorporation or ByLaws. All resolutions of the Seller were duly passed and all meetings of the Seller were duly held and the stock certificate book and register are, and will at the Closing Date be, complete and accurate.

                        (c) The Board of Directors of the Seller have, by resolutions duly adopted by a vote at a meeting of the Board unanimously: (i) approved the Merger and recommended that the Shareholders approve the Merger,
(ii) approved this Merger Agreement and the transactions contemplated hereby, and (iii) determined that the Merger is in the best interests of the Shareholders.

                        (d) Schedule 3.1 lists each director and officer (including the title/position held) of the Seller.

            3.2         AUTHORIZATION OF TRANSACTION; NONCONTRAVENTION.

                        (a) The Seller has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it. Except as set forth on Schedule 3.2, the execution and delivery by the Seller of this Agreement, the performance by the Seller of its obligations hereunder and the consummation by it of the transactions contemplated hereby to be consummated by it have been or, prior to Closing, will be duly and validly authorized by all necessary corporate and shareholder action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

                        (b) Neither the execution and the delivery by the Seller of this Agreement, the performance by it of its obligations hereunder, nor the consummation by it of the transactions contemplated hereby will (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of the Seller, (ii) violate or conflict with any law, rule, regulation or any court or administrative order, judgment, decree, injunction or other binding action or requirement of any Governmental Authority to or by which the Seller (or any of its Property) is a party or is bound, (iii) require the approval of or a filing or registration with any Governmental Authority (other than the filing of the Certificate of Merger), (iv) except as set forth on Schedule 3.2, whether after notice or lapse of time or both, violate, breach or conflict with any provision of, result in the loss of a material benefit under, give the other parties thereto any rights or benefits not otherwise applicable under, or permit the termination or acceleration of any Material Contract, (v) except as set forth on Schedule 3.2, require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any Material Contract, or (vi) result in the creation or imposition of any Lien upon any Property of the Seller.

            3.3         CAPITALIZATION; SHARES.

                        (a) The authorized, issued and outstanding capital stock of the Seller consists of the shares set forth on Schedule 3.3, which shares are duly authorized, validly issued, fully paid and nonassessable and free and clear of all Claims.

                        (b) Except as set forth in Section 3.3(a) above or on Schedule 3.3, there are no shares of capital stock or other equity or voting securities of the Seller issued, reserved for issuance or outstanding. Other than as set forth on Schedule 3.3, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Seller having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which Shareholders may vote. Except as set forth in Section 3.3(a) above or on Schedule 3.3, there are no outstanding options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Seller is a party or by which it is bound obligating the Seller to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of the Seller or obligating the Seller to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth on Schedule 3.3, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Seller to repurchase, redeem or otherwise acquire or make payment in respect of any shares of capital stock of the Seller or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. Except as set forth on Schedule 3.3, there are no proxies with respect to the shares of capital stock of the Seller (other than to vote in favor of the transactions contemplated by this Agreement) and there are no agreements or understandings between or among any Persons which affect or relate to the voting or giving of written consents with respect to any security of the Seller. Except as set forth on Schedule 3.3, there are no agreements or arrangements to which the Seller is a party pursuant to which the Seller is or could be required to register shares of Common Stock or Preferred Stock of the Seller or other securities under the Securities Act of 1933. Except as set forth on

Schedule 3.3, no outstanding shares of capital stock of the Seller are subject to preemptive or similar rights.

                        (c) Schedule 2.2 contains a true, accurate, and complete list of the names of the Stakeholders of record and, as applicable, (i) the number and class of shares held of record by each Stakeholder as of the date hereof and as of the Closing of Seller's capital stock as of the Closing, or
(ii) the principal amount of Existing Subordinated Notes and any accrued and unpaid interest thereon and the pro rata percentage of Subordinated Notes held by each Stakeholder. Each Stakeholder has good, marketable and indefeasible title to all shares or notes as listed on Schedule 2.2. At the Effective Time, the shares of Common Stock and Preferred Stock set forth on Schedule 2.2 and the Existing Subordinated Notes shall be owned by the Stakeholders free and clear of any Liens, encumbrances, security agreements, claims, equities, charges, restrictions, voting agreements, proxies, options, rights of first refusal, calls, contractual rights or other interests.

                        (d) Except as set forth on Schedule 3.3, the Seller has no subsidiaries and does not own or hold or have the right to acquire any equity interest in any Person, directly or indirectly.

            3.4 FINANCIAL STATEMENTS. Copies of the consolidated financial statements of the Seller as of June 30, 1997 and June 30, 1998, and draft consolidated financial statements of June 30, 1999 audited by KPMG LLP, certified public accountants, and the Seller's unaudited balance sheet and statement of income for the interim period ending October 31, 1999 (collectively, the "Financial Statements"), duly certified by the President of the Seller, have been furnished to the Company. Except as set forth on Schedule
3.4 or corresponding to items taken into account in the Reduction Matters, the Financial Statements (a) have been prepared in good faith and in accordance with past practices of Seller and generally accepted accounting principles, (b) fairly present the financial condition of the Seller as of such dates and the results of the operations of the Seller for the periods ended on such dates, and
(c) contain and reflect all necessary adjustments and accruals for a fair presentation of the Seller's financial condition and the results of its operations for the periods covered by the Financial Statements. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall be deemed to constitute a representation or prediction as to the future performance of the Seller or its business.

            3.5         LITIGATION.

                        (a) The operations of Seller comply and have complied in all material respects with all Applicable Laws. There are no actions, suits, proceedings, orders, decrees or judgments at law or in equity or by or before any Governmental Authority or other agency now pending or, to the knowledge of the Seller and the Majority Stakeholders, threatened against or affecting the Seller or any Property or rights of the Seller which, if adversely determined, could reasonably be expected to, individually or in the aggregate, materially impair the right of the Seller to carry on business substantially as now being conducted or as presently contemplated or would result in a Material Adverse Effect. Neither the Seller nor any Property or asset of the Seller is subject to any order, writ, judgment, injunction, decree, determination or award which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Affect.

                        (b) Schedule 3.5 sets forth an accurate and complete description of every pending or, to the knowledge of the Seller and the Majority Stakeholders, threatened legal action, claim, suit, investigation, arbitration and legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting the Seller or its operations, Properties, financial condition or prospects, which involves an amount in controversy in excess of $25,000 or which could reasonably be anticipated to have a Material Adverse Effect.

            3.6         TAX RETURNS.  Except as set forth on Schedule 3.6,

                        (a) As of the Closing Date, the Seller has duly, timely and accurately filed or caused to be duly, timely, and accurately filed with the appropriate taxing jurisdictions, all Federal, state, local and foreign Tax Returns required to be filed, has timely paid or caused to be timely paid all Taxes as shown on such returns or on any assessment received by it to the extent that such Taxes have become due. All Tax Returns were correct and complete in all respects. The Seller is not the beneficiary of any extension of time within which to file any Tax Return. The Seller has not waived any statute of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or penalty.

                        (b) No audits or other administrative or court proceedings are pending or proposed with respect to the Seller that relate to Taxes. The Seller has never been a party to any audit, administrative or court proceeding that relate to Taxes.

                        (c) No claim or assessment has been made by any taxing authority for unpaid Taxes against the Seller. There are no Tax Liens upon the assets of Seller, except for any Liens for personal property taxes not yet due and payable.

                        (d) All Taxes due and payable by Seller on or before the Closing Date, for which neither filing of Tax Returns nor notice of deficiency or assessment is required, have been paid.

                        (e) The Seller is not a party to or bound by (nor will it become a party to or bound by) any Tax indemnity, Tax sharing, or Tax allocation agreement of any kind. There are not outstanding powers of attorney executed on behalf of the Seller.

                        (f) The Seller has never been a member of an affiliated group of corporations within the meaning of IRC Section 1504.

                        (g) The Seller has not filed a consent pursuant to the collapsible corporation provisions of IRC Section 341(f) (or any corresponding provision of state or local law) or agreed to have IRC Section 341(f)(2) (or any corresponding provisions of state or local law) apply to any disposition of any asset owned by the Seller.

                        (h) The Seller has not agreed to make nor is it required to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise.

                        (i) The Seller is not nor has ever been a United States real property holding company within the meaning of IRC Section 897.

                        (j) There is no contract, agreement, plan, or arrangement covering any employee or former employee of the Seller that, individually or collectively, would give rise to a payment that would not be deductible by reason of IRC Section 280G.

                        (k) Adequate accruals for Taxes have been made on the books of the Seller that will be reflected in the Seller's Financial Statements.

                        (l) All Taxes required to be withheld by or on behalf of the Seller or with respect to the business or assets thereof have been withheld, and such withheld taxes have either been duly and timely paid to the proper Governmental Authorities or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of the Seller.

                        Notwithstanding anything to the contrary contained above, adjustments in claimed Net Operating Loss amounts that do not result in an adverse cash impact on the Seller shall not constitute a breach of any representation made in this Section 3.6.

            3.7 NO DEFAULTS. The Seller is not in conflict with, or in default or violation of, any law, rule, regulation, order, judgment, decree, injunction or requirement of any Governmental Authority applicable to the Seller or by which any Property or asset of the Seller is bound or affected.

            3.8         PROPERTIES. Except as set forth on Schedule 3.8 or
Schedule 3.9, the Seller has good and marketable title to all of its Properties (other than leased property) free and clear of all Liens. Except as set forth on
Schedule 3.8, the Seller has the right to use all material leased Property with valid and enforceable lease agreements expiring not earlier than December 31, 2000.

            3.9 REAL PROPERTY. Schedule 3.9 contains a description of all real property which is used by the Seller, and a list of all material contracts, agreements, concessions, leases, utilities, outside service arrangements and commitments relating to or affecting such real property or any interests therein used by the Seller, or to which the Seller contemplates becoming a party or by which any real property used by the Seller is bound or affected in any material respect, together with all amendments and supplements thereto and modifications thereof (the "Real Property Agreements"). Seller has delivered to Company true and complete copies of the Real Property Agreements. All of the Real Property Agreements are legally valid and binding and in full force and effect, and there are no defaults thereunder. The Seller does not purport to have any fee interest, leasehold or other interest in real property except as reflected on Schedule 3.9 hereto. Other than as set forth in Schedule 3.9, the Seller has good record and indefeasible title in fee simple to the real property and improvements listed thereon, free and clear of all mortgages, material liens, encumbrances, equities, claims and obligations to other persons, of every kind and character. The buildings, plants, improvements and structures located on the premises described in Schedule 3.9 and the present use of thereof comply with all zoning laws, ordinances and regulations of governmental authorities having jurisdiction thereof. The Seller has all easements, rights of ingress and egress, utilities, and outside service arrangements necessary for the conduct of the Business. None of the improvements located on the real property described on Schedule 3.9 encroach on real property not owned by the Seller nor are there any encroachments on the real property owned by the Seller. Neither the whole nor any portion of any real property leased by the Seller or occupied by and used by the Seller has been condemned, requisitioned or otherwise taken or claimed by any public authority or private person, and there is no such condemnation, requisition or taking or claim threatened. Notwithstanding anything to the contrary contained in this Section
3.9 or any other provision of this Agreement, this Section 3.9 does not cover the Little Rock facility, provided such facility is transferred to Little Rock, LLC prior to Closing.

            3.10 LEASES. Schedule 3.10 sets forth a complete and accurate list of each lease to which the Seller is a party (whether as lessor or lessee), and includes the name of each current lessor and lessee, and the dates of such lease and any amendment thereto. Except as set forth in Schedule 3.10, all leases set forth in Schedule 3.10 are valid and binding, in full force and effect and enforceable in accordance with their terms. There are no defaults or arrearages by the Seller, or any default or arrearages by any other party to such leases, in the performance required thereunder and no waiver or indulgence has been granted by any of the lessors under such leases. None of the rights of the Seller under any such leasehold or other interest in the property will be impaired by the consummation of the transactions contemplated by this Agreement, and all of such rights will be enforceable by the Company after the Closing without the consent or agreement of any other party. The merger of Seller into the Company, pursuant to this Agreement will not constitute a default under any lease or require the consent of any other party, except as set forth in Schedule 3.10.

            3.11 GOVERNMENTAL APPROVALS. The Seller has obtained all Governmental Approvals necessary for it to own, lease or operate its Properties and assets and to carry on its business as presently conducted, except where the failure to obtain such Government Approvals would not result in a Material Adverse Effect. All such Governmental Approvals are listed on Schedule 3.11. All Governmental Approvals have been duly obtained and are in full force and effect. There is no proceeding pending or, to the best knowledge of the Seller or the Majority Stakeholders, threatened which seeks, or which may be expected, to rescind, terminate, modify, condition, suspend or otherwise alter any Governmental Approval. Neither this Agreement nor the transactions contemplated hereby will cause or result in the rescission, termination, modification, suspension or alteration of any Governmental Approval, nor will they require the consent or approval of any Person with respect to any Governmental Approval, except for the filing of the Certificate of Merger described in Section 1.2.

            3.12        INTELLECTUAL PROPERTY.

                        (a) Schedule 3.12 sets forth a true, correct and complete list of all patents, copyrights, trademarks, trade names, service marks, logos and Internet domain names, any registrations thereof and pending applications therefor which are either owned by the Seller or licensed by or to the Seller and indicates, with respect to each item of Intellectual Property listed thereon, the owner thereof and, if applicable, the name of the licensor and licensee thereof and the date(s) of any licenses or other agreements or Contracts with respect thereto. The consummation of the transactions contemplated herein will not adversely affect the nature or usefulness to the Seller of any material item of Intellectual Property.

                        (b)     Except as set forth in Schedule 3.12:

                        (i) The Seller has full legal and beneficial ownership (free and clear of any and all Liens) of, or a valid right to use (free of any materially adverse restriction), all Intellectual Property necessary for the conduct of its business, and the Seller has not received any notice or claim (whether written, oral or otherwise) challenging the Seller's ownership or rights in such Intellectual Property or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto or otherwise raising a dispute or disagreement with respect to such Intellectual Property;

                        (ii) All Intellectual Property of the Seller is legally valid and enforceable without any materially adverse qualification, limitation or restriction on its use, and the Seller has not, directly or indirectly or through any of its Affiliates, received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any such Intellectual Property, including, without limitation, the validity or enforceability of any license or other Contract with respect to such Intellectual Property;

                        (iii) Neither the use of any of the Intellectual Property owned by the Seller nor, to the best knowledge of the Seller or the Majority Stakeholders, any other Intellectual Property used or licensed by the Seller conflicts with, infringes upon, violates or interferes with or constitutes an appropriation of any right, title or interest held by any other Person, and there have been no claims made or to the best knowledge of the Seller, threatened with respect thereto;

                        (iv) To the best knowledge of the Seller or the Majority Stakeholders, no other Person is infringing on any part of the Intellectual Property listed on Schedule 3.12;

                        (v) The Seller has not done anything to diminish or otherwise adversely affect the value or usefulness of any material item of Intellectual Property, and the Seller has not copied or reproduced and has not caused anyone to copy or reproduce copyrighted material that would materially diminish the value thereof or limit the ability of the Seller to enforce its rights thereto; and

                        (vi) No individual employee or third party contractor of, or consultant to, the Seller who has worked on any Intellectual Property has any individual rights to such Intellectual Property and each such employee, contractor or consultant has validly assigned any and all ownership rights in any such Intellectual Property to the Seller. The Seller has not disclosed any confidential information in the possession of the Seller which would result in a breach of an obligation of confidentiality to any third party.

                        (c) The Seller has not conducted the Seller's business, and has not used or enforced (or failed to use or enforce) any Intellectual Property, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the Intellectual Property listed on Schedule 3.12, and the Seller has not taken or failed to take any action that would result in the forfeiture or relinquishment of any Intellectual Property used in the conduct of the Seller's business.

                        (d) The Seller has taken all reasonable steps to (A) protect the Seller's rights to the Intellectual Property listed on Schedule 3.12 and the secrecy, confidentiality and value of its trade secrets, and (B) prevent the unauthorized use thereof by, or the unauthorized disclosure thereof to, any other Person. Except as set forth on Schedule 3.12, neither the Seller nor any of its Affiliates has granted to any other Person any rights or permissions to use any of the Intellectual Property listed on Schedule 3.12. With respect to any part of the Intellectual Property which was created by the Seller, or any of its agents or representatives other than as set forth on Schedule 3.12, (A) no third party has any rights (whether non-exclusive or otherwise) in such Intellectual Property, and, except pursuant to reasonably prudent safeguards, no third party has received any confidential information relating to such Intellectual Property, (B) the Seller is not under any contractual or other obligation to disclose to any third party any such Intellectual Property, and (C) there are no known significant defects therein and such Intellectual Property substantially conforms to all documentation and materials produced by the Seller which described such Intellectual Property.

            3.13 ERISA. The Seller has complied and currently is in compliance, both as to form and operation, with the applicable provisions of the Employee Retirement Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable laws with respect to each Employee Benefit Plan (and related trust, insurance contract, or fund) or any material fringe benefit plan or program which is maintained or has been established by the Company or to which the Seller contributes or is required to contribute, in each case except as could not reasonably be anticipated to result in a Material Adverse Effect. Schedule 3.13 lists all material Welfare Plans and Pension Plans of the Seller currently in effect. All documents, reports, descriptions and statements with respect to any Pension Plan or Welfare Plan which are required to be filed with any government agency within the past five (5) years have been timely filed in each case except as could not reasonably be anticipated to result in a Material Adverse Effect and correct and complete copies have been, or will be delivered to the Company prior to Closing. Each Pension Plan and related trust are qualified within the meaning of Sections 401(a) and 501(a) of the Code, respectively. With respect to each Pension Plan, a favorable determination letter as to qualification under Section 401(a) of the Code has been obtained by the Seller and copies thereof have been or will be, forwarded to the Company prior to Closing. With respect to any Pension Plan or any Welfare Plan, neither the Seller nor any fiduciary of any such plan (as described in Section 21(A) of ERISA) has been engaged in any transaction in violation of Section 404 of ERISA, Section 406 of ERISA (for which no exemption exists under Section 408 of ERISA), or Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or (d) of the Code) which would subject the Seller or any such fiduciary to any tax, penalty or liability under
Section 4098 of ERISA or Section 4975 of the Code, to the extent the same could reasonably be anticipated to result in a Material Adverse Effect. Except as set forth on Schedule 3.13, the Seller has timely made all contributions required under the terms of any Pension Plan, any Welfare Plan and any related agreement to the extent failure to do so could reasonably be anticipated to result in a Material Adverse Effect. The fair market value of the assets held to fund any Pension Plan which is a defined benefit plan as defined in Section 3(35) of ERISA as of June 30, 1999, exceeds the actuarial present value of all accrued benefits (both vested and non-vested) under such Pension Plan as of June 30, 1999, and such valuation has been determined in accordance with the Pension Benefit Guaranty Corporation ("PBGC") methods, factors and assumptions applicable thereto. No Pension Plan has an accumulated funding deficiency as defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived and each Pension Plan has been funded in accordance with the minimum funding standards of ERISA and the Code. The Seller has paid all premiums (and interest charges and penalties for late payment, if applicable) due PBGC with respect to each Pension Plan subject to Title IV of ERISA. To the knowledge of the Majority Stakeholders, a Reportable Event referred to in Section 4043(b) of ERISA has not occurred with respect to any Pension Plan subject to Title IV of ERISA. The Seller has taken, and to the knowledge of the Majority Stakeholders, the Seller has taken, no action and has not made any filing with the PBGC or the Internal Revenue Service to terminate any Pension Plan. Neither the Seller nor the Majority Stakeholders has knowledge of any event or condition referred to in
Section 4042(a) or 4043 of ERISA
which presents a material risk of termination of any Pension Plan by the PBGC. To the knowledge of the Majority Stakeholders, no proceeding or other action has been initiated (or threatened) by the PBGC to terminate any Pension Plan, and no written notice has been given to the Seller of an intention to commence or seek commencement of any such proceeding or action. Except as set forth on Schedule 3.13, the Seller does not, and to the knowledge of the Majority Stakeholders, the Seller does not maintain or contribute or has ever maintained or contributed to any Welfare Plan for current or future retired or terminated employees, their spouses or dependents (other than in accordance with Code Section 4980B). For purposes of this Section, Employee Benefit Plan means any qualified or non-qualified employee welfare benefit plan (as defined in Section 3(1) of ERISA ("Welfare Plan")) and each employee pension benefit plan (as defined in Section 3(2) of ERISA ("Pension Plan")).

            3.14 INSURANCE. Schedule 3.14 contains a true and complete list of all insurance policies and binders to which the Seller is a party or by which any of its material Property or assets are covered, specifying the insurer, the policy number or covering note number with respect to binders, the policy period and describing each pending claim thereunder. All of such insurance is in full force and effect. The insurance coverage maintained by the Seller is in such amounts, types, and forms as are, in the opinion of management of the Seller, appropriate for the Seller's business, operations, properties and assets. There are no outstanding unpaid claims under any insurance policy or binder set forth in Schedule 3.14. The Seller has made all premium payments required to be paid with respect to such policies and the Seller has not received a notice of cancellation or non-renewal of any such policy or binder.

            3.15 LABOR MATTERS. The Seller is not a party to or subject to any collective bargaining agreement, and there are no strikes or other labor disputes against the Seller pending or, to the best of the Seller's or the Majority Stakeholders' knowledge, threatened. The Seller has complied in all material respects with all Applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, and the payment of social security and other payroll related Taxes, and the Seller has not received any notice alleging a failure to comply in any material respect with any such laws, rules, regulations decrees, orders, judgments, injunctions and requirements. Except as set forth in Schedule 3.15 and except (with respect to employees of the Seller at the time of Closing) for matters which are customary for a business of comparable size within the manufacturing industry and which could not reasonably be anticipated to result in a Material Adverse Effect, no material controversies, disputes or proceedings are pending or, to the best knowledge of the Seller or the Majority Stakeholders, threatened against the Seller with respect to its employees. As of the date hereof, to the best knowledge of the Seller or the Majority Stakeholders, there are no activities or proceedings of any labor union to organize non-unionized employees.

            3.16        EMPLOYMENT ARRANGEMENTS. Except as set forth in Schedule
3.16 and except (with respect to employees of the Seller at the time of Closing) for arrangements which are customary for a business of comparable size within the manufacturing industry and which could not reasonably be anticipated to result in a Material Adverse Effect, the Seller has no obligation, contingent or otherwise, under any employment agreement, collective bargaining or other labor agreement, any agreement containing severance or termination pay arrangements, deferred compensation agreement, retainer or consulting arrangements, bonus or profit-sharing plan, stock option or purchase plan or other employee contract or non-terminable (whether with or without penalty) arrangements, group life, health, medical, hospitalization or other insurance plan or program or other employee or fringe benefit plan, including vacation, sick leave or disability plans or programs. The Seller has maintained substantially full and complete records regarding its employees, their compensation benefits, length of service and performance, all of which are located at the Seller's principal headquarters or at its facility in Little Rock, Arkansas, or the Subsidiary's facility in Australia. Neither the Seller nor any of the employees of the Seller, are at any time during the past five years have been subject to, involved in or threatened with any union elections, petitions therefor or other organizational activities other than those set forth in Schedule 3.16.

            3.17 ACCOUNTS RECEIVABLE. Except as set forth in Schedule 3.17, all accounts receivable that are reflected on the Financial Statements (i) represent valid obligations arising from sales actually made or services actually performed, and (ii) either have been or will be collected in full, without material set off, except for those (x) which are adequately reserved for in the Financial Statements or (y) which are taken into account in the Reduction Matters, or (z) which, to the extent not adequately reserved for in the Financial Statements or taken into account in the Reduction Matters, if not collected would not have a Material Adverse Effect.

            3.18 BROKERS' COMPENSATION. The Seller is not a party to any agreement nor has any obligation to any broker, finder or investment banker relating to the transactions contemplated hereby.

            3.19        CONTRACTS.

                        (a) Schedule 3.19 lists all of the following agreements of Seller or relating to Seller's business or Property:

                        (i) any Contract permitting a person to borrow money or for the deferred purchase price of property, letter of credit, pledge or security agreement, lease, guarantee or subordination agreement or other similar or related type of Contract as to which the Seller is a debtor, pledgor, lessee, lender or obligor;

                        (ii) any Contract dealing with advertising, distributorship, licensing, consulting, dealership, work-for-hire, representative or agency relationships;

                        (iii) any Contract pursuant to which any Person is or will become pursuant to the terms thereof entitled to any benefit or right (including, without limitation, a right to notice, termination or acceleration) upon a change in control of the Seller or the sale of capital stock of the Seller or any of its Properties or assets;

                        (iv) any Contract (A) for the sale of Seller's assets outside of the ordinary course of business, or (B) for the grant of any preferential right to purchase any of its assets, Properties, or rights;

                        (v) any Contract having a value or potential liability to the Seller in excess of $25,000 which obligates the Seller for a period in excess of one year, to purchase, sell, or provide services, materials, supplies, merchandise, facilities or equipment and which is not terminable without penalty by the Seller on not more than 30 days' notice without penalty or cost;

                        (vi)    any Contract for a capital expenditure;

                        (vii) any Contract for the employment of any officer, consultant or employee, including, without limitation, any employee manual or policy (whether oral or written) or any Contract, program or policy (whether oral or written) providing for severance or similar benefits, bonuses, profit-sharing payments, post-retirement benefits or other compensation of any nature;

                        (viii) any lease, rental or occupancy agreement, license, installment or conditional sale agreement, or other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any Property;

                        (ix) any joint venture, partnership, or other Contract (however named) involving a sharing of profits, losses and costs of liabilities by the Seller with any other Person;

                        (x) any Contract containing covenants that purport to restrict the business activity of the Seller or limit its freedom to engage in any line of business or compete with any Person or which restricts the Seller from granting Liens on its Properties or assets;

                        (xi) any power of attorney granted by the Seller that is currently effective; and

                        (xii) any other Contract not otherwise set forth on the Schedules hereto which involves an amount or has a value in excess of $25,000.

The documents identified in Schedule 3.19 are collectively referred to herein as the "Material Contracts," and individually as a "Material Contract." Each Material Contract is in full force and effect and is a valid and binding obligation of the Seller and, to the best knowledge of the Seller and the Majority Stakeholders, the other parties thereto, and is enforceable in accordance with its terms. No event or condition has occurred which (whether with or without notice or lapse of time or both) would constitute a material default in any of the terms of any Material Contract by the Seller or, to the best knowledge of the Seller and the Majority Stakeholders, by any third party thereto. The Seller and the Majority Stakeholders do not have knowledge of any anticipated breach of any Material Contract.

                        (b) True and correct copies of all documents listed on Schedule 3.19 will be made available to the Company prior to the Closing Date. Except as set forth in Schedule 3.19, to the best knowledge of the Seller and the Majority Stakeholders, no party to any Material Contract has any intention to: (a) terminate such Material Contract or materially amend the terms thereof, (b) refuse to renew such Material Contract upon expiration thereof if renewable, or (c) renew such Material Contract upon expiration thereof on terms and conditions which are materially more onerous to the Seller than those currently set forth therein. Except as set forth on Schedule 3.19, there are not now, nor have there been in the twelve-month period prior to the date hereof, any disagreements or disputes which relate to the validity or interpretation of or performance under any Material Contract.

            3.20 BANK ACCOUNTS. Schedule 3.20 contains a true and complete list, as of the date hereof, of all bank accounts, investment accounts and safe deposit boxes existing in the name of the Seller, showing the name of each bank or financial institution in which the Seller has such an account or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto and the account number of each such account or safe deposit box.

            3.21 NO MATERIAL MISSTATEMENTS. No representation contained herein contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading.

            3.22        PRODUCT LIABILITY; WARRANTIES.

                        (a) Except as disclosed in Schedule 3.22, (i) there is no claim now pending or, to the best knowledge of the Seller and the Majority Stakeholders, threatened against Seller or by or before any Governmental Authority alleging any defect in any services provided by the Seller, or any product manufactured, shipped, sold or delivered by the Seller or alleging, with respect thereto, any failure of the Seller to warn or any breach by the Seller of any express warranties or representations with respect thereto; (ii) there has not been any product recall, post-sale warning, rebate offer, or similar action conducted with respect to any product manufactured, shipped, sold or delivered by the Seller, or any investigation by any Governmental Authority concerning any such action; and (iii) during the last three years, there have been no material defects in, failures to warn, or material breaches by the Seller of express warranties or representations with respect to, any services provided or product manufactured, shipped, sold or delivered by the Seller.

                        (b) Except as described in Schedule 3.22, there are no pending or, to the best knowledge of the Seller and the Majority Stakeholders, threatened, claims under or pursuant to any warranty, whether express or implied, on services provided or products or services sold prior to the date of this Agreement by the Seller.

                        (c) Notwithstanding anything to the contrary contained above, the representations and warranties made in this Section 3.22 shall be deemed breached only to the extent that such breach involves a matter which is not consistent with the Seller's experience over the past three years, after taking into account the Reduction Matters, which would have a Material Adverse Effect.

                        3.23    ABSENCE OF UNDISCLOSED CHANGES.   Since June 30,
1999, other than as set forth on Schedule 3.23, there has not been (a) any damage, destruction or loss (whether or not covered by insurance) with respect to any Property or asset of the Seller, or (b) any entry by the Seller into any commitment or transaction material to the Seller other than in the ordinary course of business. In addition, since June 30, 1999, other than as set forth on
Schedule 3.23, and other than the transactions contemplated by this Agreement,
(i) the Seller has not incurred any liabilities except liabilities incurred in the ordinary course of business consistent with past practices, (ii) the Seller has used commercially reasonably efforts to conduct its businesses only in the ordinary course of business consistent with past practices, (iii) there has not been (a) any change by the Seller in its accounting methods, principles and practices, (b) any reevaluation by the Seller of any assets (other than write-offs of accounts receivable), (c) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Seller or any redemption, purchase or other acquisition of any of its securities, (d) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the rate of compensation payable or to become payable to any officer or key employee of the Seller, (e) any amendment to its Certificate of Incorporation or Bylaws or any issuance, sale, grant, pledge, purchase, redemption, or encumbrance, or split, combination or reclassification, or agreement or commitment to issue, sell, grant, pledge, purchase, redeem, or otherwise encumber, or split, combine or reclassify, any shares of its capital stock; or any grant, issuance, creation, sale, pledge, purchase, redemption or otherwise any encumbrance or agreement to grant, issue, sell, pledge, purchase, redeem, or otherwise encumber any options, warrants or rights to purchase shares of its capital stock or securities of any kind convertible into or exchangeable for shares of its capital stock, or declaration, set aside, payment of any dividend or other distribution in respect of its capital stock, (f) any distributions or payments of any kind (other than as provided in Section 7.1(j)), to the Stakeholders, Affiliates, or any related parties except for the payment of salaries to management employees who are also Shareholders at the current monthly rate and the quarterly payment of $10,000 of the annual monitoring fee to Golub Associates, Incorporated plus the reasonable out of pocket expenses of such management employees and Golub Associates Incorporated and Affiliates approved and substantiated by the Seller in accordance with past practices, (g) the creation or incurrence of any Lien, or failure to take action to discharge any involuntary Lien, against or in respect of any Property, (h) any instituting, settlement or agreement to settle any claim, action or proceeding involving an expenditure in excess of $25,000 before any court or other Governmental Authority, or (i) any default in any material respect under any Material Contract in excess of $25,000.

            3.24 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 3.24, there are no agreements or proposed agreements (oral or written) between the Seller or any Stakeholder or any officer, director or employee of the Seller or any family member of any of the foregoing, on the one hand, and any Affiliate of Seller, on the other hand. All agreements set forth on Schedule 3.24 have been fully performed in accordance with their terms and will terminate or will be terminated on or prior to Closing.

            3.25 ABSENCE OF CLAIMS BY SHAREHOLDERS. Other than their rights as holders of Common Stock or Preferred Stock of the Seller, as the case may be, under the Seller's Certificate of Incorporation, none of the Shareholders, any prior shareholder or holder of any equity interest in the Seller, nor any person claiming by or through them, has any claim or cause of action, in their status as such, against the Seller, whether such claim or cause of action is known or unknown, contingent or absolute, now or hereafter accruing, which arises out of or is related to any act, omission, occurrence, condition or event of or by the Seller or its Affiliates, their officers, directors, agents, employees, predecessors or assigns which occurred prior to Closing. The allocations of the Merger Consideration set forth on Schedule 2.2 to each Stakeholder constitute true and correct allocations of fair value to each such Stakeholder, and upon receipt thereof, shall represent full and complete satisfaction of any all Claims which such Stakeholder had, has or may have against the Seller arising at any time prior to, as of or on account of the Closing.

            3.26 BANKRUPTCY. No bankruptcy, insolvency, reorganization, arrangement or similar action involving Seller, whether voluntary or involuntary, is pending or threatened, and Seller has no intention of filing any such action or proceeding.

            3.27 OTHER AGREEMENTS. Except as set forth on Schedule 3.27, other than this Agreement, neither the Seller nor, to the Seller's and the Majority Stakeholders' knowledge, any Shareholder has entered into any agreement whereby any Person has any rights to acquire any Property of Seller or any shares of Common or Preferred Stock from the Shareholders.

            3.28 INFORMATION TECHNOLOGY; YEAR 2000 COMPLIANCE. Except as set forth on Schedule 3.28,(a) the Seller's information technology systems are in good operation, condition and repair, capable of performing the functions for which such systems are currently and normally used by the Seller and all required maintenance has been consistently performed with such systems, and (b) the Seller has (i) conducted a review and assessment of all areas material to its business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Seller may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, on and after December 31, 1999); and (ii) implemented a plan and timeline for addressing the Year 2000 Problem on a timely basis. Based on the foregoing, all computer applications used by the Seller, or to the best knowledge of the Seller and the Majority Stakeholders, any of the suppliers, vendors and customers of the Seller that are material to its business or operations, are able to perform properly date-sensitive functions for all dates before, on and after January 1, 2000.

            3.29 ENVIRONMENTAL. The Seller has all permits, licenses and other authorizations which are or will be required in respect of the Seller under all Federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, including but not limited to the Environmental, Health or Safety Requirements of Law. The Seller is, and has been in compliance in all material respects with the terms and conditions of all such required permits, licenses and authorizations, and all other limitations, restrictions, conditions, standards, prohibition, requirements, obligations, schedules and timetables contained in the Environmental, Health or Safety Requirements of Law. There is no pending civil or criminal litigation, notice of violation or administrative proceeding relating in any way to the Environmental, Health or Safety Requirements of Law (including without limitation, notices, demand letters or claims under any Environmental, Health, or Safety Requirements of Law) with respect to the Seller. Seller does not suspect or believe that any civil or criminal litigation, notice of violation or administrative action relating in any way to the Environmental, Health or Safety Requirements of Law with respect to the Seller is threatened. There have not been and there are not any past or present events, conditions, circumstances, activities, practices, incidents or actions which could reasonably be expected to interfere with or prevent continued compliance with any Environmental, Health or Safety Requirements of Law as in effect on the date hereof by the Seller or which may give rise to any legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or involving the Seller based on any violation or alleged violation of any Environmental, Health or Safety Requirements of Law. Schedule 3.29 contains a summary of all past and current practices, contracts and agreements of the Seller for the disposal of all materials and wastes generated by the Seller and all of such wastes and materials have been disposed of in accordance with such practices, contracts and agreements during the past five (5) years, or with respect to property owned by the Seller for a period of time less than five (5) years, such shorter period as the property has been owned. There has been no disposal by the Seller, directly or indirectly, of any materials or wastes to, on or in any site currently listed or formally proposed to be listed on the National Priorities List under Superfund or any site listed or formally proposed to be listed as a major or priority cleanup site under any comparable state law. Schedule 3.29 lists (i) all environmental reports or assessments which have been performed on behalf of the Seller, or to the Seller's and the Majority Stakeholders' knowledge, on behalf of others, with respect to the real property which is subject to the Lease Agreement, and the Seller has provided complete copies thereof to Company, and (ii) the actions taken by the Seller in response to the recommendations contained therein.

            3.30        GUARANTIES.   The Seller is not a guarantor or otherwise
liable for any liability or obligation (including indebtedness) of any other Person.

            B. The Subsidiary represents and warrants to and covenants and agrees with the Company and the Parent to each and every representation and warranty set forth above in Sections 3.1 through 3.30, as of the date hereof and at all time through the Closing Date with respect to the Subsidiary operations as if the Subsidiary was the Seller; provided, however, except to the extent a specific reference in a representation or warranty is inapplicable to the Subsidiary because it deals with a specific reference to United States laws or regulations.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                 OF SHAREHOLDERS

            Each Shareholder represents and warrants to and covenants and agrees with the Company and the Parent as to himself, herself or itself only (and not for any other Shareholder) that as of the date hereof and at all times through the Closing Date:

            4.1 OWNERSHIP OF SHARES. As of the date hereof, and except as set forth on Schedule 4.1, the Shareholder is the record owner of the shares of Common Stock and Preferred Stock of Seller owned by such Shareholder as set forth in Schedule 2.2, and as of the Closing will be the record owner of shares of Common Stock owned by such Shareholder as set forth on Schedule 2.2, in each case, free and clear of any Liens, encumbrances, security agreements, claims, equities, charges, restrictions, voting agreements, proxies, options, rights of first refusal, calls, contractual rights or other interests. The Shareholder has good, marketable and indefeasible title to such shares, beneficially and of record.

            4.2 POWER AND AUTHORITY. The Shareholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms. If the Shareholder is a legal entity, the execution and delivery of this Agreement does not violate any of its governing documents, and shall be, prior to Closing, duly and validly authorized.

            4.3 NO VIOLATION. Except as set forth in Schedule 4.3, neither the execution and the delivery by the Shareholder of this Agreement, the performance by such Shareholder of the obligations hereunder, nor the consummation by such Shareholder of the transactions contemplated hereby to be consummated by such Shareholder in accordance with the terms hereof will (i) violate or conflict with any law, rule, regulation or any court or administrative order, judgment, decree, injunction or other binding action or requirement of any Governmental Authority to or by which the Shareholder (or any Property of such Shareholder) is a party or is bound, (ii) require the approval of or a filing or registration with any Governmental Authority (other than the filing of the Certificate of Merger), (iii) violate any agreement to which the Shareholder is a party, or (iv) result in the creation or imposition of any Lien upon any Property of the Shareholder.

            4.4 LITIGATION. There are no actions, suits, proceedings, orders, decrees or judgments at law or in equity or by or before any Governmental Authority or other agency now pending or, to the best knowledge of the Shareholder, threatened against or affecting the Shareholder or any Property or rights of the Shareholder which, if adversely determined, could reasonably be expected to, individually or in the aggregate, materially impair the ability of the Shareholder to carry out the transactions contemplated by this Agreement.

            4.5 BROKERS' COMPENSATION. The Shareholder is not a party to any agreement or has any obligation to any broker, finder, or investment banker relating to the transactions contemplated hereby.

            4.6 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 4.6, there are no agreements (oral or written) between the Shareholder or any officer, director or employee of the Shareholder or any family member of any of the foregoing, on the one hand, and any Affiliate of Seller, on the other hand.

            4.7 ADEQUACY OF MERGER CONSIDERATION. The Shareholder has had an opportunity to fully review and evaluate the Merger Consideration, the components and allocation thereof, and has concluded that the amount and terms of the Merger Consideration represent fair and equivalent value for such Shareholder's interest in the Seller.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND THE COMPANY

            The Company and the Parent hereby represent and warrant to and covenant and agree with the Seller and each of the Stakeholders that each of the following statements is true and correct on the date hereof and at all times through the Closing Date:

            5.1 ORGANIZATION, STANDING AND POWER. The Company and the Parent are duly organized and existing as a corporation under the laws of the State of Delaware and the State of Florida, respectively, and each has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and to consummate the transactions contemplated hereby.

            5.2         AUTHORITY OF THE COMPANY AND THE PARENT; NO VIOLATION.

                        (a) Each of the Company and the Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the transactions contemplated hereby (as used in this Agreement, "transactions contemplated hereby" shall be deemed to include, without limitation, the Company's issuance of Contingent Subordinated Notes if issued), the Company's assumption of the Existing Subordinated Notes, the Parent's issuance of Parent Common Stock pursuant to Section 2.1(a)(iv) and the Parent's guaranty of the Existing Subordinated Notes and Contingent Subordinated Notes, if issued). The execution and delivery by the Company and the Parent of this

Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and shareholder action on the part of the Company and the Parent, and this Agreement has been duly executed and delivered by the Company and the Parent and is a legal, valid and binding obligation of the Company and the Parent, enforceable against each of them in accordance with its terms.

                        (b) Neither the execution and delivery by the Company or the Parent of this Agreement, the consummation of the transactions contemplated herein, nor compliance by the Company or the Parent with any of the provisions hereof, will: (i) conflict with or result in a breach of any provision of the Company's or the Parent's Certificate of Incorporation, Articles of Incorporation or Bylaws; (ii) constitute a breach of or result in a default, or give rise to any rights of termination, cancellation, or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which the Company or the Parent is a party, or by which the Company, the Parent or their respective properties or assets are bound which would cause a material adverse effect on the business, operations, condition or affairs of the Company or the Parent or the ability of the Company or the Parent to consummate the transactions contemplated hereby; or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company, the Parent or any of their respective properties or assets. No consent of, approval of, notice to or filing with any Governmental Authority having jurisdiction over any aspect of the business or assets of the Company or Parent, and no consent of, approval of, or notice to or filing with any other Person, is required in connection with the execution and delivery by the Company or the Parent of this Agreement or the consummation by the Company or the Parent of the transactions contemplated hereby, except the filing of the Certificate of Merger contemplated by Section 1.2.

            5.3 BROKERS OR FINDERS. Other than the fee payable by the Parent to U.S. Capital at Closing, neither the Company nor the Parent has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees, agents' commissions, or any similar payment in connection with this Agreement.

            5.4 CAPITALIZATION OF COMPANY AND PARENT; ISSUANCE OF PARENT COMMON STOCK.

                        (a) As of the date hereof, the authorized capital stock of the Parent consists of 10,000,000 authorized shares of Common Stock, $.001 par value, of which 2,591,687 shares are issued and outstanding, excluding 516 contingently issuable shares held by an escrow agent and 15,000,000 authorized shares of Preferred Stock, none of which is issued and outstanding. The Parent Common Stock to be issued in connection with the Merger, when delivered hereunder, shall be duly authorized, validly issued, fully paid and nonassessable and free of any liens or encumbrances created by the Parent or the Company.

                        (b) As of the date hereof, the issued and outstanding stock of the Company shall prior to the Closing consist of 1,000 shares of Common Stock, $.01 par value, of which 0 shares are issued and outstanding and no shares are reserved for issuance.

            5.5 FINANCIAL STATEMENTS. Copies of the audited statements of the Parent as of December 31, 1998 and the Parent's unaudited balance sheet and statement of income for the interim period ending September 30, 1999 (the "Parent Financial Statements") have been furnished to the Seller. The Parent

Financial Statements (a) have been prepared in accordance with GAAP, (b) fairly present the financial condition of the Parent as of such dates and the results of the operations of the Parent for the periods ended on such dates, and (c) contain and reflect all necessary adjustments and accruals for a fair presentation of the Parent's financial condition and the results of its operations for the periods covered by the Parent Financial Statements.

            5.6 LITIGATION. Except as disclosed by the Parent in its public filings with the Securities and Exchange Commission, there are no actions, suits, proceedings, orders, decrees or judgments at law or in equity or by or before any Governmental Authority or other agency now pending or, to the best knowledge of the Company and the Parent, threatened against or affecting the Company, the Parent or any Property or rights of the Company or the Parent which, if adversely determined, could reasonably be expected to, individually or in the aggregate, materially impair the right of the Company or the Parent to carry on business substantially as now being conducted or as presently contemplated or would result in a Material Adverse Effect. Neither the Company, the Parent nor any Property or asset of the Company or the Parent is subject to any order, writ, judgment, injunction, decree, determination or award which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            5.7 NO MATERIAL MISSTATEMENTS. No representation contained herein contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading.

            5.8 CONDITION OF THE BUSINESS. Since December 31, 1998, there has not been (i) any sale, lease, abandonment or other disposition of assets by the Parent, other than in the ordinary course of business, or (ii) any sale, assignment, transfer, license or other disposition by the Parent of any patent, trademark, trade name, service mark, copyright (or pending application for any patent, trademark, trade name or copyright), invention, process, know-how, formula, pattern, design, trade secret or interest thereunder or any other intangible asset used by the Parent. Since December 31, 1998, (i) the Parent has been managed in the usual and ordinary course and in a reasonable and prudent manner to preserve and protect its assets with no additional liabilities, contingent or otherwise, regardless of materiality, above those reflected on the Parent Financial Statements or filings with the Securities and Exchange Commission except as set forth on Schedule 3.1(g) of the Stock Purchase and Reorganization Agreement, and have not obligated the Parent to perform any act other than as set forth in the Letter Agreement among Specialty Retail Group, Inc., Seymour Zises, TBM Capital II, LLC and Colt Services, Inc. dated February 25, 1999 or Schedule 3.1(g) of the Stock Purchase and Reorganization Agreement, (ii) other than in the ordinary course of its business, the Parent has not entered into any contract, agreement or undertaking with respect to the Parent or its business, nor has it incurred any debt or obligations of any sort that is not reflected in the Parent Financial Statements or Schedule 3.1(g) of the Stock Purchase and Reorganization Agreement of the Parent dated June 15, 1999.

            5.9 OWNERSHIP AND SUFFICIENCY OF PURCHASED ASSETS. The Parent has good, marketable and indefeasible title to all of the assets reflected on the Parent Financial Statements. Except as set forth on Schedule 5.9, the Parent's assets are owned and held by the Parent and are not subject to any liens, claims, charges, taxes, mortgages, pledges, security interests, equities, encumbrances or rights of any kind in third parties. Such assets constitute all of the assets or property used or held for use by the Parent.

            5.10        COMPANY.   Prior to the Closing, the Company will not
have conducted any business or have any assets or liabilities.

            5.11 SEC FILINGS. All the reports required to be filed by the Parent under the Securities Exchange Act of 1934, as amended, since June 30, 1999 have been filed, and such reports are true and correct in all material respects, comply in all material respects with the federal securities laws, are complete and up-to-date as of the date reported, and neither contain any untrue statement of a material fact, nor omit to state any material fact necessary, in the light of the circumstances under which the statements are made, to make the statements therein not misleading.

            5.12 NO EMPLOYMENT AGREEMENTS OR MATERIAL CONTRACTS. Except with respect to the agreements filed with the Securities and Exchange Commission, the Parent is not party to any employment agreements or contracts other than the agreements for the provision of professional or other services.

            5.13 OFFICER, DIRECTOR AND EMPLOYEE CLAIMS. Except as disclosed in the Securities and Exchange Commission filings, the Parent has not received any claims for, nor is it aware of any facts or circumstances which would give rise to any claims for, indemnification by any of its current or former officers, directors or employees.

            5.14        OPTIONS AND WARRANTS. Other than as set forth in
Schedule 5.14 and the Parent's obligations under this Agreement, there are no outstanding options, warrants, subscription or registration rights or other rights or arrangements relating to, or with respect to, any equity interest in the Parent.

            5.15 TRADING. Assuming registration, the Parent's Common Stock is eligible for trading on the NASD OTC Bulletin Board.

            5.16 LOAN OBLIGATIONS. Immediately prior to the Closing, the Parent will have no loan obligations, guarantees, credit lines or security agreements outstanding.

            5.17 COMPLIANCE WITH LAWS. Each of the Parent and the Company is in compliance in all material respects with all laws, governmental rules and regulations applicable to it or its business, affairs, properties or assets.

            5.18 MATERIAL INFORMATION. All written statements, documents, schedules, financial statements and agreements furnished by or on behalf of the Parent or the Company to the Seller or the Stakeholders, or any of their respective agents, advisors, attorneys, accountants or consultants, in connection with this Agreement and the transactions contemplated hereby are true, complete, correct and up-to-date as of the date furnished in all material respects, and neither contain any untrue statement of a material fact, nor omit to state any material fact necessary, in the light of the circumstances under which the statements are made, to make the statements therein not misleading.

                                    ARTICLE 6

                       ADDITIONAL COVENANTS AND AGREEMENTS

            6.1 ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, the Seller will afford to the officers, employees, financial advisors, financing sources, consultants, accountants, attorneys and authorized representatives of the Parent reasonable access during normal business hours to the premises, personnel, advisors, consultants, attorneys, accountants, representatives, properties, contracts, commitments and books and records of the Seller. The Seller shall use its commercially reasonable efforts to furnish the Parent as promptly as practicable with such documents or copies thereof, and other information concerning the business and affairs of the Seller, including without limitation, any financial and operating data or other periodic financial information, as the Parent shall, from time to time, reasonably request. All information and documents provided to the Parent and its agents shall be kept confidential by the Parent in accordance with the provisions of Section 10.9. In addition to the foregoing, Seller agrees that Parent's counsel shall have the right to have an environmental audit conducted of the real properties, facilities and equipment utilized by the Seller and to have Richard A. Eisner & Company, or another independent certified public accounting firm, perform an acquisition audit of the Seller, and with the consent of Seller's accountants (which Seller will use its commercially reasonable efforts to obtain), to review the working papers of Seller's accountants pertaining to the Company's financial position or the results of its operations.

            6.2 CONDUCT OF BUSINESS BY THE SELLER. Except as set forth in Schedule 6.2, between the date of this Agreement and the Closing Date, the Seller will cause its business to be operated only in the ordinary course and consistent with past practices. The Seller will use its best efforts to (i) preserve intact the present business organization, (ii) maintain in effect all material licenses, permits, and approvals of Governmental Authorities which are necessary for the conduct of its business and all Material Contracts, (iii) keep available the services of the present management and workforce, including, without limitation, independent contractors, and (iv) maintain good business relationships with suppliers, customers and distributors and others having business dealings with it. Without limiting the foregoing and except as otherwise contemplated by or permitted by this Agreement or except as set forth in Schedule 6.2, or as otherwise consented to or approved by the Company in writing, the Seller shall not:

                        (a) amend its Certificate of Incorporation or Bylaws or issue, sell, grant, pledge, purchase, redeem, or otherwise encumber, or split, combine or reclassify, or agree or commit to issue, sell, grant, pledge, purchase, redeem, or otherwise encumber, or split, combine or reclassify, any shares of its capital stock; or grant, issue, create, sell, pledge, purchase, redeem or otherwise encumber or agree to grant, issue, sell, pledge, purchase, redeem, or otherwise encumber any options, warrants or rights to purchase shares of its capital stock or securities of any kind convertible into or exchangeable for shares of its capital stock, or declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

                        (b)     increase the compensation or rate of
compensation payable or to become payable to any of its former employees, executive employees, directors, consultants or officers, nor make any increase in compensation or rate of compensation or benefits payable or to become payable to directors, employees, consultants or executive officers who are parties to separation or severance agreements with the Seller, increase the compensation or rate of compensation or benefits payable or to become payable to directors, executive employees, consultants or executive officers who are parties to employment agreements with the Seller, nor enter into any separation, severance, or "change in control" agreements with any of its present or former employees, officers, consultants or directors, nor enter into any written or oral employment agreement which by its terms cannot be terminated on thirty (30) days' notice or less without penalty;

                        (c) set aside, or pay to any present or former officer, director, consultant or employee any bonus, profit-sharing, severance, retirement, insurance, death, fringe benefit, or other extraordinary compensation, nor adopt, amend, fund or commit itself to fund any employee benefit plan or account related to any Plan with or for the benefit of any of its present or former employees, consultants, directors or officers;

                        (d) make distributions or payments of any kind (other than as provided in Section 7.1(j)), to the Stakeholders, Affiliates, or any related parties except for the payment of salaries to management employees who are also Shareholders at the current monthly rate and the quarterly payment of $10,000 of the annual monitoring fee to Golub Associates, Incorporated plus the reasonable out of pocket expenses of such management employees and Golub Associates Incorporated and Affiliates approved and substantiated by the Seller in accordance with past practices;

                        (e) acquire any business entity or all or substantially all of the assets of a business entity;

                        (f) make any capital expenditures, the aggregate amount of which are in excess of $10,000, other than emergency repairs;

                        (g) create or incur any liabilities in excess of $25,000, other than liabilities incurred in the ordinary course of business or as contemplated or permitted by or in connection with this Agreement and the consummation of the Merger;

                        (h) voluntarily create or incur any Lien, or fail to take action to discharge any involuntary Lien, against or in respect of any Property;

                        (i) terminate any Material Contract, or enter into, renew, extend, amend, or modify any Material Contract, in each case in any manner that is materially burdensome to the Seller;

                        (j) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, of liabilities reflected in the most recent Financial Statements or incurred since the date of such Financial Statements in the ordinary course of business consistent with past practices, (ii) the payment of claims set forth on Schedule 6.2, and (iii) payment of claims for less than $10,000;

                        (k) institute, settle or agree to settle any claim, action or proceeding involving an expenditure in excess of $25,000 before any court or other Governmental Authority;

                        (l) default in any material respect under any Material Contract;

                        (m) fail to maintain such liability, casualty, property, loss, and other insurance coverage upon its Properties and with respect to the conduct of its business, on such terms, in such amounts, and with such insurance carriers and to such extent and covering such risks as are maintained on the date hereof;

                        (n) acquire or dispose of any assets or rights except as required for the conduct of its business in the ordinary course and which would not have a Materially Adverse Effect;

                        (o) make any loan or advance to any Person, or enter into any transaction with any Affiliate or employees, except for loans to employees in accordance with Seller's written existing employee loan policy which has been delivered to the Company, pursuant to which loans to individual employees do not exceed $1,000 and loans to employees in the aggregate do not exceed $15,000;

                        (p) fail to collect accounts receivable and pay accounts payable in the ordinary course of business consistent with past practices;

                        (q)     fail to maintain and comply with all
Governmental Approvals;

                        (r)     cause its Senior Debt to exceed $12 million; or

                        (s) authorize any of, or commit or agree to take any of the foregoing actions.

In addition to the foregoing, the Seller shall not take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Seller set forth in this Agreement becoming untrue in any material respect (other than with respect to matters discovered in the course of the Parent's and the Company's Due Diligence Investigations), or (ii) any of the conditions of the other parties to the consummation of the transactions contemplated by this Agreement and set forth in
Article 7 not being satisfied.

            6.3 REGULATORY MATTERS/ SHAREHOLDER VOTE. The parties hereto will each use their commercially reasonable efforts to obtain as promptly as practicable all necessary Governmental Approvals and consents of all third parties necessary for the consummation of the transactions contemplated by this Agreement.

            6.4 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to use its commercially reasonable efforts to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including any Governmental Authority), challenging this Agreement or the consummation of the Merger.

            6.5 TRANSACTION PROPOSALS. From the date hereof until the Closing Date (or the earlier termination of this Agreement), the Shareholders, the Majority Stakeholders and the Seller shall not, and the Seller shall not authorize or permit any of its officers, directors, consultants or employees, or any of its agents to, directly or indirectly (i) solicit, initiate or encourage the submission of Transaction Proposals, (ii) participate in any discussions or negotiations regarding any Transaction Proposal or furnish information about the Seller to any Person with respect to any Transaction Proposal except to the Majority Stakeholders, the Company or its representatives, (iii) otherwise cooperate in any way with any effort or attempt by any other Person to make or enter into a Transaction Proposal, or (iv) accept, approve or authorize, or enter into any agreement concerning any Transaction Proposal; provided, however, that the Seller and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any unsolicited effort or attempt by any person to do or seek any of the foregoing in clauses (ii), (iii) or (iv) to the extent their fiduciary duties under Delaware law may require; provided, further, that if the Seller consummates a transaction with a party other than the Company as a result of the Seller's Board of Directors exercise of its fiduciary duties as contemplated above, the Seller shall pay to the Company a break-up fee of $500,000. The Seller shall cause its agents, officers, directors, representatives and Affiliates to abide by the terms of this Section 6.5. The Seller's remedy for any breach of this
Section 6.5 shall be specific performance. In the event that the Seller receives or becomes aware of any Transaction Proposal, it shall promptly notify the Company in writing of such communication and keep the Company informed of any subsequent developments in connection therewith.

            6.6         NOTICE OF CERTAIN EVENTS.   Each party shall notify the
other parties (by disclosure in the Schedules hereto or otherwise) if:

                        (a) any notice or other communication is received from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, or any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement is received;

                        (b) any actions, suits, claims, investigations or proceedings are commenced or, to the best knowledge of such party, threatened against, relating to or involving or otherwise affecting any party hereto which could interfere with the consummation of the transactions contemplated by this Agreement or could result in a Material Adverse Effect; and

                        (c) the occurrence or non-occurrence of any event would cause either (i) any representation or warranty of any party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) any condition set forth in this Agreement to be unsatisfied at any time from the date hereof to the Effective Time, or (iii) any failure by any party to comply with or satisfy any covenant, condition or agreement to be complied with hereunder; provided, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the parties hereto.

Notwithstanding anything to the contrary contained in this Agreement, the Parent and the Company will complete all Due Diligence Investigations required for consummation of the Merger on or prior to February 4, 2000 and will notify the Seller and the Majority Stakeholders in writing, promptly upon discovery thereof (by in any event on or prior to February 4, 2000), of any information discovered in the course of Such Due Diligence Investigations which is either (i) negative or unfavorable or (ii) inconsistent with the representations and warranties of the Seller and the Shareholders contained herein or with other information provided to the Parent or the Company by or on behalf of the Seller or the Shareholders.

            6.7 TAX COVENANTS. Any Taxes with respect to the Seller that accrue prior to Closing but are not paid prior to Closing shall be paid by the Seller and the Seller shall take all appropriate and customary efforts to file the Seller's Tax Return for the tax period ending June 30, 1999 by the due date, including any extensions. The Company, in consultation with the Majority Stakeholders, shall timely prepare and file, or cause to be prepared and filed, all Tax Returns of the Seller for all taxable periods beginning on or prior to the Closing Date, and not yet prepared or filed. The Company shall have the right to represent the interests of the Seller in any Tax audit or administrative or court proceeding relating to any Taxes or Tax Returns for pre-closing periods, provided that in any proceeding relating to the Seller for pre-closing periods for which the holders of the Subordinated Notes have liability under Section 9.2, the Majority Stakeholders may participate at their own cost and expense in any such audit or tax litigation. The Company shall not compromise or settle any Tax claim, or consent or agree to any Tax liability, relating to the Seller for any Taxes which the holders of the Subordinated Notes are obligated to pay under Section 9.2, without the prior written consent of the holders of the Subordinated Notes which shall not be unreasonably withheld. The Company and the Majority Stakeholders agree to reasonably cooperate in settling any Tax liability for Pre-Closing Periods.

            6.8 FINANCIAL STATEMENTS. Seller acknowledges that audited financial statements of Seller and its Subsidiaries for the fiscal years ended June 30, 1997, 1998 and 1999 ("Audited Statements") will need to be included in Parent's Current Report on Form 8-K ("8-K") to be filed with the Securities and Exchange Commission and thereafter to be incorporated into Parent's audited financial statements prepared by Parent's independent certified public accountants ("Parent CPAs"). Seller and Parent shall negotiate with and enter into a written engagement arrangement (or similar arrangement) prior to February 15, 2000 pursuant to which KPMG LLP agrees to the requirements of this Section. Seller shall use its commercial reasonable efforts to cause KPMG LLP to (i) prepare such Audited Statements in accordance with the requirements of GAAP, Regulation S-X of the Securities and Exchange Commission, and such other accounting requirements as are applicable to public reporting companies, and to certify such Audited Statements to Parent and Parent CPAs, (ii) authorize Parent and Parent CPAs to rely on such Audited Statements and certification and incorporate such Audited Statements into Parent's audited financial statements for inclusion in Parent's 8-K filing and all subsequent required filings and reporting, and (iii) otherwise cooperate with Parent CPAs in the preparation of such pro-formas, interim statements, and other reports as are reasonably required in connection with Parent's filing and reporting obligations. Seller agrees at all times between the date hereof and the Closing Date, to use its commercial reasonable efforts to, and to use its commercial reasonable efforts to cause KPMG LLP to, afford Parent CPAs access to (including copies of) the Seller's and KPMG LLP's books and records and such other information as Parent CPAs reasonably request (and KPMG LLP agree) in order to review such Audited Statements and to incorporate them into Parent's audited financial statements. At all times during such review, whether before or after the Closing, Shareholders and the Seller shall, and shall use its commercial reasonable efforts to cause KPMG LLP to, cooperate fully with Parent CPAs, including taking such actions as Parent CPAs reasonably require (and KPMG LLP agree), in connection with such Audited Statements. All expenses of complying with the provisions of this Section 6.8 shall be

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

borne by Parent if the Merger is consummated or if the Merger is not consummated due to the fault of Parent or Seller.

            6.9 PARENT COMMON STOCK. The Parent Common Stock has not been registered under the Act or under applicable state securities laws and, therefore, cannot be sold, assigned, or otherwise transferred unless it is subsequently registered under the Act and under applicable state securities laws or an exemption from such registration is then available. The Parent Common Stock to be issued in connection with the Merger shall be afforded the same rights accorded shares of Parent Common Stock issued pursuant to the Stock Purchase and Reorganization Agreement, including without limitation, registration rights, and, when delivered hereunder, shall be duly authorized, validly issued, fully paid and nonassessable and free of any liens or encumbrances created by the Parent or the Company.

            6.10        POST-CLOSING OBLIGATIONS OF THE PARENT AND THE COMPANY.
(a) After the Closing, (i) each of the Parent and the Company shall maintain in full force and effect insurance of the types referred to in Section 3.14 which covers at least the same risks as the insurance currently maintained by the Seller, and which is in amounts equal to or greater than the insurance currently maintained by the Seller, and (ii) the Company shall maintain in full force and effect directors' and officers' liability insurance for the benefit of the Seller's pre-Closing directors, officers and Majority Stakeholders, provided however that beyond September 17, 2000 the Majority Stakeholders shall bear the cost of continued insurance or an applicable discovery period of their choosing for so long as they choose.

                        (b) After the Closing, each of the Parent and the Company shall (i) permit one non-voting representative designated by the Majority Stakeholders to attend all meetings of the Board of Directors (or any comparable governing body), and all committees thereof, of each of the Parent and the Company, (ii) pay the reasonable expenses of such representative in connection with meetings and other activities of such Boards of Directors, committees thereof or other such governing bodies of the Parent and the Company,
(iii) provide to such representative all notices, documents and information furnished to the directors of each of the Parent and the Company, at the same time as furnished to such directors, and (iv) use best efforts to notify such representative of, and permit such representative to participate by telephone in, emergency meetings of the Boards of Directors, committees thereof or other such governing bodies of each of the Parent and the Company, and to provide such representative copies of the minutes of all such meetings promptly after they are held. In no event shall the Majority Stakeholders have more than one representative.

                                    ARTICLE 7

                                   CONDITIONS

            7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE PARENT. The obligations of the Company and the Parent to consummate the transactions provided for by this Agreement are subject to the satisfaction at or prior to the Closing Date (or such earlier date provided herein) of each of the following conditions, any one or more of which may be waived by the Company (but only in writing):

                        (a) Representations and Warranties. (i) All of the Seller's, the Majority Stakeholders', the Subsidiary's and Shareholders' representations and warranties contained in this

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

Agreement shall be true and correct in all material respects as of the Cut-Off Date as though made on and as of the such date, except to the extent such representations and warranties speak as of an earlier date, and except with respect to matters discovered in the course of Parent's and Company's Due Diligence Investigations or taken into account in the Reduction Matters; (ii) the Seller, the Subsidiary and the Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by them on or prior to the Closing Date; and
(iii) with respect to (i) and (ii), at the Closing there shall be delivered to the Company and Parent a certificate signed by the President of the Seller, the Subsidiary and each of the Majority Stakeholders to the foregoing effect.

                        (b) Good Standing Certificates; Certified Certificate of Incorporation; Other Certifications. The Seller shall have provided: (i) a certificate of good standing and tax clearance certificates for the Seller and the Subsidiary from the Secretary of State for Delaware and each state in which the Seller and the Subsidiary are qualified or authorized to do business as a foreign corporation, each issued within ten days prior to the Closing Date; (ii) for each jurisdiction in which the Seller is located or has property, UCC-1 searches and lien, judgment and tax searches for the Seller, each certified as of the Closing Date by the Seller, together with UCC-3 termination statements in form and substance satisfactory to the Company which shall terminate all financing statements and liens which have been previously filed, other than those relating to leased equipment of the Seller and other than those in favor of Bank One, Texas, N.A. (if it is to remain as senior lender) and the Subordinated Noteholders other than the mechanics lien in favor of Star Construction Services; (iii) a certified copy of resolutions of the Seller's board of directors and Shareholders authorizing the execution of this Agreement by the Seller and the consummation of the transactions contemplated hereby; (iv) a copy of the Seller's and the Subsidiaries' certificate of incorporation as amended to date, certified by the Secretary of State of Delaware, together with a copy of the Seller's and the Subsidiaries' Bylaws as amended to date, all certified by the President and Secretary of the Seller; (v) a certificate of its Secretary or other authorized officer certifying as to the names and true signatures of the officers or authorized signatories of the Seller, authorized to sign the documents to which the Seller is a party; and
(vi) a list of the shareholders consenting to the Merger, including those shareholders who, prior to Closing, exercised any statutory dissenter's rights with respect to the Merger.

                        (c) Orders; Illegality. There shall not be in effect any statute, rule, regulation, preliminary or permanent injunction or other order or decree of a Governmental Authority which enjoins, prohibits, makes illegal or materially restricts or otherwise prevents the consummation of the Merger or the transactions contemplated hereby, and there shall not be pending any proceeding in which any Person seeks such a remedy.

                        (d) Third Party Consents and Waivers. There shall have been obtained all consents, approvals and waivers from parties to each Material Contract which involves an amount or has a value in excess of $25,000 that are required in connection with the Merger.

                        (e) Governmental and Regulatory Consents. All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be made or obtained prior to the Closing Date from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions hereby by the Seller and the

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

Shareholders shall have been made or obtained, except to the extent the failure to make or obtain the same could not reasonably be anticipated to result in a Material Adverse Effect.

                        (f) Opinion of Counsel. The Company and the Parent shall have received the opinion of counsel to the Seller and Shareholders dated as of the Closing Date.

                        (g) Stock Certificates. The Seller shall use commercially reasonable efforts to receive as many as possible Certificates representing the issued and outstanding shares of capital stock of the Seller.

                        (h)     Affiliate Agreements.  All agreements listed on
Schedule 3.24 will be terminated other than the Security Agreement and Subordinated Deed of Trust, Security Agreement and Assignment of Rents and Leases from Seller if favor of Subordinated Lenders.

                        (i) Lease Agreement. The Seller and the Company shall have entered into a two year lease agreement substantially in the form of Exhibit D attached hereto with respect to the plant in Little Rock, Arkansas providing for total rental payments for the first 18 months of $1.50, and then $10,000 per month thereafter with the option to vacate the property and terminate the lease, upon 120 days notice.

                        (j) Little Rock. The Seller shall have transferred to Little Rock, LLC the real property assets for the plant located in Little Rock, Arkansas. Such distributed real property assets include solely the land and buildings, together with the air distribution system, electrical system, telephone system and HVAC system contained in such buildings, and the Seller shall retain title to all other machinery, other equipment (including cranes) and other personal property located at such plant (provided that, any cranes not used by the Company in its business at another location shall revert to Little Rock, LLC).

                        (k) Dissenters. No more than 20% in interest of the Shareholders or 20% of Shareholders shall have exercised prior to or on the Closing any statutory dissenter's rights with respect to the Merger.

                        (l) Updated Financial Information. From the date hereof until the Closing, the Seller shall have provided the Company and the Parent with its monthly financial statements prepared in accordance with past practice, as they are prepared, and at least three days prior to Closing and on the Closing, the Seller shall provide the Company and the Parent with its most recent financial statements, prepared in accordance with past practice, reflecting its then current status.

                        (m) No Material Event. Prior to the Cut-Off Date, no event including, without limitation, fire, flood, earthquake, explosion, act of God, war, civil commotion, labor disruption, act of any Governmental Authority, or the termination or modification of a Material Contract or business relationship of the Seller (whether or not such event is covered by insurance), shall have occurred which in the Company's or the Parent's reasonable judgment has a Material Adverse Effect.

                        (n) Satisfactory Completion of the Company's Due Diligence; Etc. On or prior to February 4, 2000, the results of their Due Diligence Investigations shall be satisfactory to the Company and the Parent.

                        (o) Books and Records, Additional Documents. Seller shall have delivered to the Company and the Parent all of the books, data, documents, instruments and other records relating to the Seller and its business, and such other documents, instruments or certificates as the Company, the Parent or their respective counsel shall reasonably request in order to consummate the transactions contemplated hereby.

                        (p) Net Worth Test. Parent's accountants shall not have determined based upon performing accounting procedures (based upon the most recent internal financial statements and treating the Little Rock, Arkansas plant as though it has not been distributed), no later than ten (10) days prior to Closing, that the Seller does not have a Net Worth of at least $3,423,000.00 (as such amount may be adjusted for June 30, 1999 audit adjustments and to the extent such adjustments were not reflected in the October 31, 1999 balance sheet). The accounting procedures shall be set forth in an accounting procedure letter between the Parent and the Parent's CPA. Seller shall have the right to consent to such procedures, which consent shall not be unreasonably withheld or delayed.

                        (q) Bank Financing. The Company shall obtain bank financing to amend or replace the Senior Debt on terms acceptable to the Parent.

                        (r) Environmental. No significant environmental liabilities shall exist on any land or buildings owned or occupied by the Seller. "Significant environmental liabilities" shall mean total liabilities of the Seller related to environmental matters in excess of $50,000.

                        (s) Senior Debt. At Closing, the Seller's Senior Debt shall not exceed Twelve Million Dollars ($12,000,000).

Notwithstanding the foregoing, the Seller and the Stakeholders shall have the option of satisfying any of the conditions set forth in this Section 7.1 by accepting a reduction in the cash portion of the Merger Consideration if and only to the extent that (i) the condition can be satisfied by the payment of money, (ii) the condition is discrete and does not involve other matters that can not be resolved by the payment of money, (iii) the condition will be fully discharged by the payment of money, and (iv) the aggregate amount of money paid for the satisfaction of one or more conditions does not exceed $50,000. The reduction in the cash portion of the Merger Consideration shall be the amount of money paid or to be paid to satisfy such condition or conditions.

            7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER AND THE STAKEHOLDERS. The obligations of the Seller and the Stakeholders to consummate the transactions provided for by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one or more of which may be waived by the Seller and the Majority Stakeholders (but only in writing):

                        (a)     Representations and Warranties of the Company.
(i) All of the Company's and the Parent's representations and warranties contained in this Agreement shall be true and correct as of the

Cut-Off Date as though made on and as of the Cut-Off Date, except to the extent such representations and warranties speak as of an earlier date and except with respect to matters discovered in the course of Seller's Due Diligence Investigations; (ii) the Company and the Parent shall have performed and complied with all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date; and (iii) with respect to (i) and (ii), at the Closing there shall be delivered to the Seller a certificate signed by an executive officer or authorized representative of the Company and the Parent to the foregoing effect.

                        (b) Good Standing Certificates; Certified Certificate of Incorporation; Other Certifications. Each of the Company and the Parent shall have provided: (i) a certificate of good standing and tax clearance certificates from the Secretary of State of its jurisdiction of incorporation and each state in which it is qualified or authorized to do business as a foreign corporation, each issued within ten days prior to the Closing Date; and
(ii) a certified copy of resolutions of each of the Company's and the Parent's Board of Directors and (if required) Shareholders authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby (including without limitation the issuance of the Contingent Subordinated Notes, the assumption of the Existing Subordinated Notes, and issuance of Parent Common Stock pursuant to Section 2.1(a)(iv)), (iii) a copy of its certificate or articles of incorporation as amended to date, certified by the Secretary of State of its jurisdiction of incorporation, together with a copy of its Bylaws as amended to date, all certified by its Secretary; and (iv) a certificate of its Secretary or other authorized officer certifying as to the names and true signatures of its officers or authorized signatories, authorized to sign the documents to which it is a party.

                        (c)     Orders; Illegality.   There shall not be in
effect any statute, rule, regulation, preliminary or permanent injunction or other order or decree of a Governmental Authority which enjoins, prohibits, makes illegal or materially restricts or otherwise prevents the consummation of the Merger or the transactions contemplated hereby, and there shall not be pending any proceeding in which any Person seeks such a remedy.

                        (d) Merger Consideration. At the Closing, the Company or the Parent shall have paid to each Stakeholder who has delivered to the Company such Stakeholder's Certificates and or notes, such Stakeholder's applicable share, if any, of the cash portion of the Merger Consideration as specified on Schedule 2.2, and shall have issued (i) the Subordinated Notes to certain Stakeholders as specified on Schedule 2.2, and (ii) the Parent Common Stock to be issued pursuant to Section 2.1(a)(iii).

                        (e) Guaranty. Parent shall have delivered the Guaranty to the holders of the Subordinated Notes.

                        (f) Discharge of Mortgage. Parent and the Company shall have discharged the mortgage on the Little Rock plant in favor of Bank One, Texas, N.A.

                        (g) Third Party Consents and Waivers. There shall have been obtained all consents, approvals and waivers from third parties that are required in connection with the Merger.

                        (h) Governmental and Regulatory Consents. All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be made or obtained prior to the Closing Date from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company or the Parent shall have been made or obtained, except to the extent the failure to make or obtain the same could not reasonably be anticipated to result in a Material Adverse Effect.

                        (i) Opinion of Counsel. The Seller and the Stakeholders shall have received the opinion of counsel to the Company and the Parent dated as of the Closing Date.

                        (j) Stock Certificates. The Subordinated Noteholders shall have received Certificates representing the Parent Common Stock to be issued to them pursuant to Section 2.1(a)(iii).

                        (k) Interim Financials. The Seller shall have received the Parent's unaudited financial statements for the quarter ended September 30, 1999.

                        (l) No Material Event. Prior to the Cut-Off Date, no event including, without limitation, fire, flood, earthquake, explosion, act of God, war, civil commotion, labor disruption, act of any Governmental Authority, or the termination or modification of a material contract or business relationship of the Company or the Parent (whether or not such event is covered by insurance), shall have occurred which in the Seller's or the Majority Stakeholders' reasonable judgment has a Material Adverse Effect.

                        (m) Additional Documents. The Company and the Parent shall have delivered to the Majority Stakeholders all of the data, documents and other records relating to the Company or the Parent or their respective businesses, and such other documents or certificates as the Majority Stakeholders or their counsel shall reasonably request in order to consummate the transactions contemplated hereby.

                                    ARTICLE 8
                                   TERMINATION

            8.1 TERMINATION. By notice given at or prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                        (a) by the Company or the Parent if a material breach of any provision of this Agreement has been committed by the Seller or the Majority Stakeholders and such breach has not been waived, provided that written notice of such breach has been given to the breaching party and the breaching party has failed to cure such breach within 30 days of receipt of such notice;

                        (b) by any party, if any of the conditions for the benefit of the terminating party in Article 7 have not been satisfied as of the Closing Date or become impossible (other than through the failure of that party to comply with its obligations under this Agreement) and that party has not waived such condition on or before the Closing Date;

                        (c) by mutual consent of the Company and the Parent, on the one hand, and the Seller and the Majority Stakeholders, on the other hand; or

                        (d) by either the Company, the Parent or the Seller if the Merger shall not have been consummated (other than through the failure of the party seeking termination to comply fully with its obligations under this Agreement) on or before the Applicable Target Closing Date or such later date as the parties may mutually agree upon; provided, however, that the Company and the Parent shall have the unilateral right to extend the Closing Date to April 15, 2000, but no later than such date by providing the Seller a signed Commitment Letter for Senior Debt financing on or before February 22, 2000 and depositing into escrow a refundable deposit of $500,000 with the Escrow Agent by March 1, 2000 subject to the conditions set forth on Exhibit E. A "Commitment Letter" shall mean a signed commitment letter for Senior Debt financing from a reputable financial institution other than Bank One, approved by its credit committee, containing industry standard terms and subject to standard industry conditions, including due diligence, and accepted by the Parent and the Company. During the extension of this Agreement pursuant to the following proviso, if the Seller learns of any event or occurrence at any time or from time to time that would result in a breach of clauses (a), (b), (c), (d), (e), (k), (m) or (r) of
Section 7.1, it shall have the right to notify the Company and Parent of such breach and Parent and Company will within three (3) business days notify the Seller if they wish to proceed with the transaction, and if Parent and Company elect to proceed, Parent and Company shall not terminate the Agreement as a result of that specific breach, provided that the Seller shall have the ability to cure such breach within the earlier of the Closing or fifteen (15) days of notice if the Parent and Company notify the Seller that they desire to terminate this Agreement as a result of the breach. If the Parent or the Company learns of any event or occurrence at any time or from time to time that would result in a breach of Section 7.1, it will notify the Seller of such event or occurrence. Notwithstanding the foregoing, after March 31, 2000, the Parent and Company cannot terminate this Agreement under Section 7.1(q).

No termination of this Agreement under this Section 8.1 for any reason or in any manner shall release, or be construed as releasing, either party from any obligations hereunder which by their express terms survive termination, including Section 10.9 hereof.

Notwithstanding anything to the contrary contained in this Section 8.1, the Parent and the Company shall notify the Seller and the Majority Stakeholders on or prior to February 4, 2000 as to whether they are satisfied with the results of their Due Diligence Investigations and intend to proceed with the consummation of the Merger. If such notice states that they are not satisfied with the results of their Due Diligence Investigations and do not intend to proceed with the consummation of the Merger, this Agreement shall be terminated and the transactions contemplated hereby abandoned. The Parent and the Company may not terminate this Agreement or abandon the transactions contemplated hereby at any time after February 4, 2000 on the basis of any matter discovered during the course of their Due Diligence Investigations (including without limitation the carrying value of accounts receivable, plant and equipment and inventory) or based on the Reduction Matters.

            8.2         EFFECT OF TERMINATION OR FAILURE TO CONSUMMATE MERGER.
In the event of the termination of this Agreement as provided in Section 8.1,
(i) written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, (ii) all Confidential Information as required by Section 10.9 shall be returned to the appropriate party, and (iii) this Agreement shall become void and of no further force or effect, except as set forth in Section 8.1. Upon termination of this Agreement because of a breach of this Agreement, the parties shall have remedies generally available to them at law or in equity.

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

            8.3 EXPENSES. Regardless of whether the transactions contemplated by this Agreement are consummated, each of Parent and Company and each Stakeholder shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including the fees and expenses of agents, representatives, counsel, actuaries and accountants, which expenses shall not be subject to reimbursement or other payment by any other party.

            8.4 SPECIFIC PERFORMANCE. In the event that any party shall fail or refuse to consummate the transactions contemplated by this Agreement for any reason not otherwise permitted by this Agreement or if any default under, or breach of any representation, warranty or covenant of, this Agreement on the part of any party shall have occurred that results in the failure to consummate the transactions contemplated hereby, then in addition to the other remedies provided in this Agreement, the non-breaching party shall be entitled to obtain an order of specific performance thereof against the breaching party from a court of competent jurisdiction. In addition, the non-breaching party shall be entitled to obtain from the breaching party court costs and reasonable attorneys' fees incurred by it in enforcing its rights hereunder. As a condition to seeking specific performance hereunder, the Company shall not be required to tender the Merger Consideration but shall be ready, willing and able to do so.

                                    ARTICLE 9

                           SURVIVAL OF REPRESENTATIONS
                    AND WARRANTIES; INDEMNIFICATION; OFFSETS

            9.1         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.
The covenants contained in this Agreement shall survive the Closing without limitation. The representations and warranties contained in this Agreement shall survive the Closing Date and shall continue in effect for two years thereafter, except that (A) any representation or warranty of the Seller and/or the Shareholders contained in (i) Sections 3.1 (Organization; Powers; Approvals),
3.2 (Authorization of Transaction; Noncontravention), 3.3 (Capitalization; Shares), 4.1 (Ownership of Shares), and 4.2 (Power and Authority) shall survive for the full period of the applicable statute of limitations, and (ii) Sections
3.6 (Tax Returns) and 3.12 (ERISA) shall survive for the full period of the applicable statute of limitation and for a period of 180 days thereafter, (B) any representation or warranty of the Company and Parent contained in Section
5.2 (Authority of the Company and Parent; No Violation) shall survive for the full period of the applicable statute of limitations, and (C) claims, if any, which are based upon fraud by the Company, the Parent, the Seller, the Subsidiaries or the Shareholders shall survive for the full period of the applicable statute of limitations, until finally resolved and satisfied in full (the applicable date, the "Expiration Date"). Any claim for indemnification must be made on or prior to the applicable Expiration Date, it being understood that claims made on or prior to such Expiration Date shall survive such Expiration Date until resolved.

            9.2         INDEMNIFICATION.

                        (a) Subject to the limitations set forth in Section 9.2(c), the Subordinated Noteholders agree to jointly and severally (with respect to clauses (i) and (iii) below) and the Shareholders severally (with respect to their own breaches) (with respect to clause (ii) below) indemnify, defend and hold harmless each of the Company, the Parent and its Affiliates, officers, directors, advisors and agents against any and all Losses, as incurred, that arise out of or relate to:

                                (i) any inaccuracy in or breach of any of the representations and warranties made by the Seller, the Majority Stakeholders or the Subsidiary under
                        Article 3;

                                (ii) any inaccuracy in or breach of any of the representations or warranties made by the Shareholders under Article 4 of this Agreement;

                                (iii) any breach or nonperformance of any of the covenants or agreements made by the Seller, the Subsidiary or the Majority Stakeholders in or pursuant to this Agreement.

Notwithstanding anything to the contrary contained in this Section 9.2(a) or elsewhere in this Agreement, no Indemnifying Party under this Section 9.2(a) shall have any liability with respect to any matter discovered in the course of the Parent's and the Company's Due Diligence Investigations or with respect to any Reduction Matters.

                        (b) The Parent and the Company agree to jointly and severally indemnify, defend and hold harmless each of the Subordinated Noteholders and their respective Affiliates, advisors and agents against any and all Losses, as incurred, that arise out of or relate to (i) any inaccuracy in or breach of any of the representations and warranties made by the Company or the Parent in or pursuant to this Agreement, or (ii) any breach or nonperformance of any of the covenants or agreements made by the Company or the Parent in or pursuant to this Agreement.

                        (c) In the event that the Company and the Parent shall be entitled to indemnification under Section 9.2(a), their exclusive remedy (except as provided below in the last sentence of the penultimate paragraph of this Section 9.2) shall be to offset and apply after complying with Sections 9.3 and 9.4 any amounts that may be due from the Company or the Parent to the Stakeholders against amounts payable to the Stakeholders under the Subordinated Notes or to the extent issued, the Contingent Subordinated Notes; provided however, that the Company and Parent may exercise the right of offset against amounts payable under the Subordinated Notes only once the aggregate amount of Losses exceeds $180,000 (the "Threshold Amount") but to the extent the amount of the indemnification exceeds the Threshold Amount all amounts including the Threshold Amount, subject to indemnification and offset shall be due and payable; provided, however, any Losses arising from a breach of Section 3.3 (Capitalization; Shares) or Section 3.27 (Absence of Claims by Shareholders) or any Claims arising from Stakeholder actions challenging the sufficiency of the Merger Consideration or allocations set forth on Schedule 2.2 (collectively "Stakeholder 2.2 Claims") may be offset against the Subordinated Notes without regard to the Threshold Amount. Offset will be first made against the Contingent Subordinated Notes, if issued, on a pro rata basis in proportion to the outstanding amount thereof. To the extent the amount of Losses exceeds the face amount (including accrued interest) of the Contingent Subordinated Notes, offsets will be against the Existing Subordinated Notes on a pro rata basis in proportion to the outstanding amount thereof. The aggregate amount of Losses which may be offset shall be $3,500,000, of which only $2,000,000 may be for liabilities that are not tax liabilities or Stakeholder 2.2 Claims.

The parties hereto agree that the Parent's and Company's indemnification hereunder, for any Losses arising from the Fischer Lime & Cement accidental death incident from May, 1999 or the failure of the Seller to timely renew its stormwater permit or arising from the IRS audit of the tax returns for the period ended June 30, 1998 will not be subject to any limitation.

Notwithstanding anything to the contrary contained herein, there shall be no limit on indemnification for Stakeholder 2.2 Claims, provided that the Company and the Parent shall first exhaust their ability to claim further offsets against the Existing Subordinated Notes or Contingent Subordinated Notes (if issued) prior to resorting to other remedies. To the extent the Company's right to offset pursuant to the last sentence of the first paragraph of this clause
(c) has been exhausted by Stakeholder 2.2 Claims and subsequently, the Company incurs any Losses, the Company shall have the right to offset such Losses up to the face amount (including accrued interest) of the Existing Subordinated Notes and, if issued, the Contingent Subordinated Notes (with all offsets to be made first against the Contingent Subordinated Notes if they have at that time been issued, to the extent thereof, and then against the Existing Subordinated Notes).

Notwithstanding anything to the contrary contained herein, provided the Merger is consummated, the Parent and the Company's exclusive remedy for breach of a representation, warranty or covenant by the Seller or the Majority Stakeholders shall be to seek indemnification as provided in Sections 9.2, 9.3 and 9.4.

            9.3         PROCEDURE FOR PAYMENT FOR THIRD-PARTY CLAIMS.

                        (a) A party entitled to indemnification hereunder shall be referred to herein as an "Indemnified Party." A party obligated to indemnify an Indemnified Party hereunder shall be referred to herein as an "Indemnifying Party." If an Indemnified Party determines that it is or may be entitled to indemnification hereunder with respect to claims for Losses resulting from the assertion of liability by third parties, it shall give notice ("Claim Notice") to the Indemnifying Party (or if the Indemnifying Party is the Shareholders, the Claim Notice shall be delivered to the Majority Stakeholders) within 30 days of it becoming aware of any such claim and the facts upon which any such claim for Losses will be based, and the Claim Notice shall set forth such material information with respect thereto as is then reasonably available to the Indemnified Party. The rights of the Indemnified Party in respect of claims for Losses shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, as a result of such failure to give notice, the Indemnifying Party incurs an out-of-pocket expense or is materially prejudiced thereby. After receipt of the Claim Notice, the Indemnifying Party shall be entitled, at any time that it so elects, to assume the defense thereof, at its own expense. If the Indemnifying Party does not so assume the defense, the Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed), settle or compromise any Loss or consent to entry of any judgment.

                        (b) The Indemnifying Party shall have the right to defend, compromise or settle such claim for Losses if it assumes the defense of such claim, at the cost and expense of the Indemnifying Party.

                        (c) The parties shall cooperate in the defense of all third party claims. In connection with the defense of any claim, each party shall make available to the party controlling such defense any books, records or other documents within its control and access to employees that are reasonably requested in the course of such defense.

            9.4 NON-THIRD PARTY CLAIMS. In the event that an Indemnified Party asserts the existence of a claim for Losses (excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party specifying the nature and amount of the claim asserted, provided that if the Indemnifying Party is a Shareholder, such notice may be given to the Majority Stakeholders. If the Indemnifying Party, within 30 days or such greater time as may be necessary for the Indemnifying Party to investigate such claim not to exceed 90 days, after receiving the notice from the Indemnified Party, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion, such assertion shall be deemed accepted and the amount of such claim shall be deemed a valid claim for Losses. During the time period set forth in the preceding sentence, the Indemnified Party shall cooperate fully with the Indemnifying Party in respect of such claim for Losses. In the event that the Indemnifying Party contests the assertion of a claim by giving such written notice to the Indemnified Party within said period, the parties shall, acting in good faith, attempt to reach agreement with respect to such claim within ten days after such notice. If the parties cannot reach agreement, the claim or claims asserted shall be submitted to binding arbitration pursuant to Section 10.12.

                                   ARTICLE 10
                                     GENERAL

            10.1 NOTICES. All notices and other communications hereunder shall be in writing and may be delivered personally, sent by fax, sent by a nationally-recognized overnight courier, or mailed by registered or certified mail, postage prepaid, return receipt requested. Any such notice sent by fax shall be deemed given when transmitted upon receipt of a confirmation thereof, any notice sent by overnight courier shall be deemed given one business day after being delivered to the nationally-recognized overnight courier for next business day delivery, and any such notice sent by registered or certified mail shall be deemed given on the date such receipt is acknowledged or refused. Notices should be sent as follows:

                         If to the Parent or the Company, addressed to:

                         TBM Holdings, Inc.
                         136 Main Street
                         Westport, Connecticut  06880
                         Attention:  William A. Schwartz
                         Fax No.:  (203) 227-1050

                         with a copy to:

                         Levett Rockwood P.C.
                         33 Riverside Avenue
                         Westport, Connecticut  06880
                         Attention:  Cheryl L. Johnson, Esq.
                         Fax No.:  (203) 226-8025

            If to the Seller or the Majority Stakeholders, addressed to:

            Long Reach Holdings, Inc.
            c/o Lawrence Golub
            Golub Associates, Inc.
            230 Park Avenue, 19th Floor
            New York, New York  10169
            Attention:  Lawrence Golub
            Fax No.  (212) 207-1579
            with a copy to:

            Eaton & Van Winkle
            3 Park Avenue
            New York, New York 10016
            Attn:  Clement B. Wood, Esq.
            Fax No. (212) 779-9928

            If to the other Shareholders to:

            D. Michael Buchanan
            c/o Long Reach Holdings, Inc.
            12300 Amelia Drive
            Houston, Texas  77045
            Fax No. (713) 433-5917

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

            10.2 EXTENSION; WAIVER. At any time prior to the Closing, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a senior officer of the waiving party.

            10.3 CHOICE OF LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by, construed, interpreted, and the rights of the parties enforced in accordance with the internal laws of the State of Delaware.

            10.4 AMENDMENT; ENTIRE AGREEMENT. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. This Agreement, together with the exhibits and attachments hereto, and the schedules hereto, constitutes the entire Agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. Notwithstanding the foregoing, the Seller shall have the right to amend and supplement the schedules hereto on or prior to February 4, 2000.

            10.5 COUNTERPARTS; HEADINGS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings of the several Articles and Sections herein and the Table of Contents are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            10.6 PUBLICITY. No public announcement, press release, or communication regarding the Merger shall be made without the prior written consent (which consent shall not be unreasonably withheld) of the parties as to the content and timing thereof, except as required by Applicable Law, including, without limitation, federal securities laws. After the Closing, any public statements and press releases shall be made by the Parent in its sole discretion.

            10.7 SEVERABILITY. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, or against its regulatory policy, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            10.8 NO THIRD PARTY BENEFICIARIES; ASSIGNMENT. This Agreement is not intended to confer upon any employee of the Seller, the Company or any other Person, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable rights or remedies, except that, with respect to the Indemnified Parties described in Section 9.3, the provisions of said section are intended for the benefit of, and enforceable by, such Persons. Neither this Agreement nor any of the rights, interests, or obligations of the parties may be assigned by any party hereto, whether by operation of law or otherwise, without the prior written consent of the other parties hereto and any such assignment that is not consented to shall be null and void; provided, however, the Company may assign its rights and obligations under this Agreement to any of its Affiliates without the consent of Seller or the Shareholders. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

            10.9        CONFIDENTIALITY.   From the date hereof until the
Closing Date:

                        (a) The Parent, the Company and the Seller (together with the Shareholders) acknowledge the confidential and proprietary nature of the Confidential Information of the other party (as defined below), and agree not to disclose and to hold and keep the same confidential as provided herein. As used herein, the term "Confidential Information" means and includes any and all:

                                (i) trade secrets concerning the business and affairs of a Person, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other information, however documented, that is a trade secret within the meaning of applicable law; and

                                (ii) information concerning the business and affairs of a Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training techniques and materials), however documented, that has been or may hereafter be provided or shown to such Person by the other party hereto or by the directors, officers, employees, agents, consultants, advisors, legal counsel, accountants, financial advisors or other representatives of such party. Any trade secrets of a Person will also be entitled to all of the protections and benefits under Applicable Law.

                        (b) Each party agrees that the Confidential Information of the other party (a) will be kept confidential by such party and such party's representatives, and (b) without limiting the foregoing, will not be disclosed by such party or the party's representatives to any person except for the purpose of evaluating the transactions contemplated by this Agreement, including the financing for such transactions.

                        (c)     All of the foregoing obligations and
restrictions do not apply to that part of the Confidential Information that (a) was or becomes generally available to the public other than as a result of a disclosure in violation of this Section 10.9, (b) was available, or becomes available, to a party on a non-confidential basis prior to its disclosure to such party by the other party, or (c) in the reasonable opinion of such party, is required to be disclosed by Applicable Law.

                        (d) If this Agreement terminates for any reason or if the Merger is not consummated, then the parties hereto (i) will promptly deliver to the other party all documents or other materials furnished to such party constituting Confidential Information, together with all copies and summaries thereof in the possession or under the control of the such party, and
(ii) will destroy materials generated by such party or such party's representatives that include or refer to any part of the Confidential Information, without retaining a copy of any such material.

                        (e) Notwithstanding anything to the contrary set forth in this Agreement, in the event that either party defaults under or breaches this Section 10.9, the other party shall be entitled to seek and obtain money damages from the other party, and shall further be entitled to seek and obtain an injunction or injunctions to prevent breaches of this Section 10.9 and/or to compel specific performance of this Section 10.9, and, in addition, to obtain from such other party court costs and reasonable attorney's fees incurred in the pursuit of remedies hereunder.

            10.10 TAX IMPLICATIONS. The Shareholders shall be responsible for obtaining such assurances regarding the tax implications to them personally of the Merger as they deem appropriate, and shall assume the risk of any adverse tax consequence to them personally relating to the Merger or any of the transactions contemplated hereby. Neither the Company nor any Affiliate of the Company makes or shall make any representations and warranties to or for the benefit of the Shareholders with respect to such implications or consequences.

            10.11 INTERPRETATION. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement;
and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

            10.12 DISPUTE RESOLUTION. Any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved within 10 business days may be submitted to final and binding arbitration in New York City before J-A-M-S, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. A party may commence the arbitration process called for in this agreement by filing a written demand for arbitration with J-A-M-S, with a copy to all persons and entities entitled to notices hereunder. The arbitration will be conducted in accordance with the provisions of J-A-M-S' Streamlined Arbitration Rules and procedures in effect at the time of filing of the demand for arbitration. The parties to the arbitration will cooperate with J-A-M-S and with one another in selecting an arbitrator from J-A-M-S' panel of neutrals, and in scheduling the arbitration proceedings so that a final determination can be made within 30 days after submission to arbitration. The parties to the arbitration covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs except as provided in Section 10.13 below. The provisions of this Section 10.12 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

            10.13 LEGAL FEES. In connection with any action, arbitration or legal proceeding brought in connection with this Agreement, the prevailing party shall be entitled to full recovery of its legal fees and expenses from the non-prevailing party.

            IN WITNESS WHEREOF, the Parent, the Company, the Seller, the Subsidiary and the Shareholders have each caused this Agreement to be executed by their respective officers as of the date first above written.

                                        PARENT:

                                        TBM HOLDINGS, INC.

                                        By:   /s/ William A. Schwartz
                                              -----------------------------
                                              Name:   William A. Schwartz
                                              Title:  President

                                        COMPANY:

                                        TBM ACQUISITION I, INC., a Delaware
                                        corporation

                                        By:   /s/ William A. Schwartz
                                              -----------------------------
                                              Name:   William A. Schwartz
                                              Title:  President

                                        SELLER:

                                        LONG REACH HOLDINGS, INC., a Delaware
                                        corporation

                                        By:   /s/ D. Michael Buchanan
                                              -----------------------------
                                              Name:   D. Michael Buchanan
                                              Title:  President

                                        SUBSIDIARY:

                                        LONG REACH BRUDI PACIFIC PTY LTD.

                                        By:   /s/ D. Michael Buchanan
                                              -----------------------------
                                              Name:   D. Michael Buchanan
                                              Title:  Director

                        MAJORITY STAKEHOLDERS AND
                        HAREHOLDERS:

                        LEG PARTNERS, SBIC L.P.
                        By:   Golub GP II Corporation,
                              General Partner

                        By:   /s/ Lawrence E. Golub
                              ---------------------------------
                              Lawrence E. Golub, President

                        LEG PARTNERS, L. P.
                        By:   LEG GP Limited Partnership,
                              General Partner
                        By:   Golub GP Corporation,
                              General Partner

                        By:   /s/ Lawrence E. Golub
                              ---------------------------------
                              Lawrence E. Golub, President

                        LEG PARTNERS, II L. P.
                        By:   Golub GP II, LLC,
                              General Partner

                        By:   /s/ Lawrence E. Golub
                              ---------------------------------
                              Lawrence E. Golub, Managing Member

                        SHAREHOLDERS:

                        /s/ D. Michael Buchanan
                        ---------------------------------
                        D. Michael Buchanan

                        /s/ E. Peters
                        ---------------------------------
                        D. E. Peters

                        /s/ R. A. Scott
                        ---------------------------------
                        R. A. Scott

                        /s/ Fred R. Lummis
                        ---------------------------------
                        Fred R. Lummis

                        SUMMIT CAPITAL, INC.

                        By:/s/ Fred R. Lummis
                           ---------------------------------
                              Fred R. Lummis, President

                        /s/ Mary Anne Duncan
                        ---------------------------------
                        Mary Anne Duncan

                        /s/ Charles W. Duncan, III
                        ---------------------------------
                        Charles W. Duncan, III

                        DUNCAN EQUITIES & REAL ESTATE FUND, L.P.
                        By:   Duncan Equities & Real Estate
                              Management, Inc., General Partner

                        By:   /s/ Charles W. Duncan, III
                              ---------------------------------
                              Charles W. Duncan, III, General Partner

                        DE-LR PARTNERS, L.P.
                        By: Duncan Equities, Inc., General Partner

                        By:   /s/ Charles W. Duncan, III
                              ---------------------------------
                              Charles W. Duncan, III, General Partner

                        BRENDA AND JOHN DUNCAN GROUP, LTD.

                        By:   /s/ John H. Duncan
                              ---------------------------
                              John H. Duncan

                                    EXHIBIT A

                            FORM OF SUBORDINATED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED.

THIS NOTE IS SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS OF THE COMPANY. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT AMOUNTS OWING WITH RESPECT TO THIS NOTE SHALL BE SUBORDINATED IN ACCORDANCE WITH THE
PROVISIONS OF THE SUBORDINATION AND STANDBY AGREEMENT DATED AS OF FEBRUARY   ,
2000 AMONG THE ORIGINAL HOLDERS OF THE NOTES, BANK ONE, TEXAS, N.A. AND THE COMPANY, AND THE HOLDER ACCEPTS AND AGREES TO BE BOUND BY SUCH PROVISIONS.

                             TBM ACQUISITION I, INC.
                          SUBORDINATED PROMISSORY NOTE

$______________                       February _____, 2000 Westport, Connecticut

                  TBM ACQUISITION I, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ______________________ (the "Holder"), or registered assigns, in lawful money of the United States of America, the principal sum of ______________ Dollars ($ _______) or such lesser principal amount as shall then be unpaid, or, if not sooner paid on February ___, 2005, and shall accrue interest (computed on the basis of the actual number of days elapsed over a year of 360 days) from the date hereof on the unpaid principal amount hereof at a rate of six percent (6.0%) per annum, compounded monthly, subject to adjustment as provided herein. Interest accruing on this Note until [February 1, 2002] shall be added to principal.

                  Commencing on [March 1, 2002] and thereafter on the first day of each month occurring during the remainder of the term of this Note, the Company shall make payments of interest as follows: (i) from [March 1, 2002] through and including [ February 1, 2004], at a rate of six percent (6.0%) per annum, and (ii) from March 1, 2004 through maturity, at a rate per annum equal to the Senior Debt Rate (as defined in the Merger Agreement) plus two percent (2.0%).

                  If any principal of or interest on this Note is not paid when due, or there exists a material Event of Default, this Note shall bear interest thereafter, until such overdue principal or interest is paid in full or such material Event of Default is cured, at a rate per annum equal to the Senior Debt Rate plus two percent (2.0%).

                  Payments of principal and interest shall be made in lawful currency of the United States of America by check mailed and addressed to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the Holder, at such other place in the United States of America as the Holder shall have designated to the Company in writing.

                  This Note is one of the Subordinated Notes (collectively, the "Notes") referred to in, and is entitled to the benefits and obligations of (i)
the Agreement and Plan of Merger dated January   , 2000 among the Company, TBM
Holdings, Inc. (the "Parent"), Long Reach Holdings Inc. ("LRH") and certain shareholders of LRH, (the "Merger Agreement"), pursuant to which LRH was merged
with and into the Company on February   , 2000, (ii) the Guaranty dated
February   , 2000 (the "Guaranty") by the Parent in favor of the Holder and the holders of the other Notes (collectively, the "Holders"), and (iii) the Security Documents referred to below (the Notes, the Merger Agreement, the Guaranty and the Security Documents being collectively referred to as the "Note Documents").

                  Capitalized terms used herein without definition have the meanings given thereto in the Merger Agreement.

                  The Notes may be prepaid, in whole at any time or in part from time to time, without premium or penalty, provided that any such prepayment shall be made pro rata among all the Notes.

                  This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company in Westport, Connecticut, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing. The Company may treat the registered holder hereof (or, when presented duly endorsed, the holder hereof) as the absolute owner of this Note for the purpose of receiving any payments hereon and for all other purposes; and each holder from time to time of this Note, by accepting or holding the same, consents to and agrees with the provisions hereof.

Collateral Security for the Notes

                  The Notes are secured pursuant to the following security documents (the "Security Documents"): (i) the Security Agreement dated as of
April 20, 1999, as amended as of February   , 2000, by the Company (as successor
by merger to LRH) in favor of Golub Associates Incorporated, as agent (the "Agent") for the Holders, and (ii) the Subordinated Deed of Trust, Security Agreement and Assignment of Rents and Leases dated as of April 20, 1999, as
amended as of February   , 2000, by the Company (as successor by merger to LRH)
in favor of the Agent, in respect of the Company's property located at 12300 Amelia Drive, Houston, Texas 77045.

Covenants of the Company

         1. The Company agrees that, without the prior written consent of the Majority Stakeholders, so long as any amounts are due and owing under the Notes, the Company will not:

         (a) incur any indebtedness or guaranty obligation which ranks pari passu with or senior to the Notes, except for the Senior Debt and other indebtedness which ranks pari passu (both as to payment and collateral security) with the existing Senior Debt;

         (b) sell, lease, transfer or otherwise dispose of any of its properties, assets and rights to any person except (i) sales of inventory in the ordinary course of business, (ii) sales or other dispositions in the ordinary course of business of equipment which is obsolete, uneconomical or no longer useful in its business or which is being replaced with other equipment of substantially equal or greater utility, (iii) dispositions of obsolete inventory, and (iv) other sales or other dispositions of property, the aggregate fair market value of which, together with all such other property so sold or disposed of in any 12-month period, shall not exceed 20% of the Company's consolidated tangible assets as at the beginning of such 12-month period; provided, that if the holder(s) of the Senior Debt (the "Senior Lender") consents to actions of the Company set forth above in this paragraph (b), the Holder shall be deemed to have consented to such action;

         (c) (i) declare or pay, or set apart any funds for the payment of, any dividends in any fiscal year on any shares of its capital stock ("Shares") of the Company, (ii) apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or retirement of, or make any distribution, by reduction of capital or otherwise, in respect of any of its Shares or other securities, whether now or hereafter outstanding, except that any Subsidiary may from time to time declare and pay dividends to the Company and the Company may make distributions to the Parent in order to satisfy any tax liability of the Parent resulting solely from the operations of the Company;

         (d) except as provided in the next sentence of this paragraph (d), transfer any cash or property to any Affiliate of the Company, enter into any contract or transaction with any such

Affiliate, or modify any outstanding contract or transaction with any such Affiliate, including without limitation the purchase, lease, sale or exchange of property or the rendering of any service to any such Affiliate. Notwithstanding anything to the contrary contained in this paragraph (d), without the consent of the Majority Holders the Company may (i) pay compensation to its full-time employees (whether or not Affiliates) in the ordinary course of business in amounts that are customary for businesses similar to that of the Company to pay to employees with similar responsibilities, (ii) pay compensation to any employee hired pursuant to the Consulting Agreement with TBM Consulting, Inc., and (iii) so long as no Default or Event of Default is in existence or would be caused thereby, pay compensation to TBM Consulting, Inc. or to a stockholder or Affiliate of the Company who is not an employee of the Company for services rendered in accordance with the provisions of an agreement which is approved by a majority of the disinterested members of the Company's Board of Directors and is on terms comparable in all material respects to the terms which would prevail in an arm's-length transaction between unaffiliated third parties; or

         (e) make any principal payment of or interest payment on, or purchase or acquire, or prepay, any indebtedness which is subordinate or junior to, or pari passu with, the Notes other than trade debt, or permit any notes or agreements evidencing indebtedness which is subordinate or junior to, or pari passu with, the Notes, or any subordination agreement executed in connection therewith, to be modified or amended or any agreement or consent to be given thereunder, whereby (i) any provisions thereof relating to the subordination thereof to the Notes are waived, modified or discharged, or (ii) there is any acceleration of the maturities therein provided.

         2.       The Company agrees that it will:

                  (a) (i) permit one non-voting representative designated by the Majority Stakeholders to attend all meetings of the Board of Directors (or any comparable governing body), and of all committees thereof, of each of the Parent and the Company, (ii) pay the reasonable expenses of such representative in connection with meetings and other activities of such Boards of Directors, committees thereof or other such governing bodies of the Parent and the Company,
(iii) provide to such representative all notices, documents and information furnished to the directors of each of the Parent and the Company, at the same time as furnished to such directors, and (iv) use best efforts to notify such representative of, and permit such representative to participate by telephone in, emergency meetings of the Boards of Directors, committees thereof or other such governing bodies of each of the Parent and the Company, and to provide such representative copies of the minutes of all such meetings promptly after they are held;

         (b) maintain in full force and effect (i) insurance of the types referred to in Section 3.14 of the Merger Agreement which covers at least the same risks as the insurance maintained by LRH immediately prior to its merger into the Company, and which is in amounts equal to or greater than the insurance maintained by LRH at such time, and (ii) directors' and officers' liability insurance for the benefit of LRH's pre-Merger directors, officers and Majority Stakeholders (at the expense of the Majority Stakeholders);

         (c) keep proper books of record and account in which full and true entries will be made of all dealings or transactions relating to the business and affairs of the Company, and the Company shall cause to be furnished to the
Holder:

                  (i)   as soon as practicable and in any event within thirty
         (30) days after the end of each month, but only if the same are prepared for internal use by the Company or for creditors, equity holders or others: (x) unaudited consolidated statements of income, retained earnings and cash flows of the Company and its consolidated Subsidiaries for such month, and unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as of the end of such month, in the forms prepared by the Company and its consolidated Subsidiaries for their internal use consistent with past practice, and
         (y) in comparative form, figures for the actual results for the corresponding month in the immediately preceding fiscal year) and amounts projected for such month, together with explanations of any material variances;

                  (ii) at the same time furnished to the Senior Lender, a copy of all financial and other information furnished to the Senior Lender; and

                  (iii) as soon as practicable (but in any event not more than five (5) business days after any officer of the Company obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to a Default or an Event of Default), notice of any and all Defaults and Events of Default hereunder;

         (d) Golub Associates Incorporated, as agent (the "Agent") for the Holders, or any person designated by such agent, shall have the right, from time to time hereafter, upon prior notice to the Company to call at the place or places of business of the Company during ordinary business hours (i) to inspect, audit and check any of their books, records, journals, orders, receipts and any correspondence and other data relating to the business of the Company or to any transactions among the parties to the Note Documents, and (ii) to discuss the affairs, finances and business of the Company with any of its officers or directors;

         (e) the Company shall, and shall cause each Subsidiary to (i) maintain its corporate existence, (ii) maintain in full force and effect all bonds, franchises, patents and trademarks, and all governmental licenses, permits and authorizations, in each case which are material to the conduct of its business, (iii) maintain in full force and effect all leases, contracts and other rights, and all non-governmental licenses, permits and authorizations, in each case the loss of which would have a Material Adverse Effect, unless the Company is able to replace the same to the reasonable satisfaction of the Holders within 30 days, and (iv) comply with all applicable laws, orders, regulations and ordinances of all Governmental Authorities, except for such laws, orders, regulations and ordinances the violation of which would not be reasonably likely to have a Material Adverse Effect;

         (f) the Company shall pay or cause to be paid all of the Company's license fees, bonding premiums and related taxes and charges and shall pay or cause to be paid all of the Company's real and personal property taxes, assessments and charges and all of the Company's franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against the Company, or payable by the Company, at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property (except for liens or charges relating to such taxes that are not yet payable), provided that the Company shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof, if the Company establishes adequate reserves to cover such contested taxes, assessments or charges;

         (g) the Company shall, as soon as possible, and in any event within five (5) days after the Company learns of any of the following, give written notice to the Holder of:

                  (i) any proceeding(s) being instituted or threatened to be instituted by or against the Company in any federal, state, local or foreign court or before any Governmental Authority in which injunctive relief is requested or in which the amount in controversy exceeds $50,000, and any litigation, proceeding, investigation or claim that relates in any material way to (i) any of the Note Documents, or (ii) the Certificate of Incorporation or By-laws of the Company;

                  (ii) any change in the business, assets or condition, financial or otherwise, of the Company which can reasonably be expected to have a Material Adverse Effect; and

                  (iii) the occurrence of any Event of Default as defined in the documents governing any Senior Debt; and

         (h) the Company shall promptly provide the Holder with copies of all amendments, consent letters, waivers or modifications to, and any material notices or reports provided by any Person to the Company pursuant to the terms of or in connection with, any Note Document or any document governing the Senior Debt, or the Certificate of Incorporation or By-laws of the Company, or by the Company to any such Person.

Events of Default

         If any of the following conditions or events shall occur and be continuing:

                  (1) the Company fails to pay all or any portion of the principal of the Notes when due; or the Company fails to pay any interest on the Notes and such failure continues for more than ten (10) days after such interest becomes due in accordance with the terms hereof; or

                  (2) the Company or the Parent, as the case may be, shall default in the performance of or compliance with any other term of the Note Documents, and such default shall continue for thirty (30) days (or, if such default is susceptible of cure, an additional period of up to thirty (30) days so long as the Company or the Parent, as the case may be, is diligently working to cure or remedy the same); or a default shall occur under any other indebtedness or guaranty of the Company or Parent or under any agreement relating thereto; or

                  (3) any warranty or representation heretofore, now or hereafter made by the Company or the Parent in or pursuant to the Merger Agreement or the Guaranty is untrue or incorrect in any material respect, or any schedule, certificate, statement, report, financial data, notice or other writing furnished at any time to the Majority Stakeholders by the Company or the Parent under or pursuant to the Merger Agreement or the Guaranty, is untrue or incorrect in any material respect on the date as of which made; or

                  (4) the Company or the Parent shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties, or it or its directors shall take any action looking to its dissolution or liquidation; or the Company or the Parent voluntarily or involuntarily dissolves or is dissolved, or its existence terminates or is terminated; or the Company or the Parent becomes insolvent or fails generally to pay its debts as they become due; or

                  (5) within 90 days after the commencement of any action against the Company or the Parent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting its operations or the business stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or within 90 days after the appointment without the consent or acquiescence of the Company or the Parent or of any trustee, receiver or liquidator of it or of all or any substantial part of properties, such appointment shall not have been vacated; or

                  (6) any material portion of the assets of the Company or the Parent is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or

                  (7) the Agent, for the benefit of the Holders, shall cease to have a valid and perfected security interest in or mortgage of any of the collateral or property securing the Notes, subject only to the prior security interest therein or mortgage thereof in favor of the Senior Lender; or

                  (8) the Guaranty or any Security Document shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against any obligor party thereto; the validity or enforceability of any thereof against any Obligor party thereto shall be contested by any Obligor or any Affiliate; or any Obligor or Affiliate shall deny that any Obligor has any further liability or obligation thereunder; or

                  (9) there shall occur a Change of Control (as defined below) of the Parent; or the Parent shall no longer own all of the outstanding capital stock of the Company;

then, and in any such event, (x) if such event is of the type described in paragraph (4) or (5) above, the Notes shall automatically become due and payable, or (y) in any other such event, and at any time thereafter, the Majority Holders by notice to the Company may declare the entire outstanding principal amount of the Notes to be, and the same shall thereupon become, immediately due and payable.

                  As used herein, "Default" shall mean any of the events specified in paragraphs (1) through (9) above, whether or not any requirement for the giving of notice, the lapse of time, or both, or the happening of any other condition, has been satisfied; and "Event of Default" shall mean any of the events specified in paragraphs (1) through (9) above, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  As used herein, "Change of Control" shall mean the occurrence of any of the following events: (i) any person or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (other than TBM Consulting Group, Inc., Colt Services, Inc., J.H. Whitney & Co. and each of their respective Affiliates), together with any Affiliates thereof, shall beneficially own, directly or indirectly, at least 50% of the total voting stock of the Parent; or (ii) all or substantially all of the

Parent's assets are sold as an entirety to any person or related group of persons or there shall be consummated any consolidation or merger of the Parent
(A) in which the Parent is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned Subsidiary of the Parent in which all shares of Common Stock of the Parent outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock of the Parent would be converted into cash, securities or other property, other than (in the case of each of (A) and (B) above) a sale of assets or consolidation or merger of the Parent in which the holders of the Common Stock of the Parent immediately prior to the sale of assets or consolidation or merger have, directly or indirectly, at least a majority of the common stock of the transferee or continuing or surviving corporation immediately after such sale of assets or consolidation or merger.

                  No remedy granted under the Note Documents or otherwise available to the Holder is intended to be exclusive of any other available remedy, but each and every remedy shall be cumulative and in addition to every other remedy granted to the Holder under the Note Documents. The Holder may exercise any all remedies concurrently or in any order which the Holder, in its sole discretion, elects.

                  This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

                                         TBM ACQUISITION I, INC.

                                         By:
                                            ----------------------------
                                         Name:
                                         Title:

                                    EXHIBIT B
                           FORM OF GUARANTY AGREEMENT

                  GUARANTY, dated as of February ___, 2000, by TBM Holdings, Inc. (the "Parent"), in favor of Golub Associates Incorporated, as agent (the "Agent") for the benefit of the holders from time to time of the Subordinated Notes hereinafter referred to (the "Noteholders").

                             W I T N E S S E T H:

                  WHEREAS, capitalized terms used in this Guaranty have the meanings given thereto in the Agreement and Plan of Merger, dated as of January ___, 2000, among the Parent, TBM Acquisition I, Inc. (the "Company"), Long Reach Holdings, Inc. ("LRH") and certain shareholders of LRH (the "Merger Agreement");

                  WHEREAS, the Parent is sole holder of all of the capital stock of the Company; and

                  WHEREAS, the Noteholders are unwilling to consummate the transactions contemplated by the Merger Agreement unless the Parent issues this Guaranty;

                  NOW, THEREFORE, in consideration of the premises, the Parent hereby agrees with and for the benefit of the Agent and the Noteholders as follows:

                  1. Guaranty. The Parent hereby unconditionally guarantees to the Agent for the benefit of the Noteholders and their respective successors, endorsees, transferees and assigns, (a) the prompt payment when due of (whether at stated maturity, upon demand, by acceleration or otherwise, including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) or any successor provision thereto or any comparable provision under the laws of any foreign jurisdiction), and the faithful performance of and compliance with, all obligations of the Company now or hereafter existing under the Subordinated Notes (as defined in the Merger Agreement) whether for principal, interest, fees, expenses or otherwise (the "Obligations"), and (b) the prompt and complete payment on demand of any and all out-of-pocket expenses incurred by or on behalf of the Agent or the Noteholders in enforcing any rights under this Guaranty ("Expenses"). The Parent will take all lawful and reasonable steps to assist the Agent and the Noteholders in their efforts to collect the Obligations.

                  2. No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Guaranty, the Parent hereby irrevocably waives all rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights of the Agent or the Noteholders against any other party or against any collateral security or guaranty held by the Agent or the Noteholders for the payment of the Obligations hereunder as long as this Guaranty remains in effect. The Parent hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution or exoneration (or any similar right) from or against any other person which may have arisen in connection with this Guaranty.

                  3. Guaranty Absolute. (a) The liabilities of the Parent under this Guaranty shall be absolute and continuing guaranties of payment and performance (and not merely of collection) and shall in no way be released, limited or affected by: (i) the validity, regularity, or enforceability of the Subordinated Notes, the Security Documents referred to therein or any other agreement or instrument relating to the Obligations; (ii) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to or departure from the Subordinated Notes; (iii) any exchange, release, or non-perfection of any collateral, or any release or amendment or waiver of, or consent to or departure from any other guaranty, securing all or any of the Obligations; or
(iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or the Parent in respect of the Obligations.

         (b) This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or the Noteholders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Parent or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other person, or any substantial part of any of their respective property, or otherwise, all as though such payments had not been made. This provision shall survive any termination of this Guaranty. Neither the Agent nor the Noteholders shall be required (i) to proceed against the Company, or any other person, corporation, or other business entity, or any collateral securing all or any of the Obligations before resorting to the Parent for payment, or (ii) to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Obligations or this Guaranty.

         (c) The Parent shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Parent and without notice to or further assent by the Parent (i) any demand for payment of any of the Obligations hereunder made by or on behalf of the Agent or the Noteholders may be rescinded by or on behalf of the Agent or the Noteholders and any of the Obligations continued, (ii) the obligations, or the liability of the Company or any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by or on behalf of the Agent or the Noteholders, as the Agent or the Noteholders may deem advisable from time to time, (iii) the Subordinated Notes and the Security Documents referred to therein, and any agreement, instrument, schedule, annexure, supplement, collateral security document or guaranty, or other document delivered in connection therewith, may be amended, modified, increased, renewed, extended, supplemented or terminated, in whole or in part, as the Agent or the Noteholders may deem advisable from time to time, and (iv) any collateral security, guaranty or right of offset at any time held by the Agent or the Noteholders for the payment of the obligations may be sold, exchanged, waived, surrendered or released.

         (d) Subject to paragraph 3(b) above, the Parent's obligations under this Guaranty shall terminate one year and one day following the payment, performance and satisfaction in full of all of the Obligations and Expenses.

                  4.       Covenants.

         I. The Parent agrees that, without the prior written consent of the Agent, so long as any amounts are due and owing under the Notes, the Parent will not:

         (a) (i) declare or pay, or set apart any funds for the payment of, any dividends in any fiscal year on any shares of its capital stock ("Shares") of the Parent, (ii) apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or retirement of, or make any distribution, by reduction of capital or otherwise, in respect of any of its Shares or other securities, whether now or hereafter outstanding, except that the Company may make distributions to the Parent in order to satisfy any tax liability of the Parent resulting solely from the operations of the Company any other Subsidiary may from time to time declare and pay dividends to the Parent and; or

         (b) except as provided in the next sentence of this paragraph (b), transfer any cash or property to any Affiliate of the Parent, enter into any contract or transaction with any such Affiliate, or modify any outstanding contract or transaction with any such Affiliate, including without limitation the purchase, lease, sale or exchange of property or the rendering of any service to any such Affiliate. Notwithstanding anything to the contrary contained in this paragraph (b), without the consent of the Agent the Parent may
(i) pay compensation to its full-time employees (whether or not Affiliates) in the ordinary course of business in amounts that are customary for businesses similar to that of the Parent to pay to employees with similar responsibilities,
(ii) pay compensation to any employee hired pursuant to the Consulting Agreement with TBM Consulting, Inc., (iii) pay compensation to TBM Consulting, Inc. pursuant to the Consulting and Management Services Agreement between the Parent and TBM Consulting, Inc., (iv) pay compensation to Colt Services, Inc. ("Colt") pursuant to the Consulting agreement between Colt and the Parent, (v) pay compensation to either Colt or TBM Consulting, Inc. pursuant to the Consulting Agreement among Colt, TBM Consulting, Inc. and the Parent, and (vi) so long as no Default or Event of Default is in existence or would be caused thereby, pay compensation to TBM Consulting, Inc. or to a stockholder or Affiliate of the Parent who is not an employee of the Parent for services rendered in accordance with the provisions of an agreement which is approved by a majority of the disinterested members of the Parent's Board of Directors and is on terms comparable in all material respects to the terms which would prevail in an arm's-length transaction between unaffiliated third parties.

         II.      The Parent agrees that it will:

                  (a) (i) permit one non-voting representative designated by the Majority Stakeholders to attend all meetings of the Board of Directors (or any comparable governing body), and of all committees thereof, of each of the Parent and the Company, (ii) pay the reasonable expenses of such representative in connection with meetings and other activities of such Boards of Directors, committees thereof or other such governing bodies of the Parent and the Company,
(iii) provide to such representative all notices, documents and information furnished to the directors of each of the Parent and the Company, at the same time as furnished to such directors, and (iv) use best efforts to notify such representative of, and permit such representative to participate by telephone in, emergency meetings of the Boards of Directors, committees thereof or other such governing bodies of each of the Parent and the Company, and to provide such representative copies of the minutes of all such meetings promptly after they are held;

         (b) (i) maintain in full force and effect insurance of the types referred to in Section 3.14 of the Merger Agreement which covers at least the same risks as the insurance maintained by LRH immediately prior to its merger into the Company, and which is in amounts equal to or greater than the insurance maintained by LRH at such time, and (ii) cause the Company to maintain in full force and effect directors' and officers' liability insurance for the benefit of LRH's pre-Merger directors, officers and Majority Stakeholders (at the expense of the Majority Stakeholders);

         (c) keep proper books of record and account in which full and true entries will be made of all dealings or transactions relating to the business and affairs of the Parent, and the Parent shall cause to be furnished to the
Agent:

                  (i)   as soon as practicable and in any event within thirty
         (30) days after the end of each month, but only if the same are prepared for internal use by the Parent or for creditors, equity holders or others: (x) unaudited consolidated statements of income, retained earnings and cash flows of the Parent and its consolidated Subsidiaries for such month, and unaudited consolidated balance sheets of the Parent and its consolidated Subsidiaries as of the end of such month, in the forms prepared by the Parent and its consolidated Subsidiaries for their internal use consistent with past practice, and
         (y) in comparative form, figures for the actual results for the corresponding month in the immediately preceding fiscal year) and amounts projected for such month, together with explanations of any material variances;

                  (ii) at the same time furnished to the Senior Lender, a copy of all financial and other information furnished to the Senior Lender; and

                  (iii) as soon as practicable (but in any event not more than five (5) business days after any officer of the Parent obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to a Default or an Event of Default), notice of any and all Defaults and Events of Default hereunder;

         (d) the Agent, or any person designated by the Agent, shall have the right, from time to time hereafter, to call at the place or places of business of the Parent during ordinary business hours (i) to inspect, audit and check any of their books, records, journals, orders, receipts and any correspondence and other data relating to the business of the Parent or to any transactions among the parties to the Note Documents, and (ii) to discuss the affairs, finances and business of the Parent with any of its officers or directors;

         (e) the Parent shall, and shall cause each Subsidiary to (i) maintain its corporate existence, (ii) maintain in full force and effect all bonds, franchises, patents and trademarks, and all governmental licenses, permits and authorizations, in each case which are material to the conduct of its business, (iii) maintain in full force and effect all leases, contracts and other rights, and all non-governmental licenses, permits and authorizations, in each case the loss of which would have a Material Adverse Effect, unless the Parent is able to replace the same to the reasonable satisfaction of the Agent within 30 days, and (iv) comply with all applicable laws, orders, regulations and ordinances of all Governmental Authorities, except for such laws, orders, regulations and ordinances the violation of which would not be reasonably likely to have a Material Adverse Effect;

         (f) the Parent shall pay or cause to be paid all of the Parent's license fees, bonding premiums and related taxes and charges and shall pay or cause to be paid all of the Parent's real and personal property taxes, assessments and charges and all of the Parent's franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against the Parent, or payable by the Parent, at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property (except for liens or charges relating to such taxes that are not yet payable), provided that the Parent shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof, if the Parent establishes adequate reserves to cover such contested taxes, assessments or charges;

         (g) the Parent shall, as soon as possible, and in any event within five (5) days after the Parent learns of any of the following, give written notice to the Agent of:

                  (i) any proceeding(s) being instituted or threatened to be instituted by or against the Parent in any federal, state, local or foreign court or before any Governmental Authority in which injunctive relief is requested or in which the amount in controversy exceeds $50,000, and any litigation, proceeding, investigation or claim that relates in any material way to (i) any of the Note Documents, or (ii) the Certificate of Incorporation or By-laws of the Parent;

                  (ii) any change in the business, assets or condition, financial or otherwise, of the Parent which can reasonably be expected to have a Material Adverse Effect; and

                  (iii) the occurrence of any Event of Default as defined in the documents governing any Senior Debt; and

         (h) the Parent shall promptly provide the Agent with copies of all amendments, consent letters, waivers or modifications to, and any material notices or reports provided by any Person to the Parent pursuant to the terms of or in connection with, any Note Document or any document governing the Senior Debt, or the Certificate of Incorporation or By-laws of the Parent, or by the Parent to any such Person.

                  5. Default. If any Event of Default (as defined in the Subordinated Notes) shall occur, then the Obligations shall at the election of the Agent be deemed immediately due and payable and the Parent's liabilities hereunder shall forthwith become and be immediately due and payable.

                  6. Demands and Notices. The Parent hereby waives demand, presentment, protest, notice of acceptance and all other demands and notices of any description in connection with this Guaranty.

                  7. No Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising, on the part of the Agent or the Noteholders, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                  8. Payments. The Parent hereby guarantees that payments hereunder by the Parent will be paid to the Agent for the benefit of the Noteholders in U.S. Dollars at the Agent's office at 230 Park Avenue, 19th Floor, New York, NY 10169.

                  9. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  10. Rights Limited to Agent and Noteholders. This Guaranty shall not create any right in any person except the Agent and the Noteholders (and their permitted successors and assigns), and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other person.

                  11. Further Assurances. The Parent agrees that at any time and from time to time upon the reasonable written request of the Agent or the Noteholders, the Parent will furnish to the Agent or the Noteholders such information and execute and deliver such further documents and instruments and do such other things as the Agent or the Noteholders may reasonably request in order to preserve the Agent and/or the Noteholders' rights under, and otherwise to effect the purposes of, this Guaranty.

                  12. Integration; Waivers and Amendments; Successors and Assigns; Governing Law. This Guaranty represents the agreement of the Parent with respect to the subject matter hereof and there are no promises or representations relative to the subject matter hereof not reflected in this Guaranty, the Merger Agreement, the Subordinated Notes or the Security Documents referred to therein. None of the terms or provisions of this Guaranty may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Parent and the Agent. This Guaranty shall be binding upon the assigns of the Parent and shall inure to the benefit of the Agent and the Noteholders and their respective successors and assigns. This Guaranty may not be assigned by the Parent without the prior written consent of the Agent and the Noteholders. This Guaranty shall be governed by and be construed and interpreted in accordance with the laws of the State of Connecticut. EACH OF THE AGENT, THE NOTEHOLDERS AND THE PARENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS GUARANTY AND ANY COUNTERCLAIM THEREON.

                  13. Submission to Jurisdiction; Waiver of Jury Trial. The Parent represents that the Parent has no immunity with respect to any action or proceeding brought in connection with this Guaranty, and agrees that any legal or equitable action or proceeding with respect to this Guaranty may be brought in any Federal or State court of competent jurisdiction located in the State of Connecticut and, by execution and delivery of this Guaranty, the Parent accepts for the Parent the jurisdiction of the aforesaid courts and any related appellate court, and irrevocably waives any objection the Parent may now or hereafter have as to the venue of any such action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall affect the right of the Agent or the Noteholders to serve process in any other manner prescribed by law or the right to bring legal or equitable actions or proceedings in other competent jurisdictions. Any judicial proceeding by the Parent against the Agent and/or the Noteholders involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Guaranty shall be brought only in a court located in the State of Connecticut.

                  IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

                                      TBM HOLDINGS, INC.


                                      By:
                                         ------------------------------
                                        Name:
                                         Title:

                                    EXHIBIT C
                          FORM OF EMPLOYMENT AGREEMENT

         AGREEMENT made as of the _____ day of ________________, 2000 (the "Effective Date"), between Long Reach Holdings, Inc., a Delaware corporation (the "Company"), and D. MICHAEL BUCHANAN, an individual (the "Executive").

         1. EMPLOYMENT.

                  (a) The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

                  (b) The Executive represents and warrants to the Company that by entering into and performing the Executive's obligations under this Agreement, the Executive has not breached and will not breach duties or obligations (whether fiduciary, contractual or arising by operation of law or otherwise) owed to any third party, whether in connection with any prior employment or position or otherwise.

         2. TERM. Subject to the provision for termination as hereinafter provided, the Executive's employment by the Company under this Agreement shall commence on the Effective Date and continue for a term of two years from the date hereof (such period or earlier terminated pursuant to Section 7, the "Employment Period").

         3. POSITION AND DUTIES. The Executive shall initially serve as President of the Company and shall have such responsibilities, duties and authority as are consistent with this position and as may, from time to time, be assigned to the Executive by the Vice President of Operations of TBM Holdings, Inc. (the "VP Ops"). The Executive shall devote all of his customary working time and efforts to the business and affairs of the Company; provided, however, if the Company significantly reduces the weekly business time required by the Executive, the Executive will have the right to engage in consulting services for businesses that are not competitive with the business then being carried on by the Company. The Executive shall perform faithfully the duties which may be assigned to him from time to time by the VP Ops and shall use his best efforts and skills to promote the Company's business and shall follow, at all times during the course of his employment hereunder, prudent and ethical business practices. The Executive acknowledges that his duties, responsibilities and title may change following the date hereof; provided, however, that duties and responsibilities will in all cases be "executive level" responsibilities. During the continuance of the Executive's employment hereunder the Executive shall comply with all reasonable requests and directions from time to time given to the Executive by the VP Ops and with all rules and regulations from time to time promulgated by the Company concerning employees.

         4. PLACE OF PERFORMANCE. In connection with the Executive's employment by the Company, the Executive shall be based at the principal operating location of the Company, which is currently located at 12300 Amelia Drive, Houston, Texas, or at a new principal office of the Company that is no more than 50 miles from such office, except for reasonably required travel on the Company's business.

         5. COMPENSATION AND REIMBURSEMENT OF EXPENSES.

                  (a)   Compensation.

                        (i) For all services rendered by the Executive during his employment under this Agreement, the Company shall pay the Executive as compensation a base salary of $188,000 per year, payable in installments on the Company's regular payroll dates. All taxes and governmentally required withholdings shall be deducted in conformity with applicable laws.

                        (ii) The Executive shall have four (4) weeks paid vacation in addition to all established state and federal holidays observed by the Company. The vacation shall be taken at such time as shall be mutually convenient to the VP Ops and the Executive.

                  (b) Reimbursement of Expenses. The Company shall pay or reimburse the Executive during his employment under this Agreement for all reasonable documented out-of-pocket travel expenses and other reasonable and customary expenses incurred by the Executive in performing his obligations under this Agreement.

         6. PARTICIPATION IN BENEFIT PLANS. The Executive shall be eligible to receive during the Employment Period, such benefits as are generally provided to executive officers of the Company, as determined from time to time by the Board of Directors of the Company.

         7. CERTAIN TERMINATION EVENTS.

                  (a) Termination. Upon the occurrence of an event of termination (as hereinafter defined) during the Employment Period, except as set forth in Section 7(c) below, the Employment Period shall terminate and all obligations of the parties hereunder shall cease except those which survive termination as specifically set forth herein. As used in this Agreement, an "event of termination" shall mean and include any one or more of the following:

                        (i) the termination by the Company of the Executive's employment hereunder without Cause (as defined below) upon thirty (30) days' prior written notice; or

                        (ii) the Executive's disability (as defined below), death or resignation from the Company's employ; or.

                        (iii) the Executive's employment is terminated for Cause.

                  (b)   Definitions: For purposes of this Agreement:

                        (i) the term "Cause " means (i) the Executive pleads guilty or no contest to or is convicted of any felony or any other criminal offense (other than routine traffic violations) that (A) requires the Executive to be incarcerated or (B) in the judgment of the Board of Directors of the Company, involves dishonesty or moral turpitude; or

                        (ii) the Executive commits an act of fraud, theft, larceny or embezzlement (including the unauthorized use or disclosure of confidential or proprietary information of the Company or its subsidiaries) or the Executive intentionally engages in conduct demonstrably injurious to the Company or any of its subsidiaries or demonstrably tending to bring the Company or any of its subsidiaries or direct or indirect shareholders into disrepute; or

                        (iii) the Executive breaches any representation or warranty set forth in Section 1 of this Agreement; or

                        (iv) the Executive willfully fails to perform the duties and responsibilities which have been reasonably assigned to him in accordance with this Agreement, other than failure resulting from the Executive's death or disability; provided that the Executive fails to correct such breach within ten days after the Executive's receipt of written notice from the Company of such breach; or

                        (v) the Executive breaches any material term of this Agreement and (if such breach may be corrected) fails to correct such breach within ten days after the Executive's receipt of written notice from the Company of such breach;

then, and in each such case, the Company shall have the right to give notice of termination effective immediately and this Agreement (other than the provisions of Sections 8, 9 and 15 hereof) shall terminate on the date of such notice without any further obligation hereunder on the part of the Company.

                        (vi) the term "disability" shall have the meaning set forth in any duly adopted long term disability plan maintained by the Company or, if no such plan is maintained, shall mean the inability of the Executive to perform his duties under this Agreement for three consecutive months or for 180 days in any twelve-month period due to physical or mental illness or incapacity that requires the regular attention of a physician as determined in the written opinion of a qualified physician selected by the Board of Directors of the Company in good faith. Executive shall be entitled to any benefits under such disability plan in accordance with the terms of such plan.

                  (c) Payments. Upon the occurrence of an event of termination under clause (i) of Section 7(a), the Company shall pay the Executive, as severance pay or liquidated damages or both, on a monthly basis in arrears, the Executive's monthly base salary for the remainder of the Employment Period and continue to provide the benefits provided pursuant to Section 6 for such period.

         8. DUTIES UPON TERMINATION.

                  (a) The Executive agrees that he will, upon termination of his employment hereunder for any reason whatsoever, deliver to the Company any and all records, forms, contracts, memoranda, work papers, lists of names or other customer data and any other articles or papers which have come into his possession by reason of his employment with the Company or which he holds for the Company, irrespective of whether or not any of said items were prepared by him, and he shall not retain memoranda or copies of any said items.

                  (b) After any termination of the Executive's employment hereunder, the Executive shall not at any time thereafter represent himself as being in any way connected with or interested in the business of or employed by the Company or any of its subsidiaries, or use for trade or other purposes the name of the Company or of its subsidiaries or any name capable of confusion therewith.

                  (c) Upon the termination of the Executive's employment for whatever reason the Executive shall immediately be deemed to have resigned from all directorships, if any, and offices the Executive holds in the Company or any of its subsidiaries and affiliates and any directorships held at the request of or on behalf of the Company or any of its subsidiaries. For purposes of this
Section 8(c), "affiliate" shall mean any person controlled by or under direct or indirect common control with the Company.

         9. RESTRICTIONS.

                  (a)   Non-Competition and Non-Solicitation.

                        (i) During the Employment Period and for a period of twelve months thereafter, the Executive shall not directly or indirectly:

                              (A)   encourage or solicit any officer or employee
of the Company or any of its subsidiaries to leave the employ of any such entity or have such officer or employee; or

                              (B)  interfere with or otherwise disrupt (1) the
relationships between the Company and its subsidiaries, on the one hand, and any client or customer of the Company and its subsidiaries, on the other hand, including any insured party, or (2) the supply to the Company and its subsidiaries of any services by any supplier or agent or broker who during the period of twelve (12) months immediately preceding the Executive's termination shall have supplied services to the Company or any of its subsidiaries, nor will the Executive interfere with the terms on which such supply or agency or brokering services during such period as aforesaid have been made or provided or cause any such supplier, agent or broker to discontinue its relationship with the Company and its subsidiaries; or

                        (ii) If the Executive is terminated for without Cause, during the remainder of the Employment Period the Executive will not entice or solicit away from the Company or any of its subsidiaries the business of any person, firm or company who during the period of twelve (12) months preceding the date of the Executive's termination was a client of the Company.

                        (iii) If the Executive resigns from his employment with the Company or is terminated for Cause, then during a period equaling the shorter of the remainder of Employment Period or a period of twelve (12) months, the Executive will not entice or solicit away from the Company or any of its subsidiaries the business of any person, firm or company who during the period of twelve (12) months preceding the date of the Executive's termination was a client of the Company.

                        (iv) As used in this Section 9 "client" shall include any third party with whom the Company or any of its subsidiaries was during the said period in negotiation in respect of the sale of product or provision of services by the Company or any of its subsidiaries or to whom the Company or any of its subsidiaries had (during the said period) made or been requested to make a bona fide offer to sell a product or provide such services.

                        (v) While the restrictions set forth in this Section 9 are considered by both parties to be reasonable in all the circumstances it is recognized that restrictions of the nature in question may fail for reasons unforeseen and accordingly it is hereby declared and agreed that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company and its subsidiaries but would be valid if part of the wording thereof were deleted and/or the periods (if any) thereof reduced and/or the area dealt with thereby reduced in scope then said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

                        (vi)  The limitations on the Executive set forth in this
Section 9 shall also apply to any agent or other representative acting in his or her capacity as an agent or representative of the Executive.

                        (vii) Nothing contained in this Section 9 shall limit in any manner any additional obligations to which the Executive may be bound pursuant to any other agreement or any applicable law, rule or regulation.

                  (b)   Proprietary Rights; Confidentiality.

                        (i) The Executive agrees that the products of the Company and its subsidiaries shall constitute the exclusive property of the Company and its subsidiaries. The Executive hereby assigns to the Company and its subsidiaries all of the Executive's right, title and interest, if any, pertaining to the products developed or improved upon by the Executive while employed by the Company, including any patent, trademark, trade name, copyright or other right that may pertain thereto. As used herein, "products" shall include prospective products under development during the Executive's employment with the Company.

                        (ii) For the avoidance of doubt, all trademarks, trade names, service marks, designs, utility models, copyrights, know-how and confidential information, applications for registration of any of the foregoing and the right to apply for them in any part of the world (whether any of the foregoing shall be registered or unregistered) created or discovered or participated in or contributed to by the Executive during the course of his employment with the Company or under the instructions of the Company shall be the absolute property of the Company.

                        (iii) The Executive recognizes and acknowledges that, by reason of his employment with the Subsidiary, he may have acquired, and will acquire, information of a proprietary, confidential, or secret nature regarding the Company and its subsidiaries and their respective businesses and operations, including but not limited to, information concerning trade secrets, know-how, software, data processing systems, inventions, designs, processes, formulae, notations, improvements, financial information, business plans, prospects, referral sources, lists of suppliers and customers and other information with respect to the affairs, business, clients, customers, agents or other business relationships of the Company and its subsidiaries (the "Confidential Information"). The Executive shall hold in a fiduciary capacity for the benefit of the Company, all Confidential Information relating to the Company and any of its subsidiaries and their respective businesses which shall have been obtained by the Executive during his employment by the Company. The Executive agrees that he will not, during or after his employment with the Company, disclose the Confidential Information, or any part thereof, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, the provisions of this Section 9(b)(iii) shall not apply to Confidential Information which (a) becomes or is generally available to the public (other than by acts of the Executive or his representatives); (b) becomes known to the Executive on a non-confidential basis from a source other than the Company or any of its subsidiaries, provided that such source is not bound by a confidentiality agreement with or other obligation of secrecy to the Company or any of its subsidiaries; or (c) the Executive is required to disclose in a judicial, administrative or governmental proceeding (any such proceeding, a "Legal Proceeding"). In the event the Executive is required to disclose Confidential Information in a Legal Proceeding, the Executive shall provide the Company with prompt notice of such request so that the Company may timely seek an appropriate protective order or waive compliance with this Section 9(b)(iii).

                  (c) Remedies. The Executive acknowledges that the Company and its subsidiaries will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if the Executive breaches his obligations under this Section 9. Accordingly, the Executive agrees that the Company and its subsidiaries will be entitled, in addition to any other available remedies, to obtain injunctive relief against any breach or prospective breach by the Executive of his obligations under this Section 9 in any Federal or Connecticut state court. The Executive hereby submits to the exclusive jurisdiction of all those courts, regardless of where the Executive may be resident, for the purposes of any actions or proceedings instituted by the Company or any subsidiary to obtain that injunctive relief, and the Executive agrees that process in any or all of those actions or proceedings may be served by registered mail, addressed to the last address of the Executive known to the Company, or in any other manner authorized by law.

         10. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto with respect to its subject matter and, upon effectiveness of this Agreement, replaces and supersedes any prior agreements either written or oral.

         11. GENERAL PROVISIONS.

                  (a) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of the Executive and Company and their respective permitted successors and assigns.

                  (b) Legal Counsel. The parties hereto acknowledge that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice in connection with the drafting, negotiation and execution of this Agreement.

                  (c) Rights and Remedies Cumulative. No right or remedy herein conferred upon the Company is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or implementation of any other appropriate right or remedy.

                  (d) Survival. The respective rights and obligations of the parties under Section 8. Section 9, Section 10 and Section 15 shall survive any termination of the Executive's employment hereunder for any reason to the extent necessary to the intended provision of such rights and the intended performance of such obligations.

         12. SUCCESSORS AND ASSIGNS.

                  (a) Assignment by the Company. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, reference herein to the Company shall be deemed to include its successors and assigns.

                  (b) Assignment by Executive. The Executive may not assign this Agreement in whole or in part.

         13. BENEFICIARIES. This Agreement shall be for the express benefit of the Company (including its successors and assigns) and the Executive only.

         14. SEVERABILITY. In the event any provision of this Agreement or any part thereof is held invalid, such invalidity shall not affect any remaining part of such provision or any other provision, and to this end, the provisions of this Agreement are intended to be and shall be deemed severable.

         15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT.

         16. NOTICES. Notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered, if delivered personally, or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, and when received if delivered otherwise, addressed as set forth in the signature pages to this Agreement or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change shall be effective only upon receipt.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and Executive has signed this Agreement, all as of the day and year first above written.


LONG REACH HOLDINGS, INC.



By: _____________________________________

Name: ___________________________________

Title: ____________________________________

Notice Address:     136 Main Street
                    Westport, CT  06880
                    Attention:  Chief Executive Officer




_________________________________________
D. Michael Buchanan

Notice Address:

                                    EXHIBIT D
                             FORM OF LEASE AGREEMENT

         AGREEMENT OF LEASE made as of the ___ day of ______________, 2000, between LITTLE ROCK, LLC, with an address at _______________ Little Rock, Arkansas ("Landlord") and TBM Acquisition I, Inc. (d/b/a LONG REACH HOLDINGS, INC.), a Delaware corporation with an address at 136 Main Street, Westport, Connecticut 06880 ("Tenant").

                               W I T N E S S E T H

         Terms not otherwise defined herein shall have the meaning given to them in the Merger Agreement among TBM Holdings, Inc., TBM Acquisition I, Inc. and Long Reach Holdings, Inc., among others (the "Merger Agreement"). Landlord and Tenant, for themselves and their respective successors and assigns, hereby covenant and agree as follows:

                                    ARTICLE 1
                           Demise; Premises; Term; Use

         1.01 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the "Demised Premises" (as hereinafter defined), subject to an easement hereby reserved in favor of Landlord in, over and through the Demised Premises for access purposes and in connection with Landlord's rights and obligations under this Lease, use of such easement not to unreasonably interfere with Tenant's operations. The Demised Premises consist of the land described in Exhibit A attached to this Lease and incorporated herein ("Land"), and the building and improvements on the Land (collectively, "Building"), located at 3700 Old Shackleford Road, Little Rock, Arkansas.

         1.02 The term of this Lease shall commence on the Effective Time of the Merger Agreement ("Commencement Date"), and shall terminate on the day immediately preceding the second anniversary of the Commencement Date ("Expiration Date"), or shall end on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the provisions of this Lease or pursuant to law. Notwithstanding anything to the contrary contained herein, provided Tenant is not in default under this Lease, Tenant may terminate this Lease at any time upon 120 days' prior written notice. All rent under this Lease shall be apportioned as of the Expiration Date.

         1.03 Tenant shall use and occupy the Demised Premises solely for the manufacture of construction and excavation equipment and machinery substantially similar to that being manufactured at the Demised Premises on the date hereof, and for no other purpose, without first obtaining Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed).

         1.04 Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, which would in any way (a) violate any laws, ordinances or requirements of public authorities or any covenants or agreement to which the Demised Premises are subject, (b) make void or voidable any fire or liability or other insurance policy then in force with respect to the Demised Premises, (c) make unobtainable from reputable insurance companies authorized to do business in the State of Arkansas at standard rates any casualty insurance or liability, boiler or other insurance that Landlord or Tenant may carry, (d) constitute a public or private nuisance, or (e) constitute a breach or Event of Default (as hereinafter defined) under this Lease.

         1.05 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises and/or Building. Tenant shall conduct its business at the Demised Premises at all times in a professional and businesslike manner consistent with all reputable business standards and practices.

         1.06 Tenant's use of the systems and equipment in the Building (including, without limitation, the electrical, HVAC, plumbing and heating systems) shall not exceed the recommended mechanical or electrical loads of such Building equipment or systems.

         1.07 Tenant acknowledges that it has inspected the Demised Premises and accepts them in their "AS IS" condition on the Commencement Date. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any promises or representations regarding the Demised Premises or the use or occupancy thereof upon which Tenant is relying in entering into this Lease. Tenant acknowledges that there are no agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements with respect to the Demised Premises except as specifically provided for in this Lease.

                                    ARTICLE 2
                                      Rent

         2.01 For the first eighteen months of this Lease, Tenant shall pay to Landlord as rent for the Demised Premises ("Net Rent") the aggregate amount of ONE and 50/100 Dollars ($1.50), and thereafter for the remaining six months of the term at the rate of TEN THOUSAND and 00/100 DOLLARS ($10,000) per month. The Net Rent shall be paid in advance, without demand, on the first day of each calendar month, as applicable, and shall be paid at Landlord's address set forth above or at such other address as Landlord may designate by notice.

         2.02 In addition to Net Rent, all other amounts which Tenant is or becomes obligated to pay Landlord hereunder shall be deemed additional rent and, unless otherwise provided herein, shall be paid within ten days after demand by Landlord. All amounts payable by Tenant to Landlord pursuant to this Lease shall be paid without any deduction, recoupment, set-off or counterclaim.

         2.03 If Tenant shall fail to pay any Net Rent or additional rent within fifteen days after the due date thereof, the late payment shall be subject to a late charge of three percent (3%) of the overdue amount.

         2.04 It is the purpose and intent of Landlord and Tenant that the Net Rent shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Net Rent specified herein in each year during the term of this Lease, and that all operating costs, expenses and obligations of every kind and nature whatsoever, relating to the Demised Premises which may arise or become due during or out of the term of this Lease shall be paid by Tenant, except as otherwise set forth in this Lease.

                                    ARTICLE 3
                       Insurance; Nonliability; Indemnity

         3.01 (a) During the term of this Lease, Tenant, at its sole cost and expense, shall keep the Demised Premises insured for the benefit of Landlord and any mortgagee of Landlord against loss or damage by (i) fire and other risks set forth in insurance policies of "all risk of physical loss" insurance, including difference in conditions insurance (inclusive of earthquake and flood coverage, to the extent same is in effect on the date hereof), and (ii) boiler and machinery insurance with "comprehensive" coverage, which policies of insurance shall be in an amount at least equal to one hundred percent (100%) of the current replacement cost of the Demised Premises (per loss, exclusively available to the Demised Premises), which replacement cost shall be determined annually by Tenant's insurer and which as of the Commencement Date be no less than $5,000,000.

                  (b) The insurance required in (a) above shall: (i) be on a "replacement cost" claim recovery basis; (ii) include "contingent liability" coverage for the value of the undamaged building portion, actual demolition costs and increased costs of construction in the event of a governmentally mandated demolition following a casualty; (iii) permit a waiver of subrogation as contained in this Lease, the existence of which will not affect otherwise available insurance recovery; (iv) not contain a deductible provision without Landlord's prior written consent; and (v) satisfy any coinsurance requirements under the applicable policy.

         3.02 Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant and such other party or parties as may be designated by Landlord as named insureds as their interests may appear, shall maintain: (a) standard Comprehensive General Commercial Liability Insurance covering the Demised Premises on an occurrence basis with minimum limits of liability in an amount of not less than $2,000,000 combined single limit, with a contractual liability endorsement covering Tenant's indemnity obligations under this Lease, and with respect to damage to property including water damage and sprinkler leakage legal liability arising out of any one occurrence, which insurance shall contain products/completed operations coverage and which insurance shall be primary (and any insurance maintained by Landlord or any other additional insureds hereunder shall be excess and noncontributory); (b) rent insurance against loss of rent due to any risk included in the policies required to be maintained under Subsection 3.01(a), for the Net Rent and additional rent payable under this Lease, with respect to each loss; (c) workers' compensation insurance as required by statute, and employer's liability insurance in the amount of at least $500,000 per occurrence; and (d) such other insurance, and in such greater amounts as may from time to time be reasonably required by Landlord against the same and/or other insurable hazards which at the time are commonly insured against in the case of premises similarly situated and utilized.

         3.03 All insurance provided for in this Article shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of Arkansas, are well rated by national rating organizations, and have been approved in writing by Landlord, which approval shall not be unreasonably withheld. On or before the occupancy of any part of the Demised Premises, and thereafter not less than 30 days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, or any other Article of this Lease, originals of the policies bearing notations evidencing the payment of premiums or accompanied by other evidence reasonably satisfactory to Landlord of such payments, shall be delivered by Tenant to Landlord and certificates showing Landlord and others designated by Landlord as additional insureds (and similarly with respect to leasehold improvements). All such policies shall contain a provision to the effect that the same will be nonalterable and noncancellable except upon 30 days written notice to Landlord and the holder of any mortgage on the Demised Premises. Landlord and Tenant waive their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers indemnity from its insurance carrier and waive all rights of subrogation of their respective insurers. Any insurance policy procured by a party with respect to the Demised Premises or its property therein which does not name the other party as an additional insured shall contain a waiver of subrogation as contained in this Lease, the existence of which will not affect otherwise available insurance recovery. All public liability and property damage policies shall contain a severability of interest clause.

         3.04 If at any time during the term of this Lease, Landlord shall request that the amount of insurance provided by Tenant, as required by this Article, be increased on the ground that such coverage is inadequate properly to protect the interest of Landlord, or if Landlord shall require other insurance pursuant to subsection 3.02(c), and Tenant shall refuse to comply with any such request or requirement, the dispute shall be submitted to arbitration as provided in Article 18 hereof. Tenant shall thereafter carry the amount, and such kind, of insurance as determined by such arbitration to be adequate and required, but in no event shall the amount of insurance be less than the amount specified in Sections 3.01 and 3.02.

         3.05 Landlord shall have the right, at its expense, to maintain any additional insurance with respect to the Demised Premises not required under this Article.

         3.06 Tenant waives all claims against Landlord or its employees or agents for any injury or damage to persons or property resulting from any occurrence in or about the Demised Premises, including, without limitation, fire, explosion, falling debris, steam, gas, electricity, water, rain or snow or any other casualty, or leaks from any part of the Demised Premises, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of any nature whatsoever, unless arising out of the gross negligence of Landlord or its agents, employees or contractors. Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of any such losses; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

         3.07 Tenant will indemnify against, and hold Landlord and Landlord's employees and agents harmless from, any and all demands, claims, causes of action, proceedings, fines, penalties, damages, losses, liabilities, judgments, orders, decrees, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees and disbursements) incurred in connection with or arising materially from: (a) the use or occupancy of the Demised Premises by Tenant or any person claiming under Tenant; (b) any activity, work or thing done, or permitted or suffered by Tenant on or about the Demised Premises; (c) any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, customers or visitors of Tenant or any such person; (d) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, customers or visitors of Tenant or any such person of any term, covenant or provision of this Lease or of law or any legal requirements or requirements of governmental authorities; or (e) (except for loss of use of all or any portion of the Demised Premises or Tenant's property located within the Demised Premises which is proximately caused by or results proximately from the gross negligence of Landlord or Landlord's employees or agents), any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, customers, visitors or any other person entering upon or about the Demised Premises. If any action or proceeding is brought against Landlord or Landlord's employees or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in ARTICLE 20 (whether or not such matters shall have been theretofore approved by Landlord) by Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, customers or visitors of Tenant or any such person. Landlord acknowledges that it or its Affiliates (as defined in the Merger Agreement) remains liable for the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" arising at or with respect to the Demised Premises at all times prior to the date hereof.

         3.08 Tenant shall give Landlord notice in case of fire or accidents in the Demised Premises, which notice shall be given promptly after Tenant becomes aware of any such event.

         3.09 Tenant agrees to look solely to Landlord's estate and interest in the Demised Premises for the satisfaction of any right or remedy of Tenant or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord under this Lease, and no other property or assets of Landlord shall be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises, or any other liability of Landlord to Tenant hereunder.

         3.10 In any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the prevailing party. A party shall be considered the prevailing party if:

                  (a) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial, or judgment;

                  (b) the other party withdraws its action without substantially obtaining the relief it sought; or

                  (c) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

                                    ARTICLE 4
                         Maintenance; Repairs; Services

         4.01 Throughout the term of this Lease, Tenant, at its sole cost and expense, will take good care of the Demised Premises and will keep the same in good working order, repair and condition (which condition shall also be safe, clean and sanitary and generally will be maintained in the condition as of the date hereof, ordinary wear and tear excepted), and make all necessary repairs thereto (which repairs shall include necessary replacements and capital expenditures and compliance with laws). Landlord, at its expense, shall make all necessary repairs to the (a) roof, exterior walls, foundation and other structural elements of the Building; (b) parking areas, driveways and sidewalks on the Land; and (c) to the pipes, conduits and utilities serving the Building up to the perimeter of the Building, provided the cost of such repairs is fully covered by insurance proceeds from coverage maintained by Tenant as contemplated by ARTICLE 3 hereof. Landlord shall make such repairs promptly after receiving reasonable notice from Tenant of the necessity for such repairs, provided that any damage shall not have been caused as a result of ordinary wear and tear or by any act or omission of, or violation of this lease by, Tenant or any other occupant of the Demised Premises, or any of their employees, agents, invitees or contractors (in which cases Tenant shall be obligated to make the necessary repairs in accordance with the first sentence of this Section 4.01). When used in this Article 4, the term "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments. No repairs will be required to be made by Landlord or Tenant to a standard higher than pertains with respect to the Demised Premises as of the Commencement Date (after reasonable allowance for ordinary wear and tear) or as required by law.

         4.02 The necessity for and adequacy of repairs to the Demised Premises pursuant to Section 4.01 hereof shall be measured by the standard which is appropriate for buildings of similar construction and class and use, provided that neither Landlord nor Tenant shall have an obligation to repair or maintain the Demised Premises in any condition superior to that which pertains with respect to the Demised Premises as of the Commencement Date (after reasonable allowance for ordinary wear and tear) or as required by law.

         4.03 Tenant shall put, keep and maintain all portions of the Demised Premises and the sidewalks, curbs, parking areas and passageways adjoining the same in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions.

         4.04 Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Demised Premises, except as set forth above. Tenant shall pay all charges for electricity (including, without limitation, for HVAC), gas, fuel oil, water, telephones, sanitary sewer and any other utilities used by it in connection with the Demised Premises. Tenant, at its expense, shall supply its own requirements for heat, hot water, air-conditioning, cleaning, refuse removal and any other services required with respect to the Demised Premises.

         4.05 With respect to the maintenance and operation of the Demised Premises, Tenant shall comply with all applicable governmental laws, ordinances, rules and regulations.

         4.06 In case any dispute shall arise at any time between Landlord and Tenant as to the standard of care and maintenance of the Demised Premises, such dispute shall be determined by arbitration as provided in Article 18 hereof.

         4.07 If Tenant shall fail to make repairs in accordance with its obligations hereunder, Landlord shall have the right, at its option, after Landlord shall have given to Tenant ten days' notice (except in case of an emergency), to make such repairs on behalf and for the account of Tenant, to enter upon the Demised Premises for such purposes, and

Tenant shall pay the cost thereof as additional rent within ten days after demand by Landlord.

                                    ARTICLE 5
               Changes and Alterations; Ownership of Improvements

         5.01 Tenant shall have the right at any time and from time to time during the term of this Lease, whether at the commencement of the term hereof or at any time thereafter, to make, at its sole cost and expense, changes and alterations in or of the Demised Premises, subject, however, in all cases to the following:

                  (a) No change or alteration which is (i) non-interior, (ii) structural, (iii) affects the mechanical, electrical, plumbing or HVAC systems of the Demised Premises, or (iv) involves an estimated cost of more than $25,000, shall be made without the prior written consent of Landlord (which approval shall not be unreasonably withheld or delayed).

                  (b) Landlord reserves the right to impose reasonable requirements as a condition of any such consent, including, without limitation, payment by Tenant of Landlord's reasonable costs and expenses in connection with evaluating, monitoring or otherwise responding to any such request by or on behalf of Tenant.

                  (c) No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Landlord shall join in the application for such permits or authorizations whenever such action is necessary.

                  (d) Any change or alteration requiring Landlord's consent under subsection (a) above shall be conducted under the supervision of an architect and/or engineer selected by Tenant and approved in writing by Landlord (which approval shall not be unreasonably withheld), and no such change or alteration shall be made except in accordance with detailed plans and specifications and cost estimates prepared and approved in writing by Landlord (which approval shall not be unreasonably withheld).

                  (e) Any change or alteration shall, when completed, be of such a character as not to reduce the value of the Demised Premises below its value immediately before such change or alteration.

                  (f) Any change or alteration shall be made promptly (unavoidable delays excepted) and in a good and workmanlike manner, with materials that are new, high quality and free of material defects, and in compliance with all applicable permits and authorizations and building and zoning laws and ordinances and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, or any other body hereafter exercising functions similar to those of any of the foregoing, and strictly in compliance with the detailed plans and specifications approved by Landlord.

                  (g) The cost of any such change or alteration shall be paid in cash or its equivalent, so that the Demised Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to Tenant.

                  (h) Worker's compensation insurance in statutory limits covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Demised Premises, and general liability insurance for the mutual benefit of Tenant and Landlord in such limits as Landlord may reasonably require, shall be maintained by Tenant at Tenant's sole cost and expense at all times when any work is in process in connection with any change or alteration. All such insurance shall be in a company or companies of recognized responsibility, and all policies or certificates therefor issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered to Landlord.

         5.02 All alterations, installations, additions or improvements upon the Demised Premises made by any party prior to or during the term of this Lease shall, at the expiration of the term hereof, become the property of Landlord and be surrendered with said premises as part thereof at the end of the term, unless Landlord shall give Tenant notice to remove any of same, in which event Tenant shall remove same prior to the expiration of the term.

         5.03 At or before the Expiration Date, or the date of any earlier termination of this Lease, Tenant at its expense, shall remove from the Demised Premises all of Tenant's property and shall repair any damage to the Demised Premises resulting from such removal. Any other items of Tenant's property which shall remain in the Demised Premises after the Expiration Date or after a period of 15 days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained as Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit at Tenant's expense.

         5.04 (a) Tenant, at its expense, shall procure promptly the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's work which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens in connection with Tenant's work, repairs or installations, including but not limited to the liens of any conditional sale of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Demised Premises and against all cost, attorneys' fees, fines, expenses and liabilities reasonably incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant shall pay in full for all materials, fixtures, equipment and other articles prior to installation in the Demised Premises.

                  (b) Tenant, at its expense, shall procure the satisfaction or discharge, by bonding or otherwise, of all such liens within 30 days of the filing of such lien against the Demised Premises. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien, by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with Interest thereon from the respective dates of Landlord's making of the payment or incurring the cost and expenses shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant on demand.

                                    ARTICLE 6

                           [INTENTIONALLY LEFT BLANK]

                                    ARTICLE 7
                            Assignment and Subletting

         Except with respect to any security interest required by the Senior Debt, neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered, hypothecated, or otherwise transferred by Tenant, Tenant's legal representative or successors in interest by operation of law or otherwise, and neither the Demised Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied or permitted to be used or occupied by anyone other than Tenant (all of the foregoing are hereinafter collectively referred to as "Transfers" and any party to whom or which any Transfer is made or sought to be made is hereinafter referred to as a "Transferee"), or for any purpose other than as permitted by this Lease without the prior written consent of Landlord in each case, which consent may be withheld, conditioned or delayed in Landlord's sole discretion; provided, however, no consent shall be required for a Transfer to an Affiliate. Any Transfer made without complying with this ARTICLE shall, at Landlord's option, be null, void and of no effect (which shall not be in limitation of Landlord's other remedies).

         For purposes of this Lease, the term "Transfer" shall also include each of the following, whether accomplished directly or indirectly: (i) the dissolution, merger, consolidation or other reorganization of Tenant; (ii) the sale or other transfer of more than a cumulative aggregate of 50% of the voting shares of Tenant or the effective transfer of the power to direct the policies and management of Tenant; and (iii) the sale, mortgage, hypothecation or pledge of more than a cumulative aggregate of 50% of Tenant's net assets.

                                    ARTICLE 8
                             Damage and Destruction

         8.01 If the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty, Landlord shall, subject to Section 8.03 hereof and any requirements of any mortgagee(s) and such mortgagee(s)' right to control, apply or withhold the applicable insurance proceeds, if any, repair the damage and restore and rebuild the Demised Premises as nearly as may be reasonably practicable to its condition and character immediately prior to such damage or destruction, with reasonable diligence, after notice to it of the damage or destruction; provided that Landlord shall not be obligated to expend upon such repair or restoration any amount in excess of the net insurance proceeds received by Landlord pursuant to insurance maintained under Article 3 and provided that Landlord's obligations shall be subject to then applicable zoning and planning regulations and no part of such proceeds shall be applied to restore or repair Tenant's property. Landlord shall not be liable in any way for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business or property resulting in any way from such casualty, damage or the repair thereof.

         8.02 If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable, from the date of such damage or destruction to the date the damage shall be substantially repaired or restored. Should Tenant reoccupy a portion of the Demised Premises during the period that the repair or restoration is in progress and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy to the date the Demised Premises are made tenantable.

         8.03 Landlord and Tenant shall each have the option of terminating this Lease and the term and estate hereby granted upon the occurrence of either of the following events: (1) if Landlord estimates that renovation of the Demised Premises shall exceed the shorter of (a) 180 days (60 days in the event of a casualty within the last six months of the term) from the date of the damage, or
(b) the unexpired term of this Lease, or (2) the Building is rendered untenantable by fire or other casualty and Landlord elects not to repair or restore the same. Either party shall exercise such termination option by notifying the other party in writing of such termination within 45 days of the date of the damage. Tenant agrees that Landlord's obligation to restore, and the abatement of rent provided for hereunder, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable law to terminate this Lease by reason of such damage except as provided herein.

         8.04 In the event that a notice of termination shall be given pursuant to Section 8.03, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the rent due and to become due hereunder shall be apportioned as of such date if not earlier abated pursuant to Section 8.01.

         8.05 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises pursuant to this Article Landlord shall use diligent efforts to effect any required repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy.

         8.06 Landlord shall not carry insurance of any kind on Tenant's property, and shall not be obligated to repair any damage thereto or replace the same.

         8.07 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law to the contrary, now or hereafter in force, shall have no application in such case.

         8.08 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises by fire or other cause, by reason of some action or inaction on the part of the Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant's rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

                                    ARTICLE 9
                                 EMINENT DOMAIN

         9.01 In the event that the Demised Premises or any part thereof shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand for a period in excess of the shorter of (i) one year, and (ii) the balance of the term remaining under this Lease, Landlord shall be entitled to collect from any condemnor the entire award or awards that may be made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant, to be paid out as in this Article provided and except as provided in Section
9.04 hereof. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

         9.02 (a) At any time during the term of this Lease if title to 20% or more of the Land shall be taken in condemnation proceedings or by the exercise of any right to eminent domain or by agreement between Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, Landlord or Tenant shall have the right to terminate this Lease by written notice to the other party within 30 days after the taking. In the event a notice of termination shall be given pursuant to the immediately-preceding sentence, this Lease shall terminate and expire on the date of such taking, and the Net Rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

                   (b) At any time during the term of this Lease if title to the Building or 40% or more of the Land shall be taken in condemnation proceedings or by the exercise of any right to eminent domain or by agreement between Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, this Lease shall terminate and expire on the date of such taking and the Net Rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

         9.03 If this Lease does not terminate under Section 9.02, this Lease shall continue in full force and effect, and the Net Rent apportioned to the part taken shall be prorated and adjusted as of the date of taking, and from such date the Net Rent and additional rent shall be reduced to the amount apportioned to the remainder of the Demised Premises.

         9.04 Notwithstanding the foregoing provisions of this Article and subject to the interest of any mortgagee of Landlord, Tenant shall be entitled separately to appear, claim, prove and receive in the proceedings relating to any such taking such portion of each award made therein as represents the then value of Tenant's property, if any, and/or the costs of relocating, if any are granted, provided any such award is separately payable to Tenant and the same does not reduce Landlord's or any mortgagee's award.

         9.05 In the event of any such taking which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining part of the Demised Premises to substantially the same condition as it was in immediately prior to such taking to the extent that the same may be feasible, so as to constitute a tenantable Demised Premises, provided that Landlord's liability under this Section shall be limited to the net amount received by Landlord from the award arising out of such taking.

                                   ARTICLE 10
                               Access to Premises

         Landlord and its authorized representatives shall have the right to enter upon the Demised Premised during all regular business hours for the purpose of inspecting the same or exhibiting the same to prospective purchasers, mortgagees and tenants. Landlord and its authorized representatives shall also have the right to enter upon the Demised Premises during all regular business hours (and in emergencies at all times) for the purpose of making any repairs thereto as Landlord may deem necessary; and in connection therewith, Landlord shall have the right to bring and store materials, tools and equipment, without the same constituting an actual or constructive eviction of Tenant from the Demised Premises or any part thereof. All entries by Landlord and its representatives (except in case of emergency) shall be upon reasonable prior notice to Tenant, which notice may be by means of personal or telephonic communication or by ordinary mail. Any such entry by Landlord shall be conducted in a manner designed to minimize interference with the conduct of Tenant's business.

                                   ARTICLE 11
                 Subordination; Attornment; Estoppel Certificate

         11.01 Provided Tenant receives a so-called non-disturbance agreement from the Lender (and further provided that furnishing such non-disturbance agreement shall not be a condition to Tenant's subordination if Tenant is in default hereunder), this Lease and all of Tenant's rights hereunder are and shall be subject and subordinate at all times to all mortgages, deeds of trust, ground leases or any other method of financing or refinancing, in any amount, and all advances thereon, which may now or hereafter be placed against or affect any or all of the Demised Premises by Landlord, and to all renewals, modifications, consolidations, replacements and extensions thereof. The aforesaid provisions shall be self operative and no further instrument of subordination shall be necessary unless required by any such mortgagee or other lender, in which case Tenant shall execute, acknowledge and deliver any requested subordination agreement within 10 days after request. If any foreclosure or power of sale proceedings are initiated by any mortgagee(s) or a deed in lieu is granted, Tenant agrees, upon written request of any such mortgagee(s) or any purchaser at such sale, to attorn and pay Net Rent and other amounts payable hereunder to such party and to execute and deliver any instruments necessary or appropriate to effectuate such attornment. Tenant agrees to give any mortgagee(s) by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing of the name and address of any such mortgagee(s). Tenant further agrees that if Landlord has failed to cure any such default within the time permitted Landlord for cure under this Lease, any such mortgagee(s) whose address has been so provided to Tenant shall have an additional period of thirty days in which to cure (or such additional time as may be required due to causes beyond such mortgagee's control, including time to obtain possession of the Demised Premises by power of sale or judicial action).

        11.02 Within ten days after request, Tenant shall execute and deliver to Landlord or to any party designated by Landlord a so-called "estoppel certificate", in the form submitted by Landlord to Tenant, whereby Tenant represents and certifies as to such various facts and matters relating to this Lease as Landlord may reasonably request.

                                   ARTICLE 12
                                     Default

        12.01 The following are "Events of Default": (a) Tenant fails to pay when due any Net Rent; or Tenant fails to pay when due any additional rent or other sums or charges reserved hereunder and such default continues for five days after written notice from Landlord;

                (b)  Tenant vacates or abandons the Demised Premises;

                (c) This Lease or the Demised Premises or any part of the Demised Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subjected to any attachment by any creditor of Tenant or claimant against Tenant, and such attachment is not discharged within 30 days after its levy;

                (d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or is dissolved, or makes an assignment for the benefit of creditors;

                (e) Involuntary proceedings under any such bankruptcy laws or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of Tenant's property, and such proceeding is not dismissed or such receivership or trusteeship is not vacated within 90 days after such institution or appoint;

                (f) Tenant admits its insolvency or its inability to pay its debts as they come due; or

                (g) Tenant fails to observe or perform any term or condition of this :Lease (other than the payment of amounts as described in clause (a) above) unless such failure is cured, if susceptible to cure, within the time specified herein or within a reasonable time (and in any event no later than forty-five
(45) days after written notice thereof is given by Landlord to Tenant).

                Failure by Tenant to comply with the same term or condition of this Lease on three occasions during any twelve month period shall, at Landlord's discretion, constitute an incurable Event of Default.

                12.02 If any one or more Events of Default set forth in Section
12.01 above occurs, then Landlord may elect the alternatives set forth in subsections (a) or (b) below as follows (which remedies are distinct, separate and cumulative with and in addition to any other right or remedy allowed under any law or other provision of this Lease):

                (a) Give Tenant written notice of its intention to terminate all of Tenant's rights under this Lease on the date of such notice or on any later date specified in such notice, and, on the date specified in such notice, Tenant's right to possession of the

Demised Premises will cease and this Lease will be terminated (except as to Tenant's obligations under the Lease which shall continue), as if the expiration of the term fixed in such notice were the end of the term of this Lease. In such event, Landlord may recover from Tenant (i) any unpaid Net Rent and other amounts payable hereunder, (ii) the amount by which any unpaid Net Rent and other amounts payable hereunder which would have accrued after the termination date during the balance of the term of this Lease exceeds the reasonable rental value of the Demised Premises under substantially equivalent terms to those of this Lease (after deduction of all reasonable costs of reletting), and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease. Landlord will be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable under this Lease if this Lease had not been terminated and Landlord will be entitled to receive such damages from Tenant on each such day; or

                (b) (1) Without demand or notice, re-enter and take possession of the Demised Premises or any part of the Demised Premises; and repossess the Demised Premises as of Landlord's former estate; and expel Tenant from the Demised Premises and those claiming through or under Tenant; and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions (and if applicable law permits, and Landlord shall not have expressly terminated this Lease in writing, any such action shall be deemed a termination of Tenant's right of possession only). If Landlord elects to re-enter, as provided in this subsection (b) or if Landlord takes possession of the Demised Premises pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, re-let the Demised Premises or any part of the Demised Premises, in Landlord's or Tenant's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such terms and conditions (which may include, without limitation, concessions of free rent, and the alteration and repair of the Demised Premises) as Landlord, in its reasonable discretion, may determine. Landlord reserves the right following any such re-entry or re-letting, or both, to exercise its right to terminate this Lease by giving Tenant such written notice, and, in that event the Lease will terminate as specified in such notice. (2) If Landlord elects to take possession of the Demised Premises according to this subsection (b) without terminating the Lease, Tenant will pay Landlord (i) the rent and other sums which would be payable under this Lease if such repossession had not occurred, less (ii) the net proceeds, if any, of any re-letting of the Demised Premises after deducting all of Landlord's reasonable expenses incurred in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling, repair costs, and expenses of preparation for such re-letting. If, in connection with any reletting, the new lease term extends beyond the existing term or the Demised Premises covered by such re-letting include areas which are not part of the Demised Premises, a fair apportionment of the rent received from such re-letting and the expenses incurred in connection with such re-letting will be made in determining the net proceeds received from such re-letting. In addition, in determining the net proceeds from such re-letting, any rent concessions will be apportioned over the term of the new lease. Tenant will pay such amounts to Landlord monthly on the days on which the rent and all other amounts owing under this Lease would have been payable if possession had not been retaken and Landlord will be entitled to receive the rent and other amounts from Tenant on each such day.

        12.03 Landlord shall at all times have the right without prior demand or notice except as required by applicable law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond in connection therewith, and (ii) sue for and collect any unpaid Net Rent or other amounts payable hereunder which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable law, upon the occurrence of any Event of Default, Landlord may terminate this Lease or Tenant's right to possession of the Demised Premises and accelerate and declare that all Net Rent and other amounts payable hereunder reserved for the remainder of the term of this :Lease shall be immediately due and payable, provided that such amounts shall be discounted to the then present value at 6% per annum in accordance with accepted financial practice, and Landlord, after receiving payment of same from Tenant, shall be obligated to turn over to Tenant any actual net reletting proceeds thereafter received during the remainder of the term of this Lease, up to the amount so received from Tenant pursuant to this provision. Any failure by Landlord to mitigate its damages shall only reduce the amounts otherwise payable by Tenant to Landlord hereunder and shall not give rise to a claim by Tenant against Landlord for damages.

        12.04 The parties waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant created hereby, Tenant's use or occupancy of the Demised Premises, or any claim for injury or damage. Tenant hereby irrevocably waives any right otherwise available under any applicable law to redeem or reinstate this Lease or Tenant's right to possession after this Lease or Tenant's right to possession is terminated based on an Event of Default.

        12.05 Tenant shall pay, as additional rent, a service charge of $200 for bookkeeping and administrative expenses, if any portion of rent is not received when due. Any amounts payable hereunder not paid when due shall accrue interest from the due date at the rate of 12% per annum until payment is received by Landlord. If Tenant fails to perform any obligation under this Lease, Landlord shall have the right (but not the duty) to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional rent, for all expenses incurred by Landlord in performing such obligation together with interest thereon at 12% per annum from the date such expenses were incurred.

                                   ARTICLE 13
                                 Quiet Enjoyment

        Tenant, upon performing and observing all of the terms, covenants and condition of this Lease on Tenant's part to be performed and observed, shall peaceably and quietly have and enjoy the Demised Premises during the term of this Lease, free of interference from Landlord or any party claiming through or under Landlord.

                                   ARTICLE 14
                              Surrender of Premises

        Upon the expiration or sooner termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises, broom clean, in as good condition and repair as Tenant is required to maintain the same throughout the term of this Lease, together with all keys. All leasehold improvements and other fixtures, whether installed by Tenant or Landlord, shall be Landlord's property and shall remain, all without compensation, allowance or credit to Tenant and as though conclusively conveyed by Tenant to Landlord as if by bill of sale, including, without limitation, all electrical, mechanical, HVAC, plumbing and other utility systems, connections and appliances and all installed cranes, except those cranes which Tenant re-installs and uses at another location owned by Tenant. If Tenant shall fail to remove any of Tenant's property at the Demised Premises, such property shall, at the option of Landlord, either be deemed abandoned and become the exclusive property of Landlord, or Landlord shall have the right to remove and dispose of such property in accordance with
ARTICLE 5, at the expense of Tenant, and hold Tenant responsible for any and all net charges and expenses incurred by Landlord therefor.

                                   ARTICLE 15
                                  Holding Over

        Should Tenant remain in possession of the Demised Premises after the expiration of the term hereof without the execution of a new lease, such holding over, in the absence of a written agreement to the contrary, shall be deemed to have created and be construed to be a tenancy at sufferance terminable immediately at any time by Landlord, at a monthly Net Rent equal to $20,000, subject to all the other terms, covenants and conditions of this Lease, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable laws.

                                   ARTICLE 16
                                    No Waiver

        The failure of Landlord or Tenant to insist upon the strict performance of any provision of this Lease, or the failure of Landlord or Tenant to exercise any right, option or remedy hereby reserved shall not be construed as a waiver for the future of any such provision, right, option or remedy or as a waiver of a subsequent breach thereof. The consent or approval by Landlord of any act by Tenant requiring Landlord's consent or approval shall not be construed to waive or render unnecessary the requirement for Landlord's consent or approval of any subsequent similar act by Tenant. The receipt by Landlord of rent or other charges or sums with knowledge of a breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing signed by the party to be charged. No payment by Tenant or receipt by Landlord of a lesser amount than the rents, charges and other sums hereby reserved shall be deemed to be other than on account of the earliest rents, charges and other sums then unpaid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment by Tenant be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rents, charges and other sums due, or Landlord may pursue any other remedy in this Lease provided or by law permitted.

                                   ARTICLE 17
                                     Notices

        Except as otherwise provided in this Lease, every notice, demand, consent, approval, request or other communication which may be or is required to be given under this Lease or by law shall be in writing and shall be sent either by United States Certified Mail, postage prepaid, return receipt requested, or by Federal Express or another nationally recognized overnight courier service, and shall be addressed or delivered, as set forth in the Merger Agreement. Every notice or other communication hereunder shall be deemed to have been given as of the second business day following the date of such mailing or dispatch by courier or immediately if personally delivered.

                                   ARTICLE 18
                                   ARBITRATION

        18.01 Landlord and Tenant shall not have been deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically and unequivocally provided for in this Lease and in no other case or cases.

        18.02 Every dispute between the parties which is expressly provided in this Lease to be determined by arbitration shall be resolved in the manner provided in this Article.

        18.03 The party requesting arbitration shall do so by giving notice to that effect to the other party and shall simultaneously request the appointment of a single arbitrator by the American Arbitration Association (or any successor thereto) in accordance with its rules then prevailing, or, if the American Arbitration Association (or such successor organization) shall fail to appoint said arbitrator within sixty (60) days after such request is made, then either party may apply, on notice to the other, to any court having jurisdiction for the appointment of such arbitrator and the other party shall not raise any question as to such court's full power to entertain the application and make the appointment. Each arbitrator appointed pursuant to this Section shall be a disinterested person having at least ten years experience in the State of Arkansas in a calling connected with the dispute.

        18.04 The arbitrator shall render his or her decision and award within 30 days after the final hearing. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be entered on the determination and award made by the arbitrator in any court of competent jurisdiction and may be enforced in accordance with the Laws of the State of Arkansas.

        18.05 If, for any reason whatsoever, the written decision and award of the arbitrator shall not be rendered within the time limit set forth in Section 18.04, either party may apply to any court having jurisdiction, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Lease.

        18.06 The arbitrator shall determine the division, if any, between the parties, of the expenses of the arbitration, including fees to the arbitrators, counsel and witness fees.

                                   ARTICLE 19
                                      Taxes

        19.01 The term "Taxes" shall mean the total of all taxes and special, general, extraordinary or other assessments, sewer rents, water charges, occupancy taxes, school taxes, and other taxes, fees, levies or other impositions of every kind and nature, whether foreseen or unforeseen or charges of any kind or nature levied, assessed, imposed or attributable at any time by any governmental authority (including, without limitation, any town, city, district, county, village, school district or public transportation authority) upon or against or in connection with the Demised Premises, and also any tax, assessment, or charge, levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the Demised Premises, and personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Demised Premises. Notwithstanding the foregoing, Taxes shall not include excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and State income taxes, and other taxes to the extent applicable to Landlord's general or net income. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however, designated, shall be levied against Landlord in substitution in whole or in part for the Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "Taxes" for the purposes of this Article. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the term of this Lease unexpired at the time of the imposition of such assessment, shall be included in Taxes.

        19.02 Tenant shall pay all Taxes directly to the taxing authority on or before the due date of the required payments and shall simultaneously therewith provide evidence thereof to Landlord. Any failure to pay any Taxes in a timely manner shall be deemed a failure to pay rent under this Lease. If Tenant fails to pay any Taxes on or before the due date thereof, Landlord may, but shall not be obligated to, pay such Taxes and notify Tenant of the same. Tenant shall reimburse Landlord for any such payment, as additional rent, within ten (10) days after receipt of any such statement. Taxes payable by Tenant shall be apportioned to the term of this Lease. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Demised Premises (whether based on a sale, change in ownership or refinancing of the Demised Premises or otherwise), increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever.

                                   ARTICLE 20
                                  Miscellaneous

        20.01 This Lease, including the Exhibits and Schedules attached hereto, sets forth the entire agreement between the parties with respect to the Demised Premises. All prior conversations or writings between the parties hereto or their representatives with respect to the Demised Premised are merged herein and extinguished. Tenant has relied on Tenant's inspections, due diligence and investigations in entering into this Lease and not on any representations or warranties made by or on behalf of Landlord concerning the condition or suitability of the Demised Premises for any particular purpose.

        20.02 This Lease shall not be modified except by a writing signed by the party to be charged. The Article captions appearing herein are inserted as a matter of convenience and are not intended to define, construe or describe the scope or intent of any provision of this Lease.

        20.03 If any provision of this Lease or the application thereof to any person or circumstance shall be held void or unenforceable, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void or unenforceable shall not be affected thereby.

        20.04 Except as otherwise expressly provided in this Lease, all the terms, covenants conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns.

        20.05 The person or persons executing this Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is a duly incorporated corporation authorized to do business in Arkansas; and that the person or persons executing this Lease on behalf of Tenant is an officer or are officers of such Tenant, and that he or they as such officers are duly authorized to execute, acknowledge and deliver this Lease to Landlord.

        20.06 This Lease may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

        20.07 This Lease shall be governed and controlled by the law of the State of Arkansas.

        20.08 IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING AND RESOLUTION OF ANY DISPUTE, EACH OF LANDLORD AND TENANT HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER AND ANY RIGHTS TO A TRIAL BY JURY UNDER ANY STATUTE, RULE OF LAW OR PUBLIC POLICY IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS LEASE.

        20.09 Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant in connection with the Demised Premises without the prior written consent of Landlord (which consent shall not unreasonably be withheld or delayed).

        20.10 If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to claims for damages of any kind, unless such failure shall have continued for a period of thirty days after written notice thereof by Tenant to Landlord or such additional time as may be required due to force majeure. Except in case of emergency, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set off, or abate any amount otherwise payable hereunder.

        20.11 In case Landlord or any successor owner of the Demised Premises shall convey or otherwise dispose of any portion thereof to another party (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord. Tenant shall attorn to such party, and Landlord or such successor owner shall, from and after the date of conveyance , be free of all liabilities and obligations hereunder.

        20.12 Tenant shall be responsible for compliance with all requirements of the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and the regulations and guidelines promulgated thereunder.

        20.13 For purposes hereof, "Hazardous Material" means any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, State or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a material safety data sheet issued by the manufacturer thereof. All actions relating in any manner whatsoever (except in case of emergency) to Hazardous Material in connection with the Demised Premises shall require and be subject to delivery of prior written notice to Landlord. If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Demised Premises, or their employees, agents or contractors, on or about the Demised Premises, Tenant shall immediately inform Landlord and shall be responsible for all remediation thereof in compliance with applicable law at Tenant's expense.

        IN WITNESS WHEREOF, the parties hereto have executed or caused this Lease to be executed as of the day and year first above written.


                                        Landlord:
                                        LITTLE ROCK, LLC


                                        By:
                                           -------------------------------
                                            Name:
                                            Title:


                                        Tenant:
                                        TBM ACQUISITION I, INC.



                                        By:
                                           -------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT E

                            Terms of Escrow Agreement

- Refundable deposit of $500,000 contributed to Escrow by March 1, 2000 if Closing has not occurred to extend Closing Date to April 15, 2000.

-    Deposit will be held in an interest bearing account.

- After March 1, the Parent and the Company will proceed expeditiously and in good faith towards consummating the Merger.

-    After March 1, if Seller learns of breach pursuant to Section 7.1(a), (b),
     (c), (d), (e), (k), (m) or (r) it has the right to notify Parent and Company.

- Upon notice, Parent has three (3) business days to notify Seller if it elects to proceed. Parent shall notify Escrow Agent if it has elected to terminate. Upon notification, deposit plus interest shall be returned to Company.

- After March 31, 2000, Parent and Company cannot terminate Merger Agreement pursuant to Section 7.1(q) (Bank Financing) and if Parent or Company does terminate because it does not have bank financing, the deposit plus interest will be forfeited to the Seller.

- Unless both parties to the Escrow agree to continuation, unless sooner terminated, the Escrow will terminate on April 15, 2000 and the deposit plus interest will be (i) returned to Company if the Agreement has terminated as a result of a failure of the conditions contained in Section
     7.1 (other than clause (q)); or (ii) paid to Seller if the Agreement has been terminated as a result of the Parent's or the Company's failure of the conditions contained in Section 7.2 or Parent's or the Company's failure after March 31, 2000 to close the transactions contemplated hereunder even though all Closing conditions under Section 7.1 (other than Section 7.1(q)) have been satisfied or waived by the Parent or the Company.